UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Berkshire Hills Bancorp, Inc.

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Berkshire Hills Bancorp[SM]

Life is exciting. Let us help.

2018 PROXY STATEMENT

& Notice of Annual Meeting of Shareholders

60
State Street
BOSTON, MA

A RESPONSIBLE & DIVERSE CULTURE

Staff Stats

2,042 Employees

64% Female Employees

Helping Hands

100% employee volunteer rate

Xtraordinary Day of Service

75 projects completed

40,000+ hours of service

Sustainable Successes

since 2015

AMEB GREEN℠

64% increase in eStatement usage

18% reduction in paper usage

37 sustainability projects

75% of paper products from sustainable forests

Charitable Contributions

$2M annually to **516** organizations

BerkshireBank FOUNDATION™

Small Business

Top 100 most active **SBA 7(a) lenders in the US**

Ranked 17th nationally in number of loans

Top SBA Lender for Veterans in MA & CT

#1 SBA Lender

Western MA • Capital District NY
Central NY • Vermont
Connecticut

April 6, 2018
Dear Berkshire Hills Bancorp Shareholder:
It is our pleasure to invite you to attend the 2018 Annual Meeting of Shareholders, which will be held at:
Berkshire Plaza Hotel
One West Street
Pittsfield, Massachusetts 01201
Thursday, May 17, 2018
10:00 a.m., local time
Please see the Notice of Annual Meeting on the next page for more information about our admission procedures.
We urge you to vote your proxy online, or by telephone, or by completing and returning a proxy card by mail as soon as possible, even if you plan to attend the Annual Meeting.
Your vote is important to us. Thank you for your attention to the enclosed materials, and for your continued support of our company.
Michael P. Daly, Chief Executive Officer
William J. Ryan, Chairman of the Board of Directors

Notice of Annual Meeting
of Shareholders
Notice of 2018 Annual Meeting of Shareholders of Berkshire Hills Bancorp, Inc.
When: Thursday, May 17, 2018 10 a.m. local time	Where: Berkshire Plaza Hotel One West Street Pittsfield, MA 01201	Record Date: March 22, 2018
We are holding this meeting for the following purposes:
1.
To elect as directors the nominees named in the Proxy Statement each to serve a one-year term or until their successors are duly elected and qualified;

2.
To amend Berkshire’s Certificate of Incorporation to increase the Company’s authorized common stock from 50 million to 100 million shares;

3.
To amend Berkshire’s Certificate of Incorporation to increase the Company’s authorized preferred stock from 1 million to 2 million shares;

4.
To approve the Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan;

5.
To provide an advisory vote on executive compensation practices;

6.
To ratify the appointment of the Company’s independent registered public accounting firm for fiscal year 2018; and

7.
To transact any other Company business that may properly come before the meeting.

The Board of Directors unanimously recommends that you vote “FOR” each of the proposed director nominees and “FOR” the proposals to be presented at the annual meeting.
Shareholders of record at the close of business on March 22, 2018, are entitled to vote at the meeting, either in person or by proxy. There are several ways to vote. You can vote your shares online, by telephone, by regular mail or in person at the annual meeting. To access your proxy materials and vote online, please visit www.proxyvote.com and follow the instructions. The notice previously provided to you contains the necessary codes required to vote online. If you wish to vote by telephone, please call 1-800-690-6903 using a touch-tone phone and follow the prompted instructions. You may also vote by mail by requesting a paper proxy card using the instructions provided to you in the notice. Finally, you may vote in person at the annual meeting, even if you have previously submitted a proxy.
Whatever method you choose, please vote in advance of the meeting to ensure that your shares will be voted as you direct.
Boston, Massachusetts
April 6, 2018
By order of the Board of Directors
Wm. Gordon Prescott, Corporate Secretary
Admission Procedures
The meeting is open to shareholders of Berkshire Hills Bancorp, Inc. Everyone attending the meeting should bring a photo ID. If your shares are registered in the name of a bank, broker, or other holder of record, please also bring documentation of your stock ownership as of March 22, 2018 (such as a brokerage statement).
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2018:
The Notice of Annual Meeting, 2018 Proxy Statement, and Annual Report to Shareholders for fiscal 2017 are each available at www.proxyvote.com.
BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Proxy Summary	2
Proposal 1 — Election of Directors	9
Information Regarding Directors and Director Nominees	10
Corporate Governance	19
Director Compensation	28
Proposal 2 — Amendment to Berkshire’s Certificate of Incorporation to Increase the Company’s Authorized Common Stock from 50 Million to 100 Million Shares	30
Proposal 3 — Amendment to Berkshire’s Certificate of Incorporation to Increase the Company’s Authorized Preferred Stock from 1 Million to 2 Million Shares	32
Proposal 4 — Approval of the Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan	34
Proposal 5 — Advisory (Non-Binding) Vote on Executive Compensation	43
Compensation Discussion and Analysis	44
Compensation Committee Report	73
Executive Compensation	74
Summary Compensation and Other Tables	74
Proposal 6 — Ratification of the Appointment of the Independent Registered Public Accounting Firm	83
Audit Committee Report	85
Additional Information	87
Stock Ownership	87
Information About Voting	89
Other Information Relating to Directors and Executive Officers	92
Submission of Business Proposals and Shareholder Nominations	94
Shareholder Communications	94
Miscellaneous	95
Other Matters	95
Appendix A	A-1
Summary of and Reconciliation of Certain Non-GAAP Financial Measures	A-1
Appendix B	B-1
Form of Amendments to the Certificate of Incorporation if both Proposal 2 and 3 are Passed	B-1
Appendix C	C-1
Form of Amendment to the Certificate of Incorporation if Proposal 2, and Not Proposal 3, is Passed	C-1
Appendix D	D-1
Form of Amendment to the Certificate of Incorporation if Proposal 3, and Not Proposal 2, is Passed	D-1
Appendix E	E-1
Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan	E-1

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Berkshire Hills Bancorp, Inc.
Proxy Statement
Proxy Summary
This summary gives you an overview of selected information in this year’s proxy. We encourage you to read the entire proxy statement carefully before voting. We have also provided you with the 2017 Summary Annual Report and the 2017 Annual Report on SEC Form 10-K.
Annual Meeting of Shareholders
Time and Date: 10:00 a.m. local time, Thursday, May 17, 2018
Place: Berkshire Plaza Hotel, One West Street, Pittsfield, Massachusetts 01201
Record Date: Shareholders as of the close of business on March 22, 2018 are entitled to vote
Proposals to be Voted on by Shareholders
Proposal	Board’s Voting Recommendation	Page References (for more information)
1 — Election of Directors	FOR (all nominees)	pp. 9-29
2 — Amendment to Berkshire’s Certificate of Incorporation to Increase the Company’s Authorized Common Stock from 50 Million to 100 Million Shares	FOR	pp. 30-31
3 — Amendment to Berkshire’s Certificate of Incorporation to Increase the Company’s Authorized Preferred Stock from 1 Million to 2 Million Shares	FOR	pp. 32-33
4 — Approval of the Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan	FOR	pp. 34-42
5 — Advisory Vote on Executive Compensation	FOR	pp. 43
6 — Ratification of the Appointment of the Independent Registered Public Accounting Firm	FOR	pp. 83-86
We are providing this proxy statement to you in connection with the solicitation of proxies for the 2018 Annual Meeting of Shareholders and to transact any other business that may properly come before the meeting. In this proxy statement, we also refer to Berkshire Hills Bancorp, Inc. as “Berkshire” or the “Company”. We also refer to its subsidiary, Berkshire Bank, as the “Bank”. We are mailing a notice of the annual meeting to shareholders of record as of March 22, 2018, beginning on April 6, 2018.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Proxy Statement • Proxy Summary
Summary of Proposals for 2018
1 — Election of Directors. This year, Berkshire has 9 (out of 13) directors up for election, each to serve a one-year term if elected. The Company’s Board of Directors has nominated Messrs. Bossidy, Brunelle, Curley, Daly, Mahoney, Murphy, Ryan, Templeton and Ms. Massad for election in 2018.
2 — Amendment of Berkshire’s Certificate of Incorporation to Increase the Company’s Authorized Common Stock from 50 Million to 100 Million Shares. Berkshire’s Certificate of Incorporation authorizes 50 million shares of common stock, of which 45,360,369 shares are outstanding. An increase to 100 million shares of authorized common stock increases our flexibility to issue common stock in a variety of circumstances.
3 — Amendment of Berkshire’s Certificate of Incorporation to Increase the Company’s Authorized Preferred Stock from 1 Million to 2 Million Shares. Berkshire’s Certificate of Incorporation authorizes 1 million shares of preferred stock, of which 522,000 shares are outstanding. An increase to 2 million shares of authorized preferred stock increases our flexibility to issue such stock in a variety of circumstances.
4 — Approval of the Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan. There are a limited number of shares remaining under Berkshire’s current equity plan. Approval of the 2018 Equity Incentive Plan will give the Company the flexibility it needs to continue to attract, motivate and retain highly qualified officers, employees and directors by offering a competitive compensation program that is linked to the performance of our common stock.
5 — Advisory Vote on Executive Compensation. This advisory vote is for the approval of the Company’s Named Executive Officer compensation as set forth within this proxy statement. Berkshire strives to promote shareholder value and sound risk management by aligning executive pay and company performance.
6 — Ratification of Independent Registered Public Accounting Firm. This advisory vote ratifies the selection of Crowe Horwath LLP (“Crowe”) as the Company’s independent registered public accounting firm for fiscal year 2018.
Corporate Governance Highlights
Our commitment to good corporate governance is illustrated as follows:
Independent Oversight	Shareholder Orientation	Good Governance
Majority independent directors (11 of 13); median tenure of 5 years	Rigorous board and committee self-assessments conducted annually	Diverse board membership (skills, tenure, age); annual director education
Strong and engaged independent chairman of the board	Robust stock-ownership guidelines	Annual evaluation of CEO and senior management and review of succession plans
All key committees are fully independent	Annual shareholder engagement program	Directors attended 99% of all Board and Committee meetings in 2017
Regular executive sessions of independent directors	Majority voting, with director resignation policy for uncontested elections	Risk oversight by full board and committees
Chair of Corporate Governance or Chairman can call special meeting of the Board at any time for any reason	No poison pill in place; annual election of all directors beginning in 2019	Formal ethics code, reporting hotline and ethics training to all employees

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Proxy Statement • Proxy Summary
Shareholder Engagement and Responsiveness
We have an active engagement program that focuses on gathering feedback from the governance teams of our largest institutional shareholders. Based on these ongoing discussions, in the last year we made several enhancements to our governance programs which include:
• Declassified the Board of Directors
• Added a relative total shareholder return (“TSR”) measure to the long-term incentive plan
• Increased disclosure around compensation policies, procedures and decisions
• Increased disclosure relating to the Board of Directors’ composition, recruiting and nominating practices
• Introduced an anti-hedging policy and increased disclosure around our restrictive pledging policy
• Eliminated geographical residency requirement for eligibility to serve on the Board
Since the implementation of  “Say-on-Pay”, we have received support above 90% for our Advisory Vote on Executive Compensation. In 2016 we received 67% of votes in favor of the Company’s executive compensation. In 2017, we improved to 75% of vote in favor, but we continue to strive to improve the shareholder approval. As a result, the Board of Directors has taken action over the past year to further engage shareholders to better understand their views and make enhancements to our compensation and governance practices.
What We Did:

•
Proactively reached out to our largest institutional shareholders, representing 75% of our institutional ownership, to solicit their feedback.

•
Had extensive dialogue with a diverse group of our shareholders during the year and obtained additional feedback from advisors and other knowledgeable third parties.

•
Solicited feedback and answered questions about our executive compensation programs and Board governance practices.

What We Heard and How We Responded:

•
Shareholders were pleased with the changes we made in the last year, particularly the declassified board and increased disclosures.

•
We continued to enhance our proxy statement disclosure this year to include more detail on director qualifications, the board evaluation process, risk management, gender diversity and sustainability.

•
There was general support for the design of the compensation plans. The importance of aligning goals with shareholder returns was reinforced and some of the shareholders desired more disclosure around individual incentive awards.

•
The Compensation Committee changed the long-term incentive plan goals in 2017 to include a relative TSR measure, along with a cumulative core EPS goal. The Committee feels that this combination will drive executive performance that is both favorable to the shareholders and to the Company’s long term strategic plans. We also continued to enhance the disclosures tied to the Compensation Committee’s philosophy and process in determining goals and individual awards.

•
Some shareholders suggested adopting a proxy access provision, majority voting standards, and/or the right to call a special meeting in our bylaws.

•
The Board has had extensive conversations about each of these items and will continue to evaluate potential future action.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Proxy Statement • Proxy Summary
Our Compensation Philosophy
We seek to provide an executive compensation program that is consistent with promoting sound risk management and long-term value creation for our shareholders. The key principles that support our philosophy are:
✓
Attract and retain highly talented executives committed to our success

✓
Pay for performance

✓
Align executive interests with those of our shareholders

✓
Manage risk through oversight and compensation design features and practices

Key Elements of our Compensation Programs
Compensation Mix	Target Mix

•
Direct compensation is made up of base salary, short-term cash incentive (“STI”) and long-term equity incentive (“LTI”)

•
Target mix is 57% performance based for CEO and 47% performance-based for other NEOs

Long-Term/Equity Compensation	LTI Award

•
Awards consist of 50% performance shares and 50% time-based shares

•
Performance shares are earned at the end of a 3-year period based on Company performance

•
Time-based shares are earned proportionally over a 3-year period

Corporate Performance Measures	Performance Measures

•
Performance measures and targets are designed to motivate and reward executives for achieving improved earnings and profitability over the long term, driving total shareholder returns and managing risk

•
Goal setting is aligned with annual and multi-year financial targets

*
For reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures, please see Appendix A.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Proxy Statement • Proxy Summary
Our Compensation Practices and Policies
What We Do:

Pay for Performance: A significant portion of each Named Executive Officer’s annual compensation target is variable and tied to company and individual performance results. The Company uses a mix of performance metrics and our short- and long-term plans provide a balanced timeframe for incentive opportunities.

Link Performance Measures with Strategic Objectives: Performance measures and individual goals for incentive compensation are linked to strategic, operating and financial goals designed to create long-term shareholder value.

Annual Say-on-Pay Vote: We conduct an annual Say-on-Pay advisory vote.
Independent Compensation Consultant: The Compensation Committee engages its own independent compensation consultant to review the Company’s executive compensation program and practices.

Shareholder Engagement: As part of the Company’s shareholder outreach program, members of the Compensation Committee and members of management welcome engagement with shareholders to better understand their perceptions and views on our executive compensation program.

Stock Ownership Guidelines: We have significant stock ownership guidelines requiring our executives and directors to hold substantial equity ownership.

Clawback Policy: The clawback policy allows the Board to recover incentive compensation paid to an executive if the financial results that the awards were based on are materially restated due to fraud, intentional misconduct or gross negligence.

Incentivize Sound Risk Management: Our compensation program includes features intended to discourage employees from taking unnecessary and excessive risks, including balanced performance metrics, emphasis on long-term shareholder value creation, and clawback provisions.

What We Don’t Do:
Gross-ups for Excise Taxes: We do not provide change-in-control tax gross-ups to individuals hired after 2009 (only two legacy agreements are still in place).

Hedging and Pledging: All of our employees and directors are prohibited from engaging in hedging, monetization, derivative or similar transactions with company securities. We also have a policy that discourages pledging of company securities, with very limited exceptions.

Contracts: Our executives, with the exception of the CEO, are all employed “at will” and the relationship may be terminated by the Company or the employee at any time without any severance payments.
Dividends: We do not pay dividends on any restricted stock awards until vested.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Proxy Statement • Proxy Summary
2017 Company Performance
2017 was a transformational year for Berkshire. Our major accomplishments included:

•
Growing revenue by more than 40%

•
Gaining a major position in Worcester, MA — an important regional market

•
Announcing the relocation of the Company’s corporate headquarters to Boston and expanding our team within that market

•
Crossing the $10 billion threshold for total assets

•
Completing our largest acquisition and successfully managing our largest stock offering to date

Our Board of Directors evaluates performance primarily on the basis of non-GAAP core and organic measures. The Company excludes net charges not viewed as related to ongoing operations, as shown in Appendix A. Many of these charges relate to the direct and indirect costs of acquisitions, which are central to Berkshire’s strategy; these costs are viewed as part of the merger investment. In 2017, there was also a significant noncash charge to write-down the deferred tax asset following federal tax reform.
The Board tracks the Company’s performance on GAAP measures but its overall direction to management is to achieve certain core and organic performance targets which the Company views as most critical to shareholder value. The Board does not view GAAP results in many cases as indicative of business performance and value creation. With few exceptions, the equity analysts who cover our Company agree with the Company’s approach to evaluating its performance.
The Board sets budget goals each year which are generally targeted to result in improved shareholder value. The Board also participates with management in directing certain investments in infrastructure and risk management to support the long-term growth strategy which are not immediately accretive to earnings measures. The Board considers conditions and expectations in the banking industry and in the investment community in setting management priorities. The Compensation Committee establishes specific forms of short- and long-term incentive compensation to support the Board’s performance objectives.
In 2017, GAAP earnings and profitability decreased due to merger charges and tax reform. Core results improved, even as the Company withstood a shifting regulatory landscape while also absorbing the increased regulatory costs of crossing $10 billion in assets. In 2017 management performed strongly and in several areas exceeded stretch objectives. The Board strongly believes that performance and pay were well aligned in a year with transformational strategic accomplishments and exceptional management performance.
In 2017, the Company introduced three-year TSR as a major element of the incentive structure. As the chart below shows, in its first year Berkshire performed in the 68th percentile among the regional bank peers. The Company delivered results in 2017 after absorbing growth-related costs in the prior two years which held its stock return modestly below peers. The Board views the three-year total stock return of nearly 50% as a strong investment return.

BHLB Relative TSR
68th
Percentile(1)
42nd
Percentile(1)
1 YEAR (2017)
BHLB TSR: 2%
3 YEARS (2015-2017)
BHLB TSR: 49%

(1)
TSR percentile is based on comparison with 2017 Long Term Incentive comparator index as defined in the CD&A of this proxy.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Proxy Statement • Proxy Summary
2017 Financial Highlights

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Proposal 1:
Election of Directors for a One-Year Term
The Board of Directors has nominated and recommends Paul T. Bossidy, David M. Brunelle, Robert M. Curley, Michael P. Daly, Cornelius D. Mahoney, Pamela A. Massad, Richard J. Murphy, William J. Ryan and D. Jeffrey Templeton for election as directors, to serve until the 2019 Annual Meeting, or until their successors are duly elected and qualified.
Background. The Company’s Board of Directors currently consists of 13 members. Prior to the 2017 annual meeting of shareholders, the Board was divided into three classes, each with three-year staggered terms, with one-third of the directors elected each year. Effective as of last year, the Board members are elected on an annual basis as the term of each class expires. Since shareholders approved the declassification of the Board of Directors at the 2017 Annual Meeting and the 2016 class of directors were elected to a three-year term, the 2019 Annual Meeting will be the first that all board members stand for election on an annual basis. The nominees for election this year are Paul T. Bossidy, David M. Brunelle, Robert M. Curley, Michael P. Daly, Cornelius D. Mahoney, Pamela A. Massad, Richard J. Murphy, William J. Ryan and D. Jeffrey Templeton. All nine of the nominees currently serve on the Board.
Shareholders will vote to elect the above-referenced nominees to hold office for a one-year term. If a nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any of the nominees will be unable to be a candidate for election.
Additional Information. Information regarding the director nominees is set forth below under the heading “— Information Regarding Directors and Director Nominees.”
The affirmative vote of a plurality of the Company’s outstanding common stock present in person or by proxy at the Annual Meeting is required to elect the nominees for directors; provided, however, in the case of an uncontested election of directors, it is the Company’s policy that if a director is elected by a plurality but not a majority of the votes cast for such director, such director must submit his or her resignation to the Board of Directors, which will be subject to review by the Corporate Governance/Nominating Committee of the Board of Directors. The Corporate Governance/Nominating Committee will then make a recommendation to the Board of Directors as to whether to accept or reject the director’s resignation. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of the nominees as directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ITS DIRECTOR NOMINEES.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Information Regarding Directors and Director
Nominees
Information Regarding Directors and Director Nominees
Since our last annual meeting, the Board took actions to engage shareholders, advisors and other knowledgeable third-parties to discuss a number of important topics and better understand their views. We appreciate the honest feedback, open exchange of ideas and opportunity to learn from one another. As a result of those conversations and our own commitment to good governance, the Board made the following governance changes this year:

•
Committee rotation and appointment of new Chairs occurred throughout the year, which included new Audit and Corporate Governance/Nominating Committee Chairs.

•
The Board has implemented the shareholder-approved change to the Company’s Certificate of Incorporation to phase out the classified Board structure so that all directors would stand for election on an annual basis by 2019.

•
Disclosure concerning the composition of the Board has been enhanced, including more information on skill sets, background and our recruiting and nomination process.

•
The Board also maintains a strict anti-hedging policy and restricts the pledging of Company stock as laid out on page 72 of this proxy statement.

•
Eliminated geographical residency requirement for eligibility to serve on the Board.

2018 Nominees for Election to the Board of Directors
PAUL T. BOSSIDY, President and CEO of Patripabre Capital LLC

Mr. Bossidy is President and Chief Executive Officer of Patripabre Capital LLC, in Ridgefield, Connecticut, and provides consulting services to companies in the financial services industry. Mr. Bossidy previously served as President and Chief Executive Officer of Clayton Holdings LLC from 2008 to 2014, when it was acquired by Radian Group, Inc. He also formerly served as Senior Operations Executive at Cerberus Capital Management and has held various executive appointments for General Electric Company, most recently as President and Chief Executive Officer of GE Capital Solutions Group, a diversified global commercial finance company. He is a certified public accountant. Mr. Bossidy has been designated by the Board of Directors as a financial expert under the rules of the Securities and Exchange Commission.

Independent Years of Service: 2 Age: 57 Board Committees: • Audit (chair) • Corporate Governance/ Nominating	Other Directorships: Former Director of Altisource Asset Management Corporation (2012-2017); Former Chair of Altisource Audit Committee (2012-2017) Qualifications, Skills and Experience:
	• Public Company Board • Financial Institution Executive • Business Operations/Strategic Planning • Financial Expertise/Literacy • Risk Management	• Talent Management • Regulated Industry • Corporate Responsibility/Community Leader • Mortgage Industry
Current Term End: 2018 (nominated for re-election)

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Information Regarding Directors and Director
Nominees
DAVID M. BRUNELLE, Co-Founder and Managing Director of North Pointe Wealth Management

Mr. Brunelle is Co-Founder and Managing Director of North Pointe Wealth Management in Worcester, Massachusetts. He has over 20 years of experience in financial services working with businesses, individuals, families and charitable foundations. Mr. Brunelle is a former Director of Commerce Bancshares Corp. and Commerce Bank & Trust Company and served on Commerce’s audit and loan committees. He has also served as trustee or corporator for numerous non-profit entities in and around Worcester, including The Nativity School of Worcester, The Worcester Regional Research Bureau, The Worcester Educational Development Foundation, the UMass/Memorial Foundation, Becker College and the Greater Worcester Community Foundation.

Independent Years of Service: < 1 Age: 47 Board Committees: • Audit • Compliance & Regulatory	Qualifications, Skills and Experience:
	• Public Company Board • Business Operations/Strategic Planning • Financial Expertise/Literacy • Risk Management • Wealth Management/Insurance	• Talent Management • Regulated Industry • Corporate Responsibility/Community Leader • Small Business Owner/Operator
Current Term End: 2018 (nominated for re-election)
ROBERT M. CURLEY, Chairman of the New York Region of Berkshire Bank

Mr. Curley is Chairman of the New York region of Berkshire Bank. He previously served as Chairman and President for Citizens Bank in New York from 2005 to 2009. Prior to joining Citizens, Mr. Curley served at Charter One Bank where he was President for New York and New England. During the period of 1976 to 1999, Mr. Curley was employed by KeyCorp, where he rose to the position of Vice Chairman of KeyBank N.A., and served as President and Chief Executive Officer of four subsidiary banks. Mr. Curley was hired by the Company and the Bank as Chairman of our New York region and appointed as a director of the Company and the Bank in December 2009.

Non-Independent Years of Service: 7 Age: 70 Board Committees: • Risk Management & Capital • Compliance & Regulatory	Qualifications, Skills and Experience:
	• Financial Institution Executive • Business Operations/Strategic Planning • Financial Expertise/Literacy • Risk Management	• Talent Management • Regulated Industry • Corporate Responsibility/Community Leader
Current Term End: 2018 (nominated for re-election)

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Information Regarding Directors and Director
Nominees
MICHAEL P. DALY, President and CEO of Berkshire Hills Bancorp, Inc.

Mr. Daly is President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank. Before these appointments in 2002, Mr. Daly served as Executive Vice President and Senior Loan Officer of the Bank. Previously he served as Senior Vice President of commercial banking, and also previously managed consumer lending and operations. He has been an employee of the Bank since 1986.

Non-Independent Years of Service: 15 Age: 56	Qualifications, Skills and Experience
	• Public Company CEO • Public Company Board • Financial Institution Executive • Business Operations/Strategic Planning • Financial Expertise/Literacy	• Risk Management • Talent Management • Regulated Industry • Corporate Responsibility/ Community Leader
Current Term End: 2018 (nominated for re-election)
CORNELIUS D. MAHONEY, Former Chairman, President and CEO of Woronoco Bancorp, Inc.

Mr. Mahoney is the former Chairman, President and Chief Executive Officer of Woronoco Bancorp, Inc. and Woronoco Savings Bank before their merger with Berkshire in June 2005. He is a former Chairman of America’s Community Bankers and the Massachusetts Bankers Association and a former Director of the Federal Home Loan Bank of Boston. He was a member of the Thrift Institution Advisory Council to the Federal Reserve Board of Governors and is a past Chairman of the Board of Trustees of Westfield State College.

Independent Years of Service: 12 Age: 72 Board Committees: • Compensation • Compliance & Regulatory	Qualifications, Skills and Experience:
	• Public Company CEO • Public Company Board • Financial Institution Executive • Business Operations and Strategic Planning • Financial Expertise/Literacy	• Risk Management • Talent Management • Regulated Industry • Corporate Responsibility/Community Leader
Current Term End: 2018 (nominated for re-election)

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Information Regarding Directors and Director
Nominees
PAMELA A. MASSAD, ESQ., Of Counsel with Fletcher Tilton PC

Ms. Massad has been Of Counsel with Fletcher Tilton PC since April 2001. She has over 30 years of experience as a practicing attorney, concentrating her practice in the areas of banking and finance, secured lending, corporate and real estate law, and is a member of the Worcester and Massachusetts Bar Associations. Ms. Massad is a former Director of Commerce Bancshares Corp. and Commerce Bank & Trust Company and served on Commerce’s loan, compliance and compensation committees. Ms. Massad currently serves as a director of the Hanover Theatre and as a trustee of the Nativity School of Worcester. Additionally, Ms. Massad serves as a director for many well-known Massachusetts businesses including Diamond Chevrolet, Inc. and Diamond Auto Group, Pie Co. Realty, Inc. and Table Talk Pies, Inc.

Independent Years of Service: < 1 Age: 62 Board Committees: • Risk & Capital • Compliance & Regulatory	Qualifications, Skills and Experience:
	• Public Company Board • Business Operations/Strategic Planning • Financial Expertise/Literacy • Risk Management • Legal Expertise	• Talent Management • Corporate Responsibility/Community Leader • Mortgage Industry • Real Estate/Leasing
Current Term End: 2018 (nominated for re-election)
RICHARD J. MURPHY, Chief Operating Officer and Executive Vice President of Tri-City ValleyCats

Mr. Murphy is Chief Operating Officer and Executive Vice President of the Tri-City ValleyCats minor league baseball team, a Class-A affiliate of the Houston Astros based in Troy, New York. He previously served as Chairman of the New York-Penn League Schedule Committee and is a current member of the Board of Directors for Minor League Baseball’s Baseball Internet Rights Corporation.

Independent Years of Service: 3 Age: 55 Board Committees: • Audit • Compliance & Regulatory (Chair)	Qualifications, Skills and Experience:
	• Business Operations/Strategic Planning • Financial Expertise/Literacy • Marketing/PR	• Talent Management • Small Business Owner/Operator • Corporate Responsibility/Community Leader
Current Term End: 2018 (nominated for re-election)

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Information Regarding Directors and Director
Nominees
WILLIAM J. RYAN, Chairman of the Board of Directors of Berkshire Hills Bancorp, Inc.

Mr. Ryan is the Chairman of the Board of Directors of the Company. Mr. Ryan previously served as Chairman of the Board and Chief Executive Officer of Banknorth from 1985 through 2005 and then subsequently Chairman of the Board and Chief Executive Officer of TD Banknorth from 2005-2007.
Other Directorships: Former director of Anthem, Inc. (2001-2017); former Chairman of the Board (2011-2015) and director (2011-2016) of Unum Group.

Independent Chairman Years of Service: 3 Age: 74 Board Committees: • Compensation • Corporate Governance/ Nominating (Chair)	Qualifications, Skills and Experience:
	• Public Company CEO • Public Company Board • Financial Institution Executive • Business Operations/Strategic Planning • Financial Expertise/Literacy	• Risk Management • Talent Management • Regulated Industry • Corporate Responsibility/Community Leader
Current Term End: 2018 (nominated for re-election)
D. JEFFREY TEMPLETON, Owner and President of The Mosher Company, Inc.

Mr. Templeton is the owner and President of The Mosher Company, Inc., located in Chicopee, Massachusetts, a manufacturer of buffing and polishing compounds, abrasive slurries and a distributor of related grinding, polishing and lapping machinery. Mr. Templeton is a former director of Woronoco Bancorp.

Independent Years of Service: 12 Age: 76 Board Committees: • Compensation • Corporate Governance/ Nominating	Qualifications, Skills and Experience:
	• Public Company Board • Business Operations/Strategic Planning • Financial Expertise/Literacy	• Talent Management • Small Business Owner/Operator • Corporate Responsibility/Community Leader
Current Term End: 2018 (nominated for re-election)

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Information Regarding Directors and Director
Nominees
Directors with Terms Ending in 2019
JOHN B. DAVIES, Agent Emeritus with Massachusetts Mutual Life Insurance

Mr. Davies is a former Executive Vice President of Massachusetts Mutual Life Insurance and is currently an Agent Emeritus with Massachusetts Mutual, providing high net worth counseling with a focus on tax efficiency and intergenerational transfers of wealth. Mr. Davies currently serves on the Westfield State University Foundation Board. Mr. Davies is a former director of Woronoco Bancorp.

Independent Years of Service: 12 Age: 68 Board Committees: • Compensation (Chair) • Corporate Governance/ Nominating	Qualifications, Skills and Experience:
	• Public Company Board • Financial Institution Executive • Business Operations/Strategic Planning • Financial Expertise/Literacy	• Regulated Industry • Wealth Management/Insurance • Talent Management • Corporate Responsibility/Community Leader
Current Term End: 2019 Annual Meeting
J. WILLIAR DUNLAEVY, Former Chairman and CEO of Legacy Bancorp, Inc.

Mr. Dunlaevy is the former Chief Executive Officer and Chairman of the Board of Legacy Bancorp, Inc. and Legacy Banks (collectively, “Legacy”). Mr. Dunlaevy served as the Chief Executive Officer and Chairman of the Board of Legacy from 1996 until their merger with Berkshire in 2011. A community leader, Mr. Dunlaevy currently serves as a director of the Berkshire Bank Foundation, and previously served as Chairman of the Berkshire Taconic Community Foundation. Mr. Dunlaevy has also been a director of the Depositors Insurance Fund, Massachusetts Bankers Association, and Savings Bank Life Insurance Company of Massachusetts (“SBLI”). Mr. Dunlaevy has been designated by the Board of Directors as a financial expert under the rules of the Securities and Exchange Commission.

Independent Years of Service: 6 Age: 71 Board Committees: • Audit • Risk Management & Capital (Chair)	Qualifications, Skills and Experience:
	• Public Company CEO • Public Company Board • Financial Institution Executive • Business Operations/Strategic Planning • Financial Expertise/Literacy	• Risk Management • Talent Management • Regulated Industry • Corporate Responsibility/Community Leader
Current Term End: 2019 Annual Meeting

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Information Regarding Directors and Director
Nominees
LAURIE NORTON MOFFATT, Director & CEO of the Norman Rockwell Museum

Ms. Moffatt is the Director and Chief Executive Officer of the Norman Rockwell Museum, Stockbridge, Massachusetts. Since 1986, Ms. Moffatt has overseen the expansion of the museum’s facilities and the creation of a scholars’ research program. Her efforts resulted in the Museum receiving the National Humanities Medal, America’s highest humanities honor. Ms. Moffatt is also an active community leader. She is a founder of 1Berkshire and Berkshire Creative Economy Council and serves as a trustee of Berkshire Health Systems and a director of Berkshire Health Systems, Inc. and Berkshire Medical Center, Inc.

Independent Years of Service: 4 Age: 61 Board Committees: • Risk Management & Capital • Compliance & Regulatory	Qualifications, Skills and Experience:
	• Business Operations/Strategic Planning • Financial Expertise/Literacy • Talent Management	• Marketing/PR • Small Business Owner/Operator • Corporate Responsibility/Community Leader
Current Term End: 2019 Annual Meeting
PATRICK J. SHEEHAN, Owner and Manager of Sheehan Health Group

Mr. Sheehan is owner and manager of multiple healthcare businesses in New England. Through his management company, Sheehan Health Group, he has operated multiple nursing homes, an independent and assisted living community, a home care agency and a rehabilitation company. A veteran of the healthcare industry, Mr. Sheehan has been successfully rehabilitating and managing healthcare properties since 1990.

Independent Years of Service: 2 Age: 46 Board Committees: • Audit • Risk Management & Capital	Qualifications, Skills and Experience:
	• Business Operations/Strategic Planning • Financial Expertise/Literacy • Regulated Industry	• Talent Management • Small Business Owner/Operator • Corporate Responsibility/Community Leader
Current Term End: 2019 Annual Meeting

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Information Regarding Directors and Director
Nominees
2018 COMMITTEE STRUCTURE
Nominee Name, Age & Primary Occupation	Director Since	Director Category	Audit	Comp	Corp Gov & Nom	Risk & Capital	Compliance & Reg
Paul T. Bossidy, Age 57 President and Chief Executive Officer of Patripabre Capital LLC	2015	I	C		*
David M. Brunelle, Age 47 Co-Founder and Manging Director of North Pointe Wealth Management	2017	I	*				*
Robert M. Curley, Age 70 Chairman of the New York Region of Berkshire Bank	2010	M				*	*
Michael P. Daly, Age 56 President and CEO of Berkshire Hills Bancorp, Inc.	2002	M
John B. Davies, Age 68 Agent Emeritus with Massachusetts Mutual Life Insurance	2005	I		C	*
J. Williar Dunlaevy, Age 71 Former Chairman and CEO of Legacy Bancorp, Inc.	2011	I	*			C
Cornelius D. Mahoney, Age 72 Former Chairman, President and CEO of Woronoco Bancorp, Inc.	2005	I		*			*
Pamela A. Massad, Esq., Age 62 Of Counsel with Fletcher Tilton PC	2017	I				*	*
Laurie Norton Moffatt, Age 61 Director & CEO of the Norman Rockwell Museum	2013	I				*	*
Richard J. Murphy, Age 55 Chief Operating Officer and Executive Vice President of Tri-City ValleyCats	2014	I	*				C
William J. Ryan, Age 74 Chairman of the Board of Directors of Berkshire Hills Bancorp, Inc	2014	I/C		*	C
Patrick J. Sheehan, Age 46 Owner and manager of Sheehan Health Group	2015	I	*			*
D. Jeffrey Templeton, Age 76 Owner and President of The Mosher Company, Inc	2005	I		*	*
M = Management Director         I = Independent Director         C = Chair

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Information Regarding Directors and Director
Nominees

Tenure
(Years of Service)
4
3
2
4
0-2 yrs
3-5 yrs
6-8 yrs
9+ yrs

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
Corporate Governance
The Company is committed to strong corporate governance policies, practices and procedures designed to make the Board more effective in exercising its oversight role. The following sections provide an overview of our corporate governance structure, including independence and other criteria we use in selecting director nominees, our Board leadership structure, and the responsibilities of the Board and each of its Committees. Our Corporate Governance Policy, among other key governance materials, help guide our Board and management in the performance of their duties and are regularly reviewed by the Board.
Key Corporate Governance Documents

Please visit our investor relations website at ir.berkshirebank.com to view the following documents:
•
Corporate Governance Policy

•
Code of Business Conduct

•
Anonymous Reporting Line Policy

•
Board Committee Charters

•
Certificate of Incorporation

•
Company By-Laws

These documents are available free of charge on our website or by writing to Berkshire Hills Bancorp, c/o Wm. Gordon Prescott, Senior Vice President and Corporate Secretary, P.O. Box 1308, Pittsfield, MA 01202.

The Board and management regularly review best practices in corporate governance and are committed to a program that serves the long-term interests of our shareholders. We believe good governance strengthens accountability and promotes responsible corporate citizenship. Our current best practices are highlighted below:
Independent Oversight	Shareholder Orientation	Good Governance
Majority independent directors (11 of 13); median tenure of 5 years	Rigorous board and committee self-assessments conducted annually	Diverse board membership (skills, tenure, age); annual director education
Strong and engaged independent chairman of the board	Robust stock-ownership guidelines	Annual evaluation of CEO and senior management and review of succession plans
All key committees are fully independent	Annual shareholder engagement program	Directors attended 99% of all Board and Committee meetings in 2017
Regular executive sessions of independent directors	Majority voting, with director resignation policy for uncontested elections	Risk oversight by full board and committees
Chair of Corporate Governance or Chairman can call special meeting of the Board at any time for any reason	No poison pill in place; annual election of all directors beginning in 2019	Formal ethics code, reporting hotline and ethics training to all employees
Board of Directors
The primary functions of Berkshire’s Board of Directors are:
•
To oversee management performance on behalf of shareholders;

•
To ensure that the interests of the shareholders are being served;

•
To monitor adherence to Berkshire’s standards and policies;

•
To promote the exercise of responsible corporate citizenship; and

•
To perform the duties and responsibilities assigned to the Board by the laws of Delaware, Berkshire’s state of incorporation.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
Board Meetings
During 2017, the Board of Directors held 8 meetings. The average attendance at meetings of the Board and Board Committees during 2017 was 99%. During this period, each of the current directors attended at least 75% of the aggregate of the total number of board meetings and committee meetings held on which such directors served.
In addition, the Board of Directors encourages each director to attend annual meetings of shareholders. Five out of eleven directors serving at that time attended the 2017 annual meeting of shareholders.
Board Leadership Structure
The Board has reviewed the current Board leadership structure of the Company, which consists of a separate Independent Chairman of the Board and a Chief Executive Officer. The Independent Chairman performs all duties and has all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him by the Board of Directors, including presiding at all meetings of the Board of Directors. The Chief Executive Officer has responsibility for the management and control of the business and affairs of the Company and has general supervision of all other officers, employees and agents of the Company. The Board believes that separating these roles enhances the independence of the Board and its effectiveness in discharging its responsibilities and that this procedure is currently the most appropriate Board leadership structure for the Company.
Director Independence
The Company’s Board of Directors currently consists of 13 members, all of whom are independent under the listing requirements of The New York Stock Exchange (the “NYSE”), except for Messrs. Daly and Curley, who are officers of the Company and the Bank. Additionally, all of the members of the Audit, Compensation and Corporate Governance/Nominating Committees are independent in accordance with the listing standards of the NYSE, and, in the case of members of the Audit and Compensation Committees, applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the Federal Deposit Insurance Corporation (“FDIC”). In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Directors Daly, Mahoney, Massad, Moffatt, Murphy, Sheehan and Templeton.
Corporate Governance Policy
The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operation of the Board of Directors; the selection of a Chairman of the Board of Directors; the operation of board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the Chief Executive Officer. A copy of the corporate governance policy is available in the Governance Documents portion of the Investor Relations section of the Company’s website (ir.berkshirebank.com).
Director Continuing Education
The Board of Directors conducts annual director education sessions, which include presentations by industry experts based on input from directors regarding topics of interest. This year’s topics included a presentation by members of the leadership of the American Bankers Association concerning potential regulatory changes that may emerge following the 2016 presidential election, and an information security incident response overview presented by Berkshire Bank’s internal information security officer. Directors also receive an annual update on trending compliance and regulatory matters and new developments from the Bank’s outside compliance advisory firm. Our senior management meets with the Board at every regularly scheduled board meeting and annually to review the Company’s strategic plan.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
Board and Committee Self Evaluation
The Corporate Governance/Nominating Committee oversees the annual self-evaluation of the performance of the Board of directors and its committees, the results of which are discussed with the full Board and each individual committee, as appropriate. The purpose of the evaluations is to improve the performance of the overall Board and each specific committee. The evaluations include a review of any areas in which Board or committee members believes the Board and the committees can make a better contribution to the governance and oversight of the Company. The Corporate Governance/Nominating Committee also utilizes the results of the Board and committee evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and appointment to each committee. The evaluation survey forms include opened-ended questions in which directors are invited to share their written comments on a confidential basis.
Committees of the Board of Directors
The Board has five standing committees: the Audit Committee; the Compensation Committee; the Corporate Governance/Nominating Committee; the Risk Management and Capital Committee; and the Compliance/Regulatory Committee. The Board has determined that all members of the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee are independent in accordance with the listing requirements of the NYSE. Each committee operates under a written charter approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The current charters of all five committees are available in the Governance Documents portion of the Investor Relations section of the Company’s website (ir.berkshirebank.com).
2017 Committee Structure
Directors	Audit Committee	Compensation Committee	Corporate Governance/ Nominating Committee	Risk Management & Capital Committee	Compliance & Regulatory Committee
Paul T. Bossidy	C		●
David M. Brunelle*	●				●
Robert M. Curley***				●	●
Michael P. Daly
John B. Davies		C	●
J. Williar Dunlaevy**	●			C
Cornelius D. Mahoney		●			●
Pamela A. Massad*				●	●
Laurie Norton Moffatt				●	●
Richard J. Murphy***	●				C
William J. Ryan		●	C
Patrick J. Sheehan	●			●
D. Jeffrey Templeton		●	●
Number of Meetings in 2017	19	7	7	7	6
C
Denotes Committee Chairperson.

*
Mr. Brunelle and Ms. Massad were appointed to the Board of Directors on December 8, 2017.

**
Mr. Dunlaevy was appointed to succeed Mr. Curley as the Chairman of the Risk Management and Capital Committee on June 22, 2017.

***
Mr. Murphy was appointed to succeed Mr. Mahoney as the Chairman of the Compliance and Regulatory Committee on June 22, 2017.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
Board Committees and Responsibilities
The primary functions of each of the board committees are described below.
BOARD COMMITTEES	ROLES AND RESPONSIBILITIES

AUDIT COMMITTEE
All Five Members Independent
Chair: Mr. Bossidy
The Board of Directors has determined that Messrs. Bossidy and Dunlaevy qualify as Audit Committee financial experts under the rules of the Securities and Exchange Commission.

•
Assists the Board of Directors in its oversight of the Company’s accounting and reporting practices

•
Reviews the quality and integrity of the Company’s financial reports

•
Ensures the Company’s compliance with legal and regulatory requirements related to accounting and financial reporting

•
Oversees the Company’s internal audit function

•
Annually reviews and approves the internal and external audit plans

•
Engages with the Company’s independent registered public accounting firm (Crowe) and monitors its performance, reporting and independence

COMPENSATION COMMITTEE
All Four Members Independent Chair: Mr. Davies
See the “Compensation Discussion and Analysis” section for more information regarding the role of the Compensation Committee, management and compensation consultants in determining and/or recommending the amount or form of named executive compensation.

•
Approves the compensation objectives for the Company and its subsidiaries and establishes the compensation for the Chief Executive Officer and other Named Executive Officers of the Company

•
Reviews the Company’s incentive compensation and other equity plans and recommends changes to the plans as needed

•
Reviews all compensation components for the Company’s Chief Executive Officer and other Named Executive Officers, including base salary, short-term incentive, long-term incentives/equity, benefits and other perquisites

•
Reviews competitive market factors and examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the named executive officer’s total compensation package

•
Administers CEO employment agreement, change in control agreements, and equity incentive plans

CORPORATE GOVERNANCE/ NOMINATING COMMITTEE All Four Members Independent Chair: Mr. Ryan
•
Identifies qualified individuals to serve as Board members

•
Considers and recommends nominees for director to stand for election at the Company’s annual meeting of shareholders

•
Determines the composition of the Board of Directors and its committees

•
Annually reviews policy, procedures and criteria for identifying candidates for election or appointment to the Board of Directors

•
Monitors a process to assess Board effectiveness, including annual Board and committee self-evaluations

•
Develops and implements the Company’s corporate governance guidelines, including annual reviews of the Company’s Corporate Governance Policy and Code of Business Conduct

•
Regularly receives reports from executive officers heading the Company’s investor relations and compliance and regulatory programs and periodically receives reports from other committee chairpersons regarding the work being done by their committees

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
BOARD COMMITTEES	ROLES AND RESPONSIBILITIES
RISK MANAGEMENT & CAPITAL COMMITTEE Five Members Chair: Mr. Dunlaevy
•
Oversees management’s program to limit or control the material business risk that confront the Company

•
Approves policies and procedures designed to lead to an understanding and to identify, control, monitor and measure the material business risk of the Company and its subsidiaries

•
Plans for future capital needs

•
Reviews material business risks including, but not limited to, credit risk, interest rate risk, liquidity risk, regulatory risk, legal risk, operational risk, strategic risk, cyber-security risk and reputation risk

•
Monitors the Company’s enterprise governance, risk management and compliance (“EGRC”) program, including development and implementation of risk management processes in the area of vendor management, data loss prevention, business continuity, policy management and testing and assessment of operational controls

•
Ensures compliance with regulations pertaining to capital structure and levels

COMPLIANCE & REGULATORY COMMITTEE Six Members Chair: Mr. Murphy
•
Oversees management’s implementation of compliance programs, policies and procedures designed to identify and respond to the various compliance and regulatory risks of the Company and its subsidiaries

•
Monitors the preparations for regulatory examinations of the Company and the Bank

•
Oversees the Company’s information security program and monitors associated risks

•
Monitors significant legal or regulatory compliance exposure and oversees responses to material reports or inquiries from government or regulatory agencies

•
Ensures that the Company, Berkshire Bank and their affiliates have in place sound compliance management systems (“CMS”) as required by all applicable regulators and the Consumer Financial Protection Bureau (“CFPB”)

Audit Committee
For information about the audit committee and the audit committee financial experts, please see table above and pages 84-86 in this proxy statement.
Identification and Evaluation of Director Candidates
The Corporate Governance/Nominating Committee is responsible for identifying and recommending to the Board of Directors candidates for Board membership. For purposes of identifying nominees, the Corporate Governance/Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Company and its subsidiaries. The Corporate Governance/Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below. The Corporate Governance/Nominating Committee has not previously used an independent search firm to identify nominees.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
In evaluating potential nominees, the Corporate Governance/Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below under “Director Eligibility Requirements.” If an individual fulfills these criteria, the Corporate Governance/Nominating Committee will conduct a background check and interview the candidate to further assess the qualities of the prospective nominee and the contributions they would make to the Board.
Criteria for Nomination to the Board of Directors
The Corporate Governance/Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, including a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.
If the candidate is deemed eligible and qualified for election to the Board of Directors, the Corporate Governance/Nominating Committee will then evaluate the following criteria in selecting nominees:
•
financial, regulatory and business experience;

•
familiarity with and participation in the local communities;

•
integrity, honesty and reputation in connection with upholding a position of trust with respect to customers;

•
dedication to the Company and its shareholders; and

•
independence.

The Committee will consider a candidate’s background, training, leadership ability and related skills across a broad spectrum of business, professional, entrepreneurial, educational and creative endeavors, as well as technical skills, experience and know-how in fields and professions outside the financial services industry (such as, by way of example, but without limitation, cyber-security, information technology and management, marketing, business and human capital development) that may assist the Company in strengthening, protecting or promoting its business. The Committee also will consider any other factors the Corporate Governance/Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. We do not maintain a specific diversity policy, but diversity is considered in our review of candidates. Diversity is considered in terms of how a candidate’s background, experience, qualifications, attributes and skills may complement, supplement or duplicate those of the Board.
With respect to nominating an existing director for re-election to the Board of Directors, the Corporate Governance/Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
Director Eligibility Requirements:
•
No person shall be eligible for election or appointment to the Board of Directors: (i) if such person has, within the previous ten years, been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. 1818(u), or any successor provision; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime.

•
No person shall be eligible for election or appointment to the Board of Directors if such person is the nominee or representative of a company, as that term is defined in Section 10 of the Home Owners’ Loan Act or any successor provision, of which any director, partner, trustee or shareholder controlling more than 10% of any class of voting stock would not be eligible for election or appointment to the Board of Directors.

•
No person may serve on the Board of Directors and at the same time be a director of more than two other public companies, or their subsidiaries.

•
No person shall be eligible for election to the Board of Directors if such person is the nominee or representative of a person or group, or of a group acting in concert (as defined in 12 C.F.R Section 303.81(b)), that includes a person who is ineligible for election to the Board of Directors.

•
The Board of Directors shall have the power to construe and apply the provisions of the Company’s bylaws and other governance documents, and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the nominee or representative of a group acting in concert.

•
In 2017, the Board of Directors removed a previous requirement that Board members reside at the time of their appointment in a county where a branch of Berkshire Bank is located, or in a county adjacent to such a county. Although this prior restriction on eligibility allowed the Board to grant specific exceptions in the case of otherwise qualified and eligible Board nominees, the Board determined that eliminating this eligibility requirement altogether was important to the Board to allow for the broadest, most diverse pool of potential new directors as openings on the Board arise.

Consideration of Recommendations by Shareholders. It is the policy of the Corporate Governance/Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Corporate Governance/Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance/Nominating Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Corporate Governance/Nominating Committee’s resources, the Corporate Governance/Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
Procedures to be Followed by Shareholders. To submit a recommendation of a director candidate to the Corporate Governance/Nominating Committee, a shareholder must submit the following information in writing, addressed to the Chairman of the Corporate Governance/Nominating Committee, care of the Corporate Secretary, at 24 North Street, P.O. Box 1308, Pittsfield, MA 01202-1308:
1.
The name of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.
The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the shareholder making the recommendation, the name and address of such shareholder as it appears on the Company’s books; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit their name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.
A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Corporate Governance/Nominating Committee at least 120 calendar days before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year. The Company has not received any recommendations from shareholders for director candidates to be considered for election at the Company’s 2018 Annual Meeting of Shareholders.
Board Risk Oversight
The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole board and through its committees. At least annually, the Board reviews strategic risks and opportunities facing the company and certain of its businesses. Other important categories of risk are assigned to designated Board committees that report back to the full Board. In general, the committees oversee the following risks:
Audit Committee	• Accounting and Financial Reporting • Compliance with Legal and Regulatory Requirements Related to Accounting and Financial Reporting
Compensation Committee	• Compensation Programs • Talent Acquisition, Retention and Development
Corporate Governance/Nominating Committee	• Governance Policies and Procedures • Board Organization and Membership • Committee Membership and Periodic Rotation of Chairpersons
Risk Management & Capital Committee	• Credit Risk • Interest Rate Risk • Liquidity and Capital Risk • Operational and Strategic Risk • Cyber-security
Regulatory & Compliance Committee	• Legal and Regulatory Compliance • Information Security

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Corporate Governance
Code of Business Conduct and Anonymous Reporting Line Policy
The Company has adopted a Code of Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Business Conduct, sets forth the ethical rules and standards by which all employees, officers and directors of the Company and its subsidiaries must conduct themselves, and addresses, among other things, conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. The Code of Business Conduct, which also strictly prohibits harassment of any kind in the workplace, is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, a zero tolerance culture and safe environment free from harassment of any kind, full and accurate disclosure and compliance with all applicable laws, rules and regulations.
Paired with the Code of Business Conduct, the Company has also adopted a related Anonymous Reporting Line (also known as the Whistleblower Reporting Line) Policy, under which the Audit Committee maintains and monitors an anonymous “whistleblower” reporting hotline service that all Berkshire personnel are encouraged to use for reporting actual or potential wrongdoing, apparent or suspected violations of the Code of Business Conduct, or other misconduct by any corporate actors. Both the Code of Business Conduct and the Anonymous Reporting Line Policy are reviewed and acknowledged annually by all of Berkshire’s directors, officers and employees, and both are written and implemented to insure that no retaliation is permitted against any Company personnel who report an incident of harassment or any other misconduct in good faith. Copies of the Company’s Code of Business Conduct and Anonymous Reporting Line (Whistleblower Reporting Line) Policy are available in the Governance Documents portion of the Investor Relations section of the Company’s website (ir.berkshirebank.com).
Anti-Hedging and Pledging Restriction Policy
The Company discourages the practices of hedging and/or pledging of Company common stock by officers and directors, and has policies relating to such practices. Pursuant to the Company’s insider trading policy and stock ownership guidelines, officers and directors of the Company are prohibited from engaging in any hedging transactions (which include short sale transactions, purchases of Company common stock on margin, and buying or selling any puts, calls or other options that have the effect of reducing the economic exposure to the shares of common stock). In addition, officers and directors are discouraged from pledging company securities as collateral for margin purchases or a loan. However, exceptions to this pledging limitation may be granted, if good cause is shown.
Elimination of Residency Requirement for Board Eligibility
In 2017, the Board of Directors removed a previous requirement in the Company’s bylaws that Board members reside at the time of their appointment in a county where a branch of Berkshire Bank is located, or in a county adjacent to such a county. Although this prior restriction on eligibility to serve specifically allowed the Board to grant exceptions in the case of otherwise qualified and eligible Board nominees, the Board determined that eliminating this eligibility requirement altogether was important to allow the Board to reach and consider the broadest, most diverse pool of potential new directors as openings on the Board arise.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Director Compensation
Director Compensation
The Company uses a combination of cash and restricted stock to attract and retain qualified candidates to serve on the Board. Restricted stock grants are intended to align directors’ interests with those of the Company’s shareholders. The Compensation and Corporate Governance/Nominating Committees review director compensation and benefits annually and make recommendations to the Board. The following table provides the compensation received by individuals who served as directors (except for Mr. Daly, whose compensation is reported in the Summary Compensation Table) of the Company during the 2017 fiscal year. The stock award amounts in 2017 were unchanged from the prior year. Mr. Daly does not receive separate compensation for his service on the Board.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)
Paul T. Bossidy	66,000	35,000	—	814	101,814
David M. Brunelle*	—	—	—	—	—
Robert M. Curley	59,000	35,000	—	105,653(3)	199,653
John B. Davies	62,000	35,000	—	1,985	98,985
J. Williar Dunlaevy	59,000	35,000	—	2,099(4)	96,099
Cornelius D. Mahoney	59,000	35,000	—	1,985	95,985
Pamela A. Massad*	—	—	—	—	—
Laurie Norton Moffatt	56,000	35,000	—	1,985	92,985
Richard J. Murphy	59,000	35,000	—	1,985	95,985
William J. Ryan	82,000	35,000	—	1,814	118,814
Patrick J. Sheehan	56,000	35,000	—	168	91,168
D. Jeffrey Templeton	56,000	35,000	—	1,985	92,985
*
Appointed to the Board of Directors on December 8, 2017.

(1)
Represents the grant date fair value of the restricted stock awards which has been computed in accordance with the stock based accounting rules under FASB ASC Topic 718. Amounts shown are the aggregate grant date fair value of restricted stock awards, with the grant date fair value based on the closing price of the Company’s common stock on the applicable grant date. See Note 19 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2017. Since January 30, 2004, no stock options have been granted to any directors. As of December 31, 2017, directors (except for Mr. Daly, whose compensation is reported in the Summary Compensation Table below) had the following number of unvested shares of restricted stock and stock options outstanding:

Name	Unvested Restricted Stock	Stock Options Outstanding
Paul T. Bossidy	2,228	—
David M. Brunelle	—	—
Robert M. Curley	2,293	—
John B. Davies	2,293	—
J. Williar Dunlaevy	2,293	—
Cornelius D. Mahoney	2,293	—
Pamela A. Massad	—	—
Laurie Norton Moffatt	2,293	—
Richard L. Murphy	2,293	—
William J. Ryan	2,293	—
Patrick J. Sheehan	1,825	—
D. Jeffrey Templeton	2,293	—
(2)
Reflects dividends paid when restricted stock becomes vested.

(3)
The total amount included in “All Other Compensation” reflects Mr. Curley’s salary in the amount of  $100,000 as Chairman of the New York region of Berkshire Bank and club dues of  $3,668.

(4)
Includes $114 in imputed income on split dollar insurance recognized by Mr. Dunlaevy.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 1: Election of Directors  • Director Compensation
Retainers for Non-Employee Directors. The following table sets forth the applicable retainers that will be paid to our non-employee directors for their service on our Board of Directors during 2018.
Annual Cash Retainer for Board Service	$40,000
Annual Cash Retainer for Chairman of the Board of Directors	$90,000
Annual Equity Retainer for Board Service	$35,000
Annual Cash Retainer for Audit Committee Chair	$10,000
Annual Cash Retainer for all other Committee Chairs	$6,000
Annual Cash Retainer for Attendance at all Committee Meetings	$8,000

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 2:
Amendment to Berkshire’s Certificate of Incorporation to Increase the
Company’s Authorized Common Stock from 50 Million to 100 Million Shares
The Board of Directors recommends approval of the proposal to increase the number of shares of authorized common stock from 50,000,000 to 100,000,000.
Background. The proposal to increase the number of shares of common stock that Berkshire is authorized to issue is intended to provide continued availability to the Company of authorized common shares that can be used for possible acquisitions, to support business growth, for employee benefit programs, and for general corporate purposes that the Board determines are in the best interest of the Company and its shareholders.
The last time that shareholders were asked to approve an increase in authorized common shares was in April 2011, when they approved an increase from 26 million to 50 million authorized shares. Since March 2011, outstanding shares have grown by 31 million to 45 million shares outstanding. This share growth has supported a 300% increase in total assets to $11.6 billion from $2.9 billion in March 2011. The Company has been judicious in its use of authorized shares and the previous increase has been instrumental in the growth that the Company has experienced.
Berkshire’s strategy includes growth by acquisition as a regional acquirer. The Company targets to issue common shares as the major element of merger consideration in order to best reflect the merger benefits of the combined franchises. Since March 2011, Berkshire has acquired seven banks, which contributed $6.2 billion in new assets and resulted in the issuance of 24 million new common shares. Share issuances over this time have also been used to provide capital support for growth and in equity compensation plans, as well as consideration paid for the acquisition of non-bank companies and operations.
Additional Information. As of the record date, the Company has 45,360,369 shares of common stock outstanding. Based on the potential conversion of preferred stock as discussed in Proposal 3 and the reserved shares under the existing equity incentive plans and the proposed 2018 Equity Incentive Plan included as Proposal 4, the Company would have only approximately 2.15 million unreserved shares available for issuance under the current authorization, which is insufficient for the corporate purposes demonstrated by the Company in this discussion.
Current authorized shares of Common Stock	50,000,000
Shares outstanding as of March 22, 2018	45,360,369
Shares reserved for preferred stock conversion	1,044,000
Shares reserved for existing and proposed equity incentive plans	1,446,801*
Shares outstanding and reserved	45,851,170
Shares available for issuance (pre-increase of authorized)	2,148,830
Shares available for issuance (post-increase of authorized)	52,148,830
*
Does not include immaterial, contingent stock obligations under commercial contracts entered into by the Bank.

An increase in the number of the Company’s authorized common shares is important to avoid the risks that the Company might need to change its strategies, might be unable to respond to market opportunities, and might have less capacity as a source of strength for the Bank as set forth in federal regulation. The current share authorization is no longer sufficient for the Company’s purposes. Without an increase, the Company will be unable to continue to acquire banks with common stock consideration as it has in recent years.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 2: Amendment to Berkshire’s Certificate of Incorporation to Increase the
Company’s Authorized Common Stock from 50 Million to 100 Million Shares
The Board believes it is in the best interests of the Company and its shareholders to have a sufficient number of additional shares of common stock available for issuance from time to time, as the occasion may arise, for future financing and acquisition transactions, to permit stock dividends or stock splits at some future date, to fund employee benefit plans and for other proper corporate purposes. As a bank holding company subject to regulation by the Federal Reserve Board, the availability of authorized shares also supports the Company’s strength as a source of support to the Bank, which is an important factor in the Federal Reserve Board’s assessment of the Company and support for its initiatives to grow and strengthen the organization. The Company presently has no specific plans to issue the shares of common stock that will become newly authorized upon amendment of the Certificate.
Proposal Logistics. The Board of Directors has adopted a resolution to amend Berkshires Certificate of Incorporation, which we sometimes refer to as the “Certificate,” to increase the number of shares of common stock that the Company is authorized to issue from 50,000,000 to 100,000,000 shares. This amendment is for general corporate purposes. Under the Berkshire’s Certificate of Incorporation and Bylaws and Delaware law, approval of the amendment of Berkshire’s Certificate of Incorporation requires a vote “FOR” the amendment by a majority of the outstanding Common Stock entitled to vote thereof.
The Company’s current Certificate of Incorporation is available on the Investor Relations tab of our website at ir.berkshirebank.com.
Rights. The additional shares of common stock to be authorized after the amendment to the Certificate would have rights identical to the currently outstanding shares, except for effects incidental to increasing the number of outstanding shares, such as the dilution of current shareholders’ ownership and voting interests when shares are issued. Under our Certificate, our shareholders do not have preemptive rights with respect to our common stock. Thus, should our Board elect to issue additional shares of common stock, existing shareholders would not have a preferential right to purchase shares of common stock.
Possible Anti-Takeover Effects of the Amendment. This amendment is not being recommended in response to any specific effort of which our Board is aware to obtain control of the Company by means of a merger, tender offer, solicitation, or otherwise, and our Board does not intend or view the proposed increase in authorized common stock as an anti-takeover measure. However, the ability of our Board to approve the issuance of new common shares authorized by this amendment could have the effect of discouraging or preventing a hostile takeover.
Form of Amendment. In addition to this Proposal 2, we are also recommending Proposal 3 to increase the number of authorized preferred shares. If both Proposal 2 and Proposal 3 are approved, the form of the amendment that will be adopted is attached as Appendix B. The form of the amendment that will be adopted if only Proposal 2, and not Proposal 3, is approved by shareholders is attached as Appendix C to this Proxy Statement.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 3:
Amendment to Berkshire’s Certificate of Incorporation to Increase the Company’s
Authorized Preferred Stock from 1 Million to 2 Million Shares
The Board of Directors recommends approval of the proposal to increase the number of shares of authorized preferred stock from 1,000,000 to 2,000,000.
Background. The number of shares of preferred stock that Berkshire is authorized to issue has remained at 1,000,000 shares since the Company was formed in 2000. In October 2017, 522,000 shares of Series B Non-Voting Preferred Stock were issued by the Company to be used for merger consideration for Berkshire’s acquisition of Commerce Bancshares Corp. At the present time, the Company’s outstanding preferred stock is only 3% of its total shareholders’ equity. Due to the Company’s size and growth, it is likely that we may encounter another acquisition situation, or other strategic business opportunities, for which the ability to issue preferred stock may be an important option for the Company to consider. In certain markets and circumstances, it may be in the interest of common shareholders for the Company to increase the percentage of its shareholders’ equity that is in the form of preferred stock. In the previous issuances of preferred stock, timing was critical and timing may also be critical for future issuances.
Additional Information. As of the date of this proxy statement, the Company has outstanding 522,000 shares of its preferred stock designated as the Series B Non-Voting Preferred Stock, leaving 478,000 authorized unissued shares in reserve.
Current authorized shares of Preferred Stock(1)	1,000,000
Series B Non-Voting Preferred Shares outstanding as of March 22, 2018(2)	522,000
Shares available for issuance (pre-increase of authorized)	478,000
Shares available for issuance (post-increase of authorized)	1,478,000
(1)
In addition to the Series B preferred stock currently outstanding, the Company previously conducted one other private issuance of 40,000 shares of Series A Preferred Stock for general corporate purposes in 2008, which were subsequently redeemed and returned to the Company’s original pool of 1,000,000 available authorized preferred shares.

(2)
Under limited circumstances, each share of outstanding Series B preferred stock is convertible into two shares of common stock.

An increase in the number of the Company’s authorized preferred shares is important to avoid the risks that the Company might need to change its strategies, might be unable to respond to market opportunities, or might have less capacity as a source of strength for the Bank as set forth in federal regulation.
The Board believes it is in the best interests of the Company and its shareholders to double the Company’s number of authorized preferred shares to provide maximum flexibility as it structures future capital raising transactions, strategic asset acquisitions and/or business combinations. This authorization will allow the board to authorize share issuances to take advantage of market conditions and favorable opportunities involving the issuance of our preferred stock without the risk of delay and expense associated with the holding of a special shareholder meeting. As a bank holding company subject to regulation by the Federal Reserve Board, the availability of authorized shares supports the Company’s strength as a source of support to the Bank, which is an important factor in the Federal Reserve Board’s assessment of the Company and support for its initiatives to grow and strengthen the organization. The Company presently has no specific plans to issue the shares of preferred stock that will become newly authorized upon amendment of the Certificate.
Proposal Logistics. The Board of Directors has adopted a resolution to amend Berkshire’s Certificate of Incorporation to increase the number of shares of Preferred Stock that the Company is authorized to issue from 1,000,000 to 2,000,000 shares. This amendment is for general corporate purposes. Under Berkshire’s Certificate of Incorporation and Bylaws and Delaware law, approval of the amendment of Berkshire’s Certificate of Incorporation requires a vote “FOR” the amendment by a majority of the outstanding Common Stock entitled to vote thereof.
The Company’s current Certificate of Incorporation is available on the Investor Relations tab of our website at ir.berkshirebank.com.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 3: Amendment to Berkshire’s Certificate of Incorporation to Increase the
Company’s Authorized Preferred Stock from 1 Million to 2 Million Shares
Rights. The rights and preferences of any future series of preferred stock which the Board may designate are presently unknown, it is not possible to determine what effect the issuance of such future shares of preferred stock may have on existing shareholders. We may issue shares of capital stock to the extent such shares have been authorized under our Certificate, and to the extent allowed by law, regulation, and stock exchange rules. The Board may issue authorized shares of preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors.
Possible Anti-Takeover Effects of the Amendment. Our Certificate of Incorporation, both presently and as proposed to be amended, authorizes the issuance of shares of  “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. Our Board is empowered, without shareholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common shareholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our company. Therefore, approval of the proposed amendment, and the designation and issuance of future series of preferred stock, could assist the Company in delaying or preventing unsolicited takeovers and changes in control or changes in our management. However, the proposed amendment to our Certificate is not being recommended in response to any specific effort of which our Board is aware to obtain control of the Company by means of a merger, tender offer, solicitation, or otherwise, and our Board does not intend or view the proposed amendment as an anti-takeover measure.
Form of Amendment. If both Proposal 2 and Proposal 3 are approved, the form of the amendment that will be adopted is attached as Appendix B to this Proxy Statement. The form of amendment that will be adopted if only Proposal 3, and not Proposal 2, is approved by shareholders is attached as Appendix D to this Proxy Statement.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 4:
Approval of the Berkshire Hills Bancorp, Inc.
2018 Equity Incentive Plan
The Board of Directors recommends approval of the Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan.
Overview. The Board of Directors has adopted, subject to shareholder approval, the Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan (the “Plan”) to provide additional incentives for our officers, employees and directors to promote our growth and performance and to further align their interests with those of our shareholders. By approving the Plan, shareholders will give the Company the flexibility it needs to continue to attract, motivate and retain highly qualified officers, employees and directors by offering a competitive compensation program that is linked to the performance of our common stock.
As of March 22, 2018, approximately 300,000 shares* of the Company’s common stock remained eligible for issuance under the 2013 Equity Incentive Plan. Given our growth and historical grant rates, the remaining shares are insufficient to cover out anticipated grants in future years. Upon shareholder approval of the Plan, no additional awards will be available under the 2013 Equity Incentive Plan.
The Company is asking shareholders to authorize 1 million shares of the Company’s common stock for award issuance, a level that the Company believes, based on current grant practices and plan design, will be sufficient to cover awards for up to five years following shareholder approval.
Why We Are Seeking Approval of the 2018 Equity Incentive Plan

•
We Believe Equity-Based Compensation is Important. Our long-term equity incentive awards are designed to align our officers, employees and directors with the long-term interests of the Company and our shareholders. The program also seeks to reward superior multi-year performance, encourage stock ownership, and enhance our ability to retain top performers.

•
We Have Limited Capacity to Make Awards under our Existing Equity Plans. The remaining shares available for grant under our current equity plan, the 2013 Equity Incentive Plan, are, at historical grant rates, insufficient to cover our anticipated grants to be made in future years. Accordingly, we have no meaningful way to provide tailored equity-based compensation grants to attract, retain and reward qualified personnel and management.

•
Our Competitors Offer Equity-Based Compensation. Most institutions with which we compete have the ability to attract and retain employees and management with equity-based compensation programs. Without the 2018 Equity Incentive Plan, we will be at a significant disadvantage.

*
Includes April 1, 2018 performance grants made to eligible non-executive employees

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 4: Approval of the Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan
Governance Highlights of the 2018 Equity Incentive Plan
Minimum Vesting Requirements	• The Plan requires a one-year minimum vesting period for at least 95% of the awards granted there.
Double-Trigger Required for Vesting on Change in Control
•
The Plan does not provide for vesting of time-based equity awards based solely on the occurrence of a change in control, without an accompanying involuntary termination of service (including a termination for good reason) or the failure of an acquirer to assume the awards.

•
Performance awards will vest, if at all, on a pro-rata basis on the portion of the plan year occurring and at the actual level of the performance measures that have been achieved; or that if the performance measurements are not reasonably determinable, the performance awards will vest pro-rata at target.

Limits on Grants to Directors
•
The maximum number of shares of Company stock, in the aggregate, that may be subject to stock options, restricted stock awards or restricted stock units granted to any one individual non-employee director during any calendar year shall not have a value of greater than $100,000 as of the grant date(s).

Limits on Grants to Employees
•
An employee may not receive more than 150,000 stock options during any calendar year. The maximum number of restricted stock awards, restricted stock units or performance awards, in the aggregate, granted during any calendar year to an employee shall not have a value greater than $2,000,000 as of the grant date(s).

Dividends on Unvested Awards Not Paid Until Vesting	• The Plan provides that dividends on unvested awards shall be paid to participants only after the underlying awards vest and not during the performance or service vesting period.
Awards Subject to Clawback
•
Awards granted under the Plan are subject to clawback if the Company is required to prepare an accounting restatement due to material noncompliance of the Company as a result of applicable financial misconduct. Awards may also be subject to clawback under any clawback policy adopted by the Company.

No Cash-Out or Repricing of Underwater Options
•
Under no circumstances will any underwater stock options be bought back by the Company. In addition, neither the Compensation Committee nor the Board of Directors have the authority to reduce the exercise price of a previously granted stock option under the Plan.

Share Reserve
•
The maximum number of shares of stock, in the aggregate, that may be granted under the Plan as stock options, restricted stock and restricted stock units is 1,000,000, plus the number of shares of stock which have been reserved but not issued under the 2013 Equity Incentive Plan and any awards that are forfeited under the 2013 Equity Incentive Plan after the effective date of the Plan.

Share Counting
•
The Plan provides that, if an award is forfeited or expires, the shares covered by the award will be available for future grant while shares withheld to cover taxes or to satisfy the exercise price of stock options will not be available for future grant.

Key Considerations. We have designed the 2018 Equity Incentive Plan to meet our strategic and competitive needs, while conforming to responsible and commercially reasonable estimates for resulting plan metrics and impacts. The Compensation Committee was assisted by Meridian Compensation Partners LLC in the analysis of current trends, competitive practices, and investor attitudes relating to various aspects of the Plan, including number of shares authorized, dilution and burn rates, and usage of equity for long-term incentive awards.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 4: Approval of the Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan

✓
Burn Rate. Burn rate measures the speed at which companies use shares available for grant in their equity compensation plans, and is calculated by dividing the gross number of equity awards granted in a given year by the weighted average common shares outstanding. Our 3-year average burn rate is 1.92%, which is well within reasonable industry norms.

✓
Overhang. Overhang measures the dilutive impact of equity programs and is calculated by dividing the number of equity awards outstanding plus the number of shares available to be granted by total shares of common stock outstanding at year end. The additional 1 million shares being requested in this proposal would bring our overhang to 5.3%, which we believe is well within industry norms.

Proposal Logistics. In order for the 2018 Equity Incentive Plan to take effect, this proposal requires a vote “FOR” the 2018 Equity Incentive Plan by a majority of the votes of shares of Common Stock cast. If the 2018 Equity Incentive Plan is approved by shareholders, no further grants will be made under the Berkshire Hills Bancorp, Inc. 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”); however, currently outstanding grants under the 2013 Equity Incentive Plan will not be affected. A copy of the 2018 Equity Incentive Plan is attached as Appendix E.
Material Features of the 2018 Equity Incentive Plan
The following is a summary of the material features of the 2018 Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the 2018 Equity Incentive Plan, attached hereto as Appendix E.
Shares Reserved; Overall Limits on Types of Grants; Share Counting Methodology
•
Subject to permitted adjustments for certain corporate transactions, the Plan authorizes the issuance or delivery to participants of up to 1,000,000 shares of the Company’s common stock plus the number of shares of stock which have been reserved but not issued under the 2013 Equity Incentive Plan, which is estimated to be approximately 300,000, and any awards that are forfeited under the 2013 Equity Incentive Plan after the effective date of the 2018 Equity Incentive Plan pursuant to grants of restricted stock, restricted stock units, stock options, including incentive stock options and non-qualified stock options, any of which may vest based either on the passage of time or achievement of performance, or a combination of each.

•
Upon shareholder approval of the 2018 Equity Incentive Plan, no new grants shall be made under the 2013 Equity Incentive Plan. Any shares of stock which have been reserved but not issued under the 2013 Equity Incentive Plan and any forfeitures of outstanding awards under the 2013 Equity Incentive Plan shall be added to the shares available to be issued under the 2018 Equity Incentive Plan.

•
The 2018 Equity Incentive Plan does not use liberal share recycling with respect to determining the number of shares available for issuance thereunder. Accordingly, to the extent (i) a stock option is exercised by using an actual or constructive exchange of shares of stock to pay the exercise price, (ii) shares of stock are withheld to satisfy withholding taxes upon exercise or vesting of an award, or (iii) shares are withheld to satisfy the exercise price of stock options in a net settlement, the number of shares of stock available under the 2018 Equity Incentive Plan shall be reduced by the gross number of stock options or stock awards exercised or vested rather than by the net number of shares of stock issued.

•
The rights and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon termination of employment for cause.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 4: Approval of the Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan
Limitations on Awards to Employees and Directors
The 2018 Equity Incentive Plan includes the following limitations:
•
An employee may not receive more than 150,000 stock options during any calendar year;

•
The maximum number of restricted stock awards, restricted stock units or performance awards that may be granted during any calendar year to an employee shall be a number equal to the quotient of (i) $2,000,000 divided by (ii) the fair market value of a share of Company stock on the date of grant;

•
The maximum number of shares of Company stock, in the aggregate, that may be subject to stock options, restricted stock awards or restricted stock units granted to any one individual Non-Employee Director during any calendar year shall be a number equal to the quotient of  (i) $100,000 divided by (ii) the fair market value (on the date of grant) of a share of Company stock for a grant of restricted stock awards or restricted stock units or, for stock options, the fair value (on the date of grant) as determined under applicable accounting standards;

•
To the extent any shares of stock covered by an award (including restricted stock awards and restricted stock units) under the 2018 Equity Incentive Plan are not delivered to a participant or beneficiary because the award is forfeited or canceled or because a stock option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2018 Equity Incentive Plan; and

•
In the event of a corporate transaction involving the stock of the Company, such as a stock dividend or a stock split, the share limitations and all outstanding awards will be adjusted proportionally and uniformly to reflect such event.

Eligibility
Officers, employees and directors of the Company or its subsidiaries are eligible to receive awards under the 2018 Equity Incentive Plan, except that only officers and employees may be granted incentive stock options.
Types of Awards
The Compensation Committee may determine the type and terms and conditions of awards under the 2018 Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant. Each award shall be subject to conditions established by the Compensation Committee that are set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Compensation Committee. Awards may be granted as incentive and non-qualified stock options, restricted stock awards or restricted stock units any of which may vest based either on the passage of time or achievement of performance, as follows:
Restricted Stock. A restricted stock award is a grant of shares of our common stock to a participant for no consideration or such minimum consideration as may be required by applicable law.
•
Restricted stock awards may be granted only in whole shares of common stock.

•
Prior to vesting, recipients of a restricted stock award are entitled to vote the shares of restricted stock during the restricted period.

•
No dividends on unvested restricted stock awards, whether subject to a time-based vesting schedule or performance-based vesting conditions, will be paid to the participant that has been granted the restricted stock award unless and until the participant vests in the restricted stock award.

Stock Options. A stock option is the right to purchase shares of common stock at a specified price for a specified period of time.
•
In the event of a corporate transaction involving the stock of the Company, such as a stock dividend or a stock split, the share limitations and all outstanding awards will be adjusted proportionally and uniformly to reflect such event.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 4: Approval of the Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan
•
The exercise price may not be less than the fair market value of a share of our common stock (which is defined as the closing sales price on the exchange on which the stock is traded) on the date the stock option is granted.

•
The Compensation Committee may not grant a stock option with a term that is longer than 10 years.

•
Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Internal Revenue Code of 1986 as amended (the “Code”). Only officers and employees are eligible to receive incentive stock options. Outside directors and service providers may only receive non-qualified stock options under the 2018 Equity Incentive Plan.

•
Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise either (i) by tendering, either actually or constructively by attestation, shares of stock valued at fair market value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Compensation Committee, to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (iii) by a net settlement of the stock option, using a portion of the shares obtained on exercise in payment of the exercise price of the stock option (and if applicable, any required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Compensation Committee; or (vi) by any combination thereof.

•
The Compensation Committee may automatically exercise in-the-money stock options that are exercisable but unexercised as of the day immediately before the 10th anniversary of the date of grant, using net settlement as the method of exercising such options.

•
Under no circumstances will the Company buy back underwater stock options granted under the 2018 Equity Incentive Plan without shareholder approval.

•
The 2018 Equity Incentive Plan expressly prohibits repricing of stock options without shareholder approval.

Restricted Stock Units. Restricted stock units may be denominated in shares of common stock and are similar to restricted stock awards except that no shares of common stock are actually issued to the award recipient at the time of grant of a restricted stock unit.
•
Restricted stock units granted under the 2018 Equity Incentive Plan may be settled in shares of our common stock, or in the sole discretion of the Compensation Committee determined at the time of final settlement in cash or a combination of cash and our common stock, subject to vesting conditions and other restrictions set forth in the 2018 Equity Incentive Plan or the award agreement.

•
Participants have no voting rights with respect to any restricted stock units granted under the 2018 Equity Incentive Plan.

•
In the sole discretion of the Compensation Committee, exercised at the time of grant, dividend equivalent rights may be paid on restricted stock units. Dividend equivalent rights shall be paid when the restricted stock unit, including restricted stock units subject to performance-based vesting conditions, vests or is settled, or at the same time as the shares subject to such restricted stock unit are distributed to the participant.

Performance Features
General. A federal income tax deduction for the Company will generally be unavailable for annual compensation in excess of  $1.0 million paid to each of its chief executive officer and four other executive officers (including its chief financial officer) named in the Company’s annual proxy statement. Compensation resulting from awards under the 2018 Equity Incentive Plan will be counted toward the $1.0 million limit.
Performance Awards. A performance award is an award, the vesting of which is subject to the achievement of one or more performance conditions specified by the Compensation Committee and set forth in the 2018 Equity Incentive Plan. A performance award may be denominated in shares of restricted stock or restricted stock units.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 4: Approval of the Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan
Performance Measures. The performance measures that may be used for such awards may be based on any one or more of the following performance measures or such other measurements in the sole discretion of the Compensation Committee: basic earnings per share; basic cash earnings per share; diluted earnings per share; core earnings per share; diluted cash earnings per share; net income or core net income; cash earnings or dividend generation; net interest income; non-interest income; general and administrative expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets or return on assets; return on tangible average assets or return on tangible assets; core return on average assets; cash return on average assets; return on average stockholders’ equity (total, common or preferred); cash return on average stockholders’ equity; core return on stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; core earnings; operating income; operating efficiency; core operating efficiency ratio; net interest margin (which may be with purchased loan accretion and FTE adjustments); growth in assets, loans (including home equity lines of credit), or deposits; loan production volume; non-performing loans, non-accruing loans to total loans, non-accruing and delinquent loans to total loans, all loans to total loans; cash flow; capital preservation (core or risk-based); interest rate risk exposure-net portfolio value; interest rate risk-sensitivity; liquidity parameters, loans to deposits, excess borrowing capacity; strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business/product expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; stock price (including, but not limited to, growth measures and total shareholder return); operating expense as a percentage of average assets; core deposits as a percentage of total deposits; net charge-off percentage; average percentage past due; classified assets to total assets; compliance/audit exam findings; capital ratio, total capital to risk-weighted assets, common equity tier 1 to risk weighted assets, tier 1 capital to risk weighted assets, tier 1 capital to assets; management achievement of strategic plan goals; system knowledge and utilization of core applications; customer service survey; expense management; asset quality; book value per share; tangible book value per share; non-performing loans to loans; non-performing assets to assets; net-charge off to average loans; fee income to net interest and fee income; fee income to revenue; total revenue; yield to cost by product; yield to cost by asset/liability class; net interest spread; cost of funds; dividend payout ratio; or any combination of the foregoing.
Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries or business units. Performance goals may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. In establishing the performance measures, the Compensation Committee may provide for the inclusion or exclusion of certain items.
Vesting of Awards
•
The Compensation Committee shall specify the vesting schedule or conditions of each award.

•
At least 95% of all awards made under the 2018 Equity Incentive Plan shall be subject to a vesting requirement of at least one year of service following the grant of the award.

•
Vesting of awards may be accelerated upon death, disability (is defined in the 2018 Equity Incentive Plan) or Involuntary Termination of employment after a Change in Control (as defined in the 2018 Equity Incentive Plan).

•
Vesting is not accelerated upon “retirement” (as defined in the Plan).

Change in Control
The 2018 Equity Incentive Plan uses a double trigger change in control feature, providing for an acceleration of vesting upon an involuntary termination of employment simultaneous with or following a change in control. If an acquiring corporation fails to assume awards granted under the 2018 Equity Incentive Plan (other than performance-based awards, addressed below), such awards will vest immediately upon the effective time of a change in control.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 4: Approval of the Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan
•
Unless otherwise stated in an award agreement, at the time of an involuntary termination following a change in control, all stock options then held by the participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the stock option). All stock options may be exercised for a period of one year following the participant’s involuntary termination, provided, however, that no stock option shall be eligible for treatment as an incentive stock option in the event such stock option is exercised more than three months following involuntary termination.

•
At the time of an involuntary termination following a change in control, all awards of restricted stock and restricted stock units shall become earned and fully vested immediately.

•
In the event of a change in control, performance awards will vest, if at all, pro-rata based on the portion of the plan year occurring and at the actual level of the performance measures that have been achieved; however, if the performance measurements are not reasonably determinable as of the date of a change in control, the performance awards will vest pro-rata at target.

Awards Subject to Clawback Policy
Awards granted under the 2018 Equity Incentive Plan are subject to clawback if the Company is required to prepare an accounting restatement due to material noncompliance of the Company, as a result of misconduct with any financial reporting requirement under the federal securities laws and the forfeiture provisions of the Sarbanes-Oxley Act of 2002 apply. Awards may also be subject to clawback under any other clawback policy adopted by the Company from time to time.
Plan Administration
The 2018 Equity Incentive Plan will be administered by the Compensation Committee, all of whom are “Disinterested Board Members,” as defined therein. The Compensation Committee has power within the limitations set forth in the 2018 Equity Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the 2018 Equity Incentive Plan’s purposes; and interpreting and otherwise construing the 2018 Equity Incentive Plan. The Board of Directors (or those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any national securities exchange on which we list our securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Compensation Committee under the 2018 Equity Incentive Plan as if done or exercised by the Compensation Committee. The 2018 Equity Incentive Plan also permits the Board of Directors or the Compensation Committee to designate a separate committee, composed of one or more senior executive officers of the Company, to make awards to employees who generally are not executive officers within the parameters specified by the Board of Directors or Compensation Committee.
Approval of the 2018 Equity Incentive Plan by the shareholders authorizes the Compensation Committee to determine the number of shares to be granted to non-employee directors, executives and employees, subject to the individual limitations in the 2018 Equity Incentive Plan as set forth therein and discussed above.
Amendment and Termination
The Board of Directors may, as permitted by law, at any time, amend or terminate the 2018 Equity Incentive Plan or any award granted thereunder. However, except as provided in the 2018 Equity Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the 2018 Equity Incentive Plan to allow repricing of a stock option, materially increase the aggregate number of securities that may be issued under the 2018 Equity Incentive Plan (other than as provided therein), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the 2018 Equity Incentive Plan, without approval of shareholders. Notwithstanding the foregoing, the Board may, without shareholder approval, amend the 2018 Equity Incentive Plan at any time, retroactively or otherwise, to ensure that the 2018 Equity Incentive Plan complies with current or future law

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 4: Approval of the Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan
and the Board of Directors may unilaterally amend the 2018 Equity Incentive Plan and any outstanding award, without participant consent, in order to conform to any changes in the law or any accounting pronouncement or interpretation thereof.
Duration of 2018 Equity Incentive Plan
The 2018 Equity Incentive Plan will become effective upon approval by the shareholders at this meeting. The 2018 Equity Incentive Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Plan on or after the day immediately prior to the 10-year anniversary of the effective date of the 2018 Equity Incentive Plan. At any time, the Board of Directors may terminate the 2018 Equity Incentive Plan. However, any termination of the 2018 Equity Incentive Plan will not affect outstanding awards.
Federal Income Tax Considerations
The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the 2018 Equity Incentive Plan.
Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code). We will not be entitled to a tax deduction upon the exercise of an incentive stock option.
The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.
If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of  (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the fair market value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized at the time of disposition is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 4: Approval of the Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan
holder will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder will also be compensation income to the participant and we will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Code will include the full fair market value of the restricted stock award (or portion of the award subject to such election) in taxable income in the year of grant at the grant date fair market value. The Compensation Committee has the right to prohibit participants from making Code Section 83(b) elections.
Restricted Stock Units. A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Section 83(b) of the Code since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, we will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient.
Withholding of Taxes. We may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may have shares withheld from awards to satisfy tax withholding requirements up to an amount that will not trigger adverse accounting for the Company.
Change in Control. Any acceleration of the vesting or payment of awards under the 2018 Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under Section 280G of the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.
Deduction Limits. Section 162(m) of the Code generally limits our ability to deduct for tax purposes compensation in excess of  $1.0 million per year for each of our chief executive officer, our chief financial officer and three other executive officers named in the summary compensation table (each, a “covered employee”) of our annual proxy statement. Compensation resulting from awards under the 2018 Equity Incentive Plan will be counted toward the $1.0 million limit.
Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2018 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2018 Equity Incentive Plan.
The summary provides a summary and overview of selected information in the Berkshire Hill’s Bancorp, Inc. 2018 Equity Incentive Plan. We encourage you to read the entire plan, which is attached as Appendix E before voting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 4.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 5:
Advisory Vote on Executive Compensation
The Board of Directors recommends approval of its Named Executive Officer (“NEO”) compensation as set forth herein.
Background. In accordance with Section 14A of the Securities Exchange Act of 1934, shareholders are being given the opportunity to vote on an advisory (non-binding) resolution at the annual meeting to approve our executive compensation as described below in the Compensation Discussion and Analysis, compensation tables and narrative discussion of NEO compensation presented in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the Company’s executive pay program.
The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to the Company’s long-term success and enhancement of shareholder value. The Board of Directors believes the Company’s compensation policies and procedures achieve this objective, and therefore recommend shareholders vote “FOR” the proposal.
“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”
Is the Shareholder Vote Binding on the Company? This is an advisory vote only, and neither the Company nor the Board of Directors will be bound to take action based upon the outcome. The Compensation Committee will consider the vote of the shareholders when considering future executive compensation arrangements.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Compensation
Discussion and Analysis
In this section we explain our compensation philosophy, describe the material components of our executive compensation program, and review the 2017 compensation decisions for our Named Executive Officers (“NEOs”) listed below. Their compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement. The following Compensation Discussion and Analysis (“CD&A”) focuses on the key factors we believe shareholders should focus on in their evaluation of our “Say-on-Pay” proposal.
Named Executive Officers(1)
Michael P. Daly	Chief Executive Officer
James M. Moses	Senior Executive Vice President and Chief Financial Officer
Richard M. Marotta	President
Sean A. Gray	Chief Operating Officer
George F. Bacigalupo	Senior Executive Vice President, Commercial Banking
(1)
The principal positions listed above represent the titles of each of the Named Executive Officers at Berkshire Bank, the wholly owned subsidiary of Berkshire Hills Bancorp, Inc. The principal position of each of the Named Executive Officers at Berkshire Hills Bancorp, Inc. is as follows: Mr. Daly is President and Chief Executive Officer, Mr. Moses is Senior Executive Vice President and Chief Financial Officer, Mr. Marotta is Senior Executive Vice President, Mr. Gray is Senior Executive Vice President, and Mr. Bacigalupo is Executive Vice President.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
Executive Summary
Business Overview
Over the last several years we have grown our company through disciplined expansion from $5.5 billion to nearly $12 billion in total assets. Our strategy is to provide big bank products and services with a local bank feel to best meet the needs of our communities. Our culture of excitement values passionate employees who seek to make a difference in the world around them, and we empower those employees to bring that excitement to their customers every day. We are building our long term profitability through positive operating leverage driven by revenue growth and expense discipline. We are developing a valuable franchise that is attractive to our markets and the investment community.
We have made key investments in people and infrastructure, including hiring seasoned lending teams across our market, expanding and upgrading our personnel and systems in compliance, risk and finance, and restructuring our executive team to include more diversity and better engagement and accountability. We moved our headquarters to Boston and added economies of scale by acquiring whole banks within, and adjacent to, our footprint that deepen and expand our market presence. We have refocused and improved the talent of our wealth management and insurance businesses to better serve our customers, and our strategic lines of business have been built out organically and through acquisition, including specialty lending, wholesale banking and residential mortgage banking.
These initiatives have diversified our revenue streams, created efficiencies and improved profitability. They also provide a solid foundation for delivering stronger returns to our shareholders. We now serve more customers across our expanded footprint and are operating greater numbers of business lines in both regional and national markets. By bringing together a strong employee base, a dedicated strategy and operational efficiency, we can continue to offer our customers the products and services they need, our employees an inspirational workplace, our communities the support they seek and our shareholders the returns they deserve.
2017 Highlights

Berkshire had a transformative year in 2017.
Through organic growth and disciplined acquisition, we crossed the $10 billion threshold for total assets and established ourselves as the largest regional bank with corporate headquarters in Boston.

We delivered significant growth, ongoing progress toward our financial goals and the development of new markets and teams.
Our Board of Directors tracks the Company’s performance on GAAP measures, but generally evaluates performance on the basis of non-GAAP core and organic measures which the Company views as most critical to shareholder value. The Board does not view GAAP results in many cases as indicative of business performance and value creation, and excludes net charges not viewed as related to ongoing operations in its evaluation, as shown in Appendix A. Many of these charges relate to the direct and indirect costs of acquisitions, which are central to Berkshire’s strategy; these costs are viewed as part of the merger investment. In 2017, there was also a noncash charge to write-down the deferred tax asset following federal tax reform.
In 2017, GAAP earnings and profitability decreased due to merger charges and tax reform. Core results improved, even as the Company withstood a shifting regulatory landscape while also absorbing the increased regulatory costs of crossing $10 billion in assets.

In 2017 management performed strongly and in several areas exceeded stretch objectives. The Compensation Committee strongly believes that performance and pay were well aligned in a year with transformational strategic accomplishments and exceptional management performance.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
2017 Financial Highlights

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
Summary Description of 2017 Compensation Results
The table below summarizes the Compensation Committee’s 2017 compensation actions, which were consistent with our long-standing commitment of aligning pay with performance and the interests of our shareholders. For more details on the program design and decisions made in 2017, please see pages 58-68 in this CD&A. For reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures, please see Appendix A.
Base Salary
• Our competitive guidelines target market median. • No salary adjustments were made for the CEO or the NEOs during the January 2017 annual review process.
Short-Term Incentive Program (STI)

•
For the 2017 plan, no changes were made to the performance measures (core earnings, core return on assets, expense management, and asset quality), but most goals were increased over the prior year.

•
Target payout percentages were increased for the CEO from 55% to 60% and from 40% to 45% for the Bank President to reflect market practice for our larger size. No other changes were made to other NEOs’ target payout percentages in 2017.

•
Based on results, the pool funded at 146% of target. The Compensation Committee further approved a 15% modifier, citing multiple strategic accomplishments, as summarized in the Executive Summary at the beginning of the CD&A, adjusting the total funded pool to 168%.

•
Individual NEO awards were allocated by the Committee and ranged from 86% to 178% of target.

Long-Term Incentive Plan (LTI)

•
For the 2017 plan, the LTI measures were revised to include relative total shareholder return, along with cumulative core earnings per share over the three year period. This change reflects feedback the Committee received from shareholders about better alignment between executives and shareholders.

•
No changes were made to target payout percentages in 2017.

•
The Compensation Committee relied on benchmarking data and each individual executive’s contribution toward corporate goals to determine 2017 grants. The awards varied from 69% to 130% of target for the NEOs, and are split 50% as performance shares and 50% as time-vested shares.

•
For performance awards granted in 2015, which were subject to a three year cliff vesting schedule (and which became vested in 2018), the performance shares earned equated to 109.11% of the target award established in January 2015.

Total Compensation

•
We are a growth company and as such have a strong focus on creating long-term shareholder value. As a result of shareholder feedback, we made changes to awards to better meet shareholder expectations and acknowledge the importance of total shareholder return performance.

•
NEO total direct compensation was 10% higher than in 2016, in-line with stronger growth and performance.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
NEO Pay-For-Performance Alignment
The Compensation Committee seeks to motivate and reward executives for achieving improved earnings and profitability over the long-term, driving total shareholder value and managing risk. The company’s strategy includes disciplined growth through acquisitions and culture-driven differentiated products and services. Due to the acquisition strategy, the company’s performance is best understood in terms of core measures and our executives are incented on core earnings and profitability metrics. Core measures exclude merger and acquisition charges, along with other non-recurring gains and losses as described in the Company’s Annual Report on Form 10-K.
The graph below demonstrates the alignment over the past five years of shareholder value creation and key operational metrics with CEO and other NEO total annual direct compensation, which consists of base salary and short-term and long-term incentive awards.
The Company has doubled in size over this period, and compensation reflects performance, as well as promotions and increases in responsibility due to growth. Total shareholder return has been positive in all years and outperformed the majority of peers in 2017.

Compensation Alignment with Incentivized Performance and TSR
5,000,000
4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
200.00
180.00
160.00
140.00
120.00
100.00
80.00
60.00
40.00
20.00
0.00
2013
2014
2015
2016
2017
Direct Compensation $ Value (2)
Indexed Values (1)
CEO (bar)
NEO (bar)
TSR(3)
Core EPS(4)
Core Net Income(4)
Core ROA(4)

(1)
Reflects the year-to-year performance indexed to a 2012 base year for total shareholder return (“TSR”), and a 2013 base year for other performance metrics, at 100. Prior year TSR is shown to correspond with the timing of annual compensation decisions.

(2)
Direct compensation totals are made up of base salary, Short Term Incentive (“STI”) and Long Term Incentive (“LTI”). This measure excludes sign-on bonuses and special grants, which were supported by specific events.

(3)
TSR consists of stock price appreciation plus reinvested dividends; source: S&P Market Intelligence.

(4)
Core EPS, Core Net Income and Core ROA are Non-GAAP financial measures used by the compensation committee to make compensation decisions, a reconciliation of Non-GAAP financial measures is available in Appendix A.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
Shareholder Engagement and Responsiveness

We have an active engagement program that focuses on gathering feedback from the governance teams of our largest institutional shareholders. Based on these ongoing discussions, in the last year we made several enhancements to our governance programs including:

• Declassified the Board
• Added a relative TSR measure to the long-term incentive plan
• Increased disclosure around compensation policies, procedures and decisions
• Increased disclosure relating to the Board of Directors’ composition, recruiting and nominating practices
• Introduced an anti-hedging policy and increased disclosure around our restrictive pledging policy
• Eliminated geographical residency requirement for eligibility to serve on the Board
Since the implementation of  “Say-on-Pay”, we have received support above 90% for our Advisory Vote on Executive Compensation. In 2016 we received 67% of votes in favor of the Company’s executive compensation. In 2017, we improved to 75% of vote in favor, but we continue to strive to improve the shareholder approval. As a result, the Board of Directors has taken action over the past year to further engage shareholders to better understand their views and make enhancements to our compensation and governance practices.
What We Did

•
Proactively reached out to our largest institutional shareholders, representing 75% of our institutional ownership, to solicit their feedback.

•
Had extensive dialogue with a diverse group of our shareholders during the year and obtained additional feedback from advisors and other knowledgeable third parties.

•
Solicited feedback and answered questions about our executive compensation programs and Board governance practices.

What We Heard and How We Responded

•
Shareholders were pleased with the changes we made in the last year, particularly the declassified board and increased disclosures.

•
We continued to enhance our proxy statement disclosure this year to include more detail on director qualifications, the board evaluation process, risk management, gender diversity and sustainability.

•
There was general support for the design of the compensation plans. The importance of aligning goals with shareholder returns was reinforced and some of the shareholders desired more disclosure around individual incentive awards.

•
The Compensation Committee changed the long-term incentive plan goals in 2017 to include a relative TSR measure, along with a cumulative core EPS goal. The Committee feels that this combination will drive executive performance that is both favorable to the shareholders and to the Company’s long term strategic plans. We also continued to enhance the disclosures tied to the Compensation Committee’s philosophy and process in determining goals and individual awards.

•
Some shareholders suggested adopting a proxy access provision, majority voting standards, and/or the right to call a special meeting in our bylaws.

•
The Board has had extensive conversations about each of these items and will continue to evaluate potential future action.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
Executive Compensation Key Principles
Our philosophy is to provide an executive compensation program that is consistent with creating long-term value for our shareholders and promoting sound risk management. The key principles that support our philosophy are:
✓
Attract and retain highly talented executives committed to our success

✓
Pay for performance

✓
Align executive interests with those of our shareholders

✓
Manage risk through oversight and compensation design features and practices

Key Elements of our Compensation Programs
Compensation Mix	Target Mix

•
Direct compensation is made up of base salary, short-term cash incentive (“STI”) and long-term equity incentive (“LTI”)

•
Target mix is 57% performance based for CEO and 47% performance-based for other NEOs

Long-Term/Equity Compensation	LTI Award

•
Awards consist of 50% performance shares and 50% time-based shares

•
Performance shares are earned at the end of a 3-year period based on Company performance

•
Time-based shares are earned proportionally over a 3-year period

Corporate Performance Measures	Performance Measures

•
Performance measures and targets are designed to motivate and reward executives for achieving improved earnings and profitability over the long term, driving total shareholder returns and managing risk

•
Goal setting is aligned with annual and multi-year financial targets

*
For reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures, please see Appendix A.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
Highlights of our Compensation and Governance Programs
What We Do:

Pay for Performance: A significant portion of each Named Executive Officer’s annual compensation target is variable and tied to company and individual performance results. The Company uses a mix of performance metrics and our short- and long-term plans provide a balanced timeframe for incentive opportunities.

Link Performance Measures with Strategic Objectives: Performance measures and individual goals for incentive compensation are linked to strategic, operating and financial goals designed to create long-term shareholder value.

Annual Say-on-Pay Vote: We conduct an annual Say-on-Pay advisory vote.
Independent Compensation Consultant: The Compensation Committee engages its own independent compensation consultant to review the Company’s executive compensation program and practices.

Shareholder Engagement: As part of the Company’s shareholder outreach program, members of the Compensation Committee and members of management welcome engagement with shareholders to better understand their perceptions and views on our executive compensation program.

Stock Ownership Guidelines: We have significant stock ownership guidelines requiring our executives and directors to hold substantial equity ownership.

Clawback Policy: The clawback policy allows the Board to recover incentive compensation paid to an executive if the financial results that the awards were based on are materially restated due to fraud, intentional misconduct or gross negligence.

Incentivize Sound Risk Management: Our compensation program includes features intended to discourage employees from taking unnecessary and excessive risks, including balanced performance metrics, emphasis on long-term shareholder value creation, and clawback provisions.

What We Don’t Do:
Gross-ups for Excise Taxes: We don’t provide change-in-control tax gross-ups to individuals hired after 2009 (only two legacy agreements are still in place).

Hedging and Pledging: All of our employees and directors are prohibited from engaging in hedging, monetization, derivative or similar transactions with company securities. We also have a policy that discourages pledging of company securities, with very limited exceptions.

Contracts: Our executives, with the exception of the CEO, are all employed “at will” and the relationship may be terminated by the Company or the employee at any time without any severance payments.
Dividends: We do not pay dividends on any restricted stock awards until vested.
Compensation Philosophy and Objectives
The primary philosophy and objective of our compensation program is to align the interests of our executives with shareholders by rewarding performance against established corporate financial and strategic goals, solid executive leadership and strong individual executive performance. We strive to attract, motivate and retain a highly qualified and talented team of executives who will lead Berkshire to maximize long-term performance and earnings growth. The Compensation Committee regularly reviews executive compensation program elements to ensure they are consistent with safe and sound business practices, regulatory requirements, emerging industry best practices and shareholder interests.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
Key Principles That Support Our Philosophy
Attract and retain highly talented executives committed to our success
•
Provide competitive total compensation that enables us to attract and retain highly talented executives with experience and leadership abilities to grow and sustain our business

•
Target total compensation opportunities to reflect the median of market defined as banks similar in size, region and business model to Berkshire

Pay for performance alignment
•
We measure our success through a balanced portfolio of performance metrics that rewards corporate and individual success

•
A significant portion of total compensation is “at risk” and based on short and long-term performance

•
Financial performance results fund our annual incentive plan and determine long-term equity vesting

•
Our long-term equity awards are granted based on a holistic assessment of Company and individual performance, then split 50/50. Half are tied to 3-year performance (EPS and relative TSR); the other half are time-vested over 3 years

•
Higher (i.e. above market) compensation results only if performance exceeds our goals; lower compensation (i.e. below market) will result if our performance falls below expectations

Align executive interests with those of our shareholders
•
Our performance goals are directly aligned with our strategic and operating objectives which creates long-term shareholder value

•
We have rigorous stock ownership requirements to ensure our executives hold stock throughout their tenure as executives

•
A significant portion of executive compensation, including all of our long-term incentive, is in the form of stock

•
The Compensation Committee reviews our program and pay–for-performance relationships on a regular basis

Manage risk through oversight and compensation design features and practices
•
Our program incorporates a balanced approach that includes pay that is fixed and variable, short- and long-term, and in the form of both cash and equity

•
We use multiple goals in our incentive plans to reinforce strategic, operational, risk and shareholder considerations

•
We consider performance on a “holistic” basis, allowing for Committee discretion to adjust awards in consideration of risk management objectives and strategic success

•
We balance short-term and long-term incentives, with 3 year payouts on the long-term plan, which considers our absolute and relative performance

•
Our incentive plans cap maximum payments

•
We have a clawback policy that allows for recoupment of compensation for financial restatement or misconduct

Compensation Drivers
•
Incentive plans are designed to encourage achievement of our strategic business goals and reinforce our business values

•
Pay levels are fair, competitive and internally equitable

•
We pay for performance and the attainment of our vision, business strategy, operating imperatives and results

•
We recognize contributions of the individual

•
We are mindful of the market

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
2017 Target Pay Mix
Our compensation program places significant focus on performance-based pay that aligns CEO and NEO pay levels with the Company’s performance. The program rewards our achievements on an annual basis and our ability to deliver long-term value to our shareholders. We have a balanced, risk-appropriate approach to total compensation that includes a mix of fixed/base pay and variable/performance–based pay, cash and equity, and short- and long-term compensation.
Berkshire’s target pay mix is established by the Compensation Committee through an annual review of peer practices, pay for performance incentives, risk management objectives and shareholder alignment. For 2017, our compensation targets and pay mix were as follows and are designed to be in-line with market practice:
CEO
Other NEOs
(1)
Market averages provided by independent compensation consultant and determined by using pay practices at peers listed elsewhere in this proxy statement.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
Decision-Making Process
Our Compensation Committee, which is composed solely of independent directors, is responsible for establishing, implementing and continually monitoring all elements of compensation for the Company’s CEO and NEOs.
Setting Performance Goals

•
Each year, the Compensation Committee reviews our compensation program to determine competitiveness and effectiveness, and evaluate whether any changes should be made for the next fiscal year. At the beginning of each fiscal year, the Compensation Committee determines the components of compensation for each NEO and sets the performance goals for each corporate performance measure.

•
Annually the Compensation Committee establishes CEO performance goals; the CEO sets individual performance goals for each of the other NEOs, subject to the review of the Compensation Committee. The individual goals are designed to drive our strategic corporate goals.

•
The Compensation Committee meets regularly throughout the year, both with management and in executive session, and reviews the Company’s performance to date against the performance goals.

Determining Compensation

•
At the end of each fiscal year, the Compensation Committee conducts a review of each NEO and the Company’s performance measured against established performance goals. As part of this review process, the CEO reviews with the Compensation Committee the performance of each NEO relative to the individual goals and presents his compensation recommendations based on his review. The Compensation Committee exercises discretion in modifying any compensation recommendations and then approves all compensation decisions for the NEOs.

•
The CEO’s performance is reviewed by the Compensation Committee in conjunction with a self-assessment and discussion with the Compensation Committee and other independent directors. The CEO is not present when the Committee makes decisions on his compensation.

•
The Compensation Committee’s objective is to ensure that total compensation paid to the NEOs is fair, reasonable and performance based, while aligning with shareholder interests. In addition, the Compensation Committee annually conducts an executive compensation review with the compensation consultant to ensure market competitiveness.

Contribution from the Independent Compensation Consultant

•
During 2017, the consultant provided a number of consultations and presentations to the Compensation Committee. These included a presentation on executive compensation trends and external developments, an annual competitive evaluation of NEO compensation, review of STI and LTI programs, draft review and comments on the CD&A, development of the peer group used for competitive analysis and attending committee meetings when requested by the Compensation Committee Chair.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
Factors Considered in Compensation Decision Process
The Compensation Committee considers many factors when making pay decisions throughout the year. In addition to the market data provided by the independent consultant, the Compensation Committee also considers various analyses, information and input including, but not limited to:
›
Overall operational and financial performance
›
Stock price performance and total shareholder return on an absolute and relative basis
›
Executive’s individual performance results relative to their individual financial and strategic goals
›
Strategic plan progress and performance relative to annual budget
›
Tally sheets
›
Demonstration of behaviors that support our culture and brand
›
Executive stock ownership levels
›
Qualitative input from the Compensation Committee and other independent directors
›
External influences, economic conditions and industry factors
›
Risk assessment considerations
›
Internal equity
›
Compensation trends and best practices

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
Benchmarking Analysis — Compensation Peer Group
The Compensation Committee considers the structure of compensation programs and pay levels at other publicly traded banks similar in size and region to Berkshire when evaluating our compensation program. Annually, the Compensation Committee’s independent compensation consultant conducts a comprehensive competitive market analysis using the peer group and other industry survey data, as well as compensation best practices. The peer group is developed by the independent compensation consultant, approved by the Compensation Committee and used as part of the perspective consideration by the Compensation Committee to analyze and set annual salaries and incentive target opportunities. The Compensation Committee annually reviews and updates the peer group, as necessary upon recommendation of the Compensation Consultant.
Peer Group Criteria: The peer group is based on objective parameters that reflect institutions of similar asset size (approximately ½ – 2x Berkshire’s assets) and located in the Northeast/Mid-Atlantic region plus Ohio.
The following group shows the peer companies identified in 2016 and used for 2017 pay program considerations:
Peer	Ticker	State	Asset Size ($B)(1)	Market Cap ($B)(1)	Revenue ($MM)(1)
Valley National Bancorp	VLY	NJ	24.0	3.0	772
Fulton Financial Corp.	FULT	PA	20.0	3.1	783
Sterling Bancorp	STL	NY	30.4	5.5	640
Customers Bancorp Inc.	CUBI	PA	9.8	0.8	346
Provident Financial Services	PFS	NJ	9.8	1.8	334
Northwest Bancshares Inc.	NWBI	PA	9.4	1.7	442
Community Bank System Inc.	CBU	NY	10.7	2.7	518
NBT Bancorp Inc.	NBTB	NY	9.1	1.6	405
First Financial Bancorp	FFBC	OH	8.9	1.6	360
Park National Corp.	PRK	OH	7.5	1.6	325
Independent Bank Corp.	INDB	MA	8.1	1.9	342
First Commonwealth Financial	FCF	PA	7.3	1.4	309
S&T Bancorp, Inc.	STBA	PA	7.1	1.4	281
United Financial Bancorp	UBNK	CT	7.1	0.9	218
Brookline Bancorp Inc.	BRKL	MA	6.8	1.2	255
Eagle Bancorp Inc.	EGBN	MD	7.5	2.0	313
Flushing Financial Corp.	FFIC	NY	6.3	0.8	183
Thompkins Financial Corporation	TMP	NY	6.6	1.2	271
WSFS Financial Corp.	WSFS	PA	7.0	1.5	346
Dime Community Bancshares, Inc.	DCOM	NY	6.4	0.8	174
Peer Group Median(2)			7.8	1.6	338
Berkshire Hills Bancorp, Inc.	BHLB	MA	11.6	1.7	420
(1)
Asset size and market cap as of 12/31/17; revenue FY2017; source: S&P Market Intelligence.

(2)
Peer group median asset size in 2016 (when the peer group was identified) was $7.6B compared to Berkshire’s assets of  $8.0B at the time.

The Compensation Consultant used several other sources of data to identify general compensation trends, as well as published industry surveys and a proprietary database of national banking compensation data.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
Crossing $10 Billion in Assets
Due to the significant growth in assets over the last several years, the Compensation Committee, in conjunction with the Compensation Consultant, took a broader look at compensation peers during 2017. Berkshire has crossed $10 billion in assets, operates major national lending operations and has been an active acquirer. In comparing business models, regulatory challenges, and profitability results of peer banks, the Committee decided to change the scope of compensation peers beginning in 2018.
The new peer group includes banks nationwide ranging from $8 to $20 billion in assets, with similar business models, revenues and regulatory hurdles to Berkshire, and excludes banks located on the West Coast and in Texas.
The following group shows the peer companies identified in 2017 and used for 2018 pay program considerations:
Peer	Ticker	State	Asset Size ($B)(1)	Market Cap ($B)(1)	Revenue ($MM)(1)
MB Financial Inc.	MBFI	IL	20.1	3.7	969
Fulton Financial Corp.	FULT	PA	20.0	3.1	783
United Bankshares Inc.	UBSI	WV	19.1	3.7	681
Chemical Financial Corp.	CHFC	MI	19.3	3.8	702
Old National Bancorp	ONB	IN	17.5	2.7	621
BancorpSouth Bank	BXS	MS	15.3	2.8	742
South State Corporation	SSB	SC	14.5	3.2	558
Simmons First National Corp.	SFNC	AR	15.1	2.6	494
Home BancShares Inc.	HOMB	AR	14.4	4.0	555
First Midwest Bancorp Inc.	FMBI	IL	14.1	2.5	635
Trustmark Corp.	TRMK	MS	13.8	2.2	592
First Financial Bancorp	FFBC	OH	8.9	1.6	360
Union Bankshares Corp.	UBSH	VA	9.3	1.6	352
United Community Banks Inc.	UCBI	GA	11.9	2.2	444
Great Western Bancorp	GWB	SD	11.7	2.4	452
Community Bank System Inc.	CBU	NY	10.7	2.7	518
Customers Bancorp Inc.	CUBI	PA	9.8	0.8	346
Renasant Corporation	RNST	MS	9.8	2.0	469
TowneBank	TOWN	VA	8.5	1.9	449
FCB Financial Holdings, Inc.	FCB	FL	10.7	2.3	331
WesBanco Inc.	WSBC	WV	9.8	1.8	379
Heartland Financial USA Inc.	HTLF	IA	9.8	1.6	432
NBT Bancorp Inc.	NBTB	NY	9.1	1.6	405
Independent Bank Corp.	INDB	MA	8.1	1.9	342
Peer Group Median			11.8	2.4	482
Berkshire Hills Bancorp, Inc.	BHLB	MA	11.6	1.7	420
(1)
Asset size and market cap as of 12/31/17; revenue FY2017; source: S&P Market Intelligence.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
2017 Compensation Program & Decisions
The Company’s compensation program consists of four main components: Base Salary, Annual Incentives, Long-Term Incentive/Equity, and Benefits and Perquisites. The following sections summarize the role of each component, how decisions are made and the resulting 2017 decision process as it relates to the NEOs.
Base Salary

The Company’s base salary program is designed to provide competitive base pay reflective of an executive’s role, responsibilities, contributions, experience, leadership and performance. Salaries are generally targeted to be within the range of market median and are expected to provide sufficient base to discourage inappropriate risk taking by executives

When setting NEO’s base salary, the Compensation Committee aims to provide competitive and fair base compensation that reflects roles and contributions. Each year our independent compensation consultant provides market guidelines based on its competitive assessment considering a composite of market data from the custom proxy peer group as well as other data sources of banking compensation.
2017 Decisions. No salary adjustments were made during the January 2017 annual review process.
	2017 Salary	Salary adjustment in 2017
Daly	$700,000	0%
Moses	$350,000	0%
Marotta	$500,000	0%
Gray	$425,000	0%
Bacigalupo	$350,000	0%
Short-Term Incentive Awards (STI)

The Company’s short-term incentive compensation program is designed to align executives’ interests with the Company’s strategic plan and critical annual performance goals by providing meaningful “pay-at-risk” that is earned each year based on performance results. It also seeks to motivate and reward achievement of specific Company, business unit and individual performance goals with competitive compensation when performance goals are achieved; above or below median pay when performance results are above or below goals.

At the start of each year, the Compensation Committee defines the corporate STI goals which serve as the basis for the granting of annual cash awards and approves the individual goals which will be used to determine the payout. Each year in January, prior year performance is assessed and the NEOs are then considered for short-term incentive awards based on achievement of those Company and individual goals.
•
Rewards under this plan represent compensation that must be re-earned each year based on Company and individual performance results.

•
The Compensation Committee approves the Chief Executive Officer’s individual goals based on the strategic plan/budget.

•
The CEO prepares goals for NEOs that support our strategic plan and budget and reflect each NEO’s role. The Compensation Committee can modify the goals at their discretion and approves the final goals.

•
NEO incentive award targets and pay-out ranges are reviewed and established annually by the Compensation Committee based on the Company’s overall performance and the independent compensation consultant’s benchmarking analysis.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
•
Award targets are designed to be in-line with our goal to provide a meaningful, but risk balanced, portion of total compensation that is based on annual results.

•
For 2017, target annual incentive opportunities were increased from 55% to 60% of base salary for the CEO, from 40% to 45% for the President and remained 40% for other NEOs. As part of their annual review, the Committee determined that the target opportunities for the CEO and President were below the market range. The adjustment moved the target closer to market median. Actual payouts, however, vary each year based on a combination of Company and individual performance.

•
Maximum incentive pool funding is capped at 150% of target and the Compensation Committee has the option to modify the pool by up to an additional +/- 15%; maximum award for any participant (based on individual performance) is capped at 200% of target.

The incentive pool is funded based on Corporate Scorecard results consisting of financial goals and a strategic modifier. Once the pool funding is known, individual performance is assessed to determine and allocate the actual awards. The Chief Executive Officer provides the Compensation Committee with a summary of each NEO’s performance and incentive recommendations based on individual performance results relative to specific goals set at the start of the year. The Compensation Committee conducts a similar review of the Chief Executive Officer, with input from the independent directors of the board. The Compensation Committee determines the Chief Executive Officer award and approves the NEO awards. The Compensation Committee retains the discretion to modify incentive payouts based on significant individual or Company performance shortfalls and/or regulatory and safety and soundness concerns and in consideration of risk management considerations.
Company Measures and Funding of the Incentive Pool
The Compensation Committee has established four performance goals that determine the pool that will be available for incentive awards. The Committee also established a minimum trigger or gate level of performance, which is defined at 75% of the targeted core earnings, which must be achieved in order for the plan to fund any awards. Once the minimum is achieved, the incentive pool funding is determined based on Company performance relative to the four performance goals, evenly weighted. These performance measures were unchanged from 2016:
Performance Measure	Definition
Core Earnings*
Core Net Income (a non-GAAP measure that excludes on an after-tax basis certain amounts which the Company has identified as unrelated to its normal operations; described as “adjusted net income” in Form 10-K)

Expense Management	Efficiency Ratio (a non-GAAP measure calculated as non-interest expense as a percentage of revenue; adjusted for designated items, intangibles, and tax credit adjustments)
Asset Quality
Criticized Asset Ratio (calculated as criticized assets as a percentage of the sum of Bank Tier 1 capital and the loan loss allowance; criticized assets are those assets rated Special Mention or worse in Berkshire Bank’s risk rating system)

Core Return on Assets*	Core Return on Assets (a non-GAAP measure calculated as core net income as a percentage of total average assets)
*
For a summary of certain non-GAAP performance measures, please see Appendix A.

Each goal has a defined range of acceptable performance; threshold funds the pool at 50%; target performance funds the pool at 100% and stretch performance funds at 150%. Funding is interpolated proportionally based on actual performance within these ranges. These ranges are unchanged from the prior year and are viewed as within a normal range among Company peers. The Committee also considers the achievement of the Company’s strategic plan/goals and can modify the pool +/- 15% based on its assessment of performance of these broader initiatives. The Committee will consider and discuss overall risk and can also adjust the pool downward to reflect any risk, regulatory or shareholder issues. The objective is to ensure our incentive plan is funded appropriately based on profits and strategic results.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
2017 Goals and Results
The specific performance goals for each of threshold, target and stretch level achievement, as well as the actual level of performance achieved for fiscal year 2017, are displayed in the following table.
Performance Measure	Weighting	Threshold	Target	Stretch	Result	Funding
Core Earnings (MM)	25%	$77.8	$81.9	$86.0	$90.8	150%
Expense Management	25%	65%	63%	61%	60%	150%
Asset Quality	25%	27%	23%	19%	20%	134%
Core Return on Assets	25%	0.83%	0.87%	0.91%	0.93%	150%
Weighted Funding						146%
Committee Approved Strategic Modifier						15%
Committee Approved Final Funding						168%
The considerations in setting the 2017 corporate targets and evaluating performance are shown below. Our financial results exceeded the stretch target on three of the four measures, and nearly achieved the stretch target on the fourth. These desirable results were achieved while the Company was strongly growing its revenues and integrating its new Mid-Atlantic operations and national lending businesses.
Specific considerations included:
•
The core earnings target was established with a target increase of 20% over the prior year, to provide incentive for management to achieve the earnings targets for the First Choice acquisition, and to seek other earnings growth from organic and/or acquisition activities. The 5% stretch warranted a 50% payout above target. Including the Commerce acquisition, actual core earnings exceeded target by 11% and represented a 33% increase over 2016 results.

•
The expense management target is the efficiency ratio, and was targeted at 63%, which was a slight increase from the 61% target in 2016 due to the acquisition of sizeable new mortgage banking operations, which operate with lower margins and therefore less efficiency on this measure. The actual results were more favorable than the 61% stretch target and warranted a 50% payout above target. Management estimated that the Company’s efficiency excluding the mortgage operations was 56% in 2017, demonstrating strong improvement from prior levels.

•
The asset quality target measures the level of criticized assets in relation to capital. The Company achieved a ratio of 20% which was between the target of 23% and the stretch target of 19%. The Company views these levels as very strong asset quality and anticipated an increase based on integrating new operations. The actual results were nearly at the stretch level and warranted a payout 34% above target.

•
The core return on assets is a critical profitability measure that the Company is striving to improve. The Company achieved a result of 0.93% which exceeded the 0.91% stretch. It measured 7% above target and represented an 8% improvement over 2016 results, warranting a 50% payout above target.

The above results warranted a total weighted funding of 146% of target. In addition, the Committee considered strategic plan implementation and determined that a +15% strategic modifier was appropriate due to the transformational accomplishments in the year:
•
Crossing the $10 billion asset threshold with an attractive market fill-in acquisition;

•
Integrating new Mid-Atlantic and national operations;

•
Relocating the corporate headquarters to Boston;

•
Recruiting new Greater Boston regional market leadership; and

•
Supporting growth with a well-executed stock offering.

Accordingly, the Committee approved final pool funding at 168% of target. In comparison, in 2016, while the weighted funding calculation was 126% of target, the Committee awarded 112% of target, using the strategic modifier to reduce the overall payout. The Committee chose in 2016 to maintain a focus on

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
realizing further goal achievement in 2017 related to recent initiatives, and the 2017 decisions recognize that management’s performance strongly exceeded expectations and set the overall pool funding to recognize this performance.
Individual Performance.
The 2017 individual goals for each of our NEOs were set in January 2017. The Compensation Committee believes that our NEO’s performance goals should support and help achieve the Company’s strategic objectives, encourage the RIGHT (Respect, Integrity, Guts, Having Fun and Teamwork) behaviors and be tied to their areas of responsibility. Individual goals for the CEO were established by the Compensation Committee. Individual goals for the other executives were proposed by the CEO and reviewed and approved by the Compensation Committee.
Once the funding of the incentive pool is approved by the Compensation Committee, awards are then allocated based on each participant’s individual performance and contributions toward the Company’s strategic goals. This design is intended to provide a balance of “team” through the overall plan funding, but allow actual allocation of the awards to reflect individual contributions toward the Company’s success.
At the end of the fiscal year, the Compensation Committee reviewed each NEO’s progress against his individual performance goals and contributions to overall company performance and strategic accomplishments. Based on this assessment, an NEO could receive an award from 0% to 200% of the targeted annual incentive. When making the award determinations, the Compensation Committee does not assign a specific weight to any individual goals, but instead reviews each NEO’s progress in aggregate.
The 168% funding results could be adjusted up or down based on individual contribution, provided total awards do not exceed the incentive pool funding. Below is a summary of each NEO’s individual awards and the individual performance contributions considered by the Committee in determining the awards:
Mr. Daly	Goal Results
2017 Approved Award $724,500
•
Performed strongly against financial goals

•
Negotiated favorable terms for Commerce acquisition, the largest in the Company’s history

•
Oversaw corporate headquarters relocation and Greater Boston expansion strategy

•
Ongoing investor communications supported shareholder return and strong execution for the stock offering

•
Continued to attract top talent through focus on development and employee engagement

Mr. Moses	Goal Results
2017 Approved Award $241,500
•
Strategically positioned interest rate risk management to protect and enhance future earnings

•
Strengthened net interest margin, contributing to ROA and efficiency achievement

•
Strengthened balance sheet metrics and oversaw stock offering

•
Restructured, promoted, and recruited talent to strengthen financial division management

•
Deepened financial analysis and reporting to improve performance management companywide, together with enhanced pricing and capital analytics to support profitability and risk objectives

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
Mr. Marotta	Goal Results
2017 Approved Award $400,000
•
Managed executive team to meet most corporate stretch targets

•
Led Commerce accelerated closing and achievement of regulatory approvals

•
Strongly exceeded asset quality target, nearly achieving stretch goal

•
Participated with CEO in Boston relocation and oversaw successful specialty lending and regional/national expansion initiatives

•
Deepened compliance and risk management company-wide to support $10 billion regulatory threshold

Mr. Gray	Goal Results
2017 Approved Award $300,000
•
Oversaw corporate achievement of stretch goals for expense management and overall efficiency

•
Deepened scorecard management and supported corporate culture and diversity companywide

•
Delivered revenue and earnings growth across business lines, exceeding stretch goal

•
Directed integration activities on plan and adjusted resources to achieve market objectives

Mr. Bacigalupo	Goal Results
2017 Approved Award $120,000
•
With the growth of the company and recent acquisitions, Mr. Bacigalupo’s role was restructured to focus on Eastern Massachusetts commercial market management

•
Achieved middle-market commercial growth and revenue targets

•
Recruited new talent in high growth regions and in broadening commercial product offerings

•
Identified and pursued fee income strategies

The total short term incentive awards are shown below:
	2017 Salary	Target Percent	Target	Funding at 168%	Adjustment	Adjustment Percent	Payout
Daly	$700,000	60%	$420,000	$704,760	$19,740	3%	$724,500
Moses	$350,000	40%	$140,000	$234,920	$6,580	3%	$241,500
Marotta	$500,000	45%	$225,000	$377,550	$22,450	6%	$400,000
Gray	$425,000	40%	$170,000	$285,260	$14,740	5%	$300,000
Bacigalupo	$350,000	40%	$140,000	$234,920	$(114,920)	(49)%	$120,000

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
Long-term Incentive Plan (LTI)

The Company’s long-term incentive/equity compensation program is designed to align senior executives with long-term interests of the Company and shareholders through stock awards. The program also seeks to provide reward for superior multi-year performance, encourage stock ownership, and enhance our ability to retain our top performers.

Each year in January, the NEOs are considered for long-term incentive awards under the Company’s Equity Incentive Plans. The Compensation Committee determines, at its discretion, the terms of the equity incentive plan, the timing of the awards, the recipients who may be granted awards, and the form and amount of awards.
Long-term incentive awards are intended to:
•
Provide a meaningful portion of total compensation in stock-based awards

•
Align executives with our shareholders

•
Reward long-term performance and avoid excessive risk taking

•
Encourage retention of our key senior executives

•
Balance compensation rewards with risk through long-term vesting tied to performance

In determining the form and amount of equity awards to be granted to our NEOs in 2017, the Compensation Committee considered competitive market practices, including the market range for each position, Company performance and individual performance, expected future contributions by each individual, recommendations from the CEO (for NEOs other than himself) and each NEO’s total compensation, as well as the financial and economic environment and total stock returns. The Compensation Committee also considered incentives provided by different award types, including increasing shareholder value, avoiding excessive risk taking and encouraging employee retention. As in recent years, the Compensation Committee decided that performance shares and time-based restricted stock grants with three year vesting schedules were the most appropriate form of equity compensation for the long-term incentive grant.
For 2017, the equity compensation targets were unchanged from 2016 and remained at 75% of base salary for the Chief Executive Officer and 50% of base salary for other NEOs, which are consistent with peer medians. The Compensation Committee has also set a range for individual grants which can vary up to 150% of target. The total award granted is split into two components: 50% performance shares and 50% time-based shares. The grant range and component shares are unchanged from the prior year as the Compensation Committee considered the program in-line with competitive and best practices.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
The performance shares are tied to performance goals set at the beginning of the three-year performance period. As part of its annual review process, the Compensation Committee assessed the LTI performance measures to gauge appropriate incentives and shareholder alignment. The Committee determined that the Company and shareholders would be better served by the introduction of a relative total shareholder return measure to complement the core earnings per share goal. The relative TSR measure replaces the core return on equity goal used in previous years, tying executive pay more closely to shareholder returns. The Committee took into account shareholder feedback, the regulatory environment and the compensation consultant’s recommendations when making this change.
The actual shares earned at the end of the three-year period will range from 0% to 150% of the target depending on corporate performance, as measured by:
Performance Measure	Definition(1)	Weight
Core EPS(1)	Cumulative core earnings per share over the planning period aligned with internal budget goals. (Core EPS is a non-GAAP measure that excludes on an after-tax basis certain amounts from net income which the Company has identified as unrelated to its normal operations; described as “adjusted net income” in the Annual Report on Form 10-K)	50%
Relative TSR	Total shareholder return over the three year period as compared to a predefined industry index(2)	50%
(1)
For a summary of certain non-GAAP performance measures, please see Appendix A.

(2)
The predefined industry index is made up of the banks defined below.

Specific targets set for the 2017 three-year plan were based on the Company’s condition and strategic plans, including an assessment of economic and competitive conditions. The Compensation Committee anticipates steadily increasing core EPS in setting the cumulative three-year goal. For our relative TSR goal, we use an industry index to represent an objective and external comparator with predefined criteria (exchange-traded banks between $5.5B and $25B located in the US), as laid out below.
Long Term Incentive Plan 2017 — 2019 Performance Goals
	Threshold	Target	Stretch
Core EPS 50%	95% of EPS target	100% of EPS target	105% of EPS target
Relative TSR 50%	30th percentile	50th percentile	75th percentile
Payout	50%	100%	150%

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
The component companies of the TSR industry index are defined at the beginning of the performance period to provide consistency for comparison purposes during the entire performance period. For the 2017-2019 performance period, the industry index includes the 74 banks shown below. In order to be counted in the final calculations, a peer company must remain an exchange traded bank at the end of the performance period (i.e. some banks may be acquired and will not be included in the final calculation).
Umpqua Holdings Corporation
Hancock Holding Company
Valley National Bancorp
Prosperity Bancshares, Inc.
PacWest Bancorp
F.N.B. Corporation
Texas Capital Bancshares, Inc.
IBERIABANK Corporation
TCF Financial Corporation
UMB Financial Corporation
PrivateBancorp, Inc.
First Hawaiian, Inc.
MB Financial, Inc.
Fulton Financial Corporation
Bank of the Ozarks, Inc.
Chemical Financial Corporation
Western Alliance Bancorporation
Bank of Hawaii Corporation
Washington Federal, Inc.
Old National Bancorp
BancorpSouth, Inc.
Cathay General Bancorp
United Bankshares, Inc.
Sterling Bancorp
Hope Bancorp, Inc.
Trustmark Corporation
Hilltop Holdings Inc.
First BanCorp.
International Bancshares Corporation
Great Western Bancorp, Inc.
First Midwest Bancorp, Inc.
Pinnacle Financial Partners, Inc.
Banc of California, Inc.
United Community Banks, Inc.
Capital Bank Financial Corp.
Home BancShares, Inc.
Banner Corporation	WesBanco, Inc.
Columbia Banking System, Inc.
Glacier Bancorp, Inc.
Customers Bancorp, Inc.
FCB Financial Holdings, Inc.
First Interstate BancSystem, Inc.
South State Corporation
NBT Bancorp Inc.
Renasant Corporation
Community Bank System, Inc.
First Financial Bancorp.
Union Bankshares Corporation
Simmons First National Corporation
LegacyTexas Financial Group, Inc.
Heartland Financial USA, Inc.
CVB Financial Corp.
TowneBank
Boston Private Financial Holdings, Inc.
Opus Bank
Independent Bank Corp.
Park National Corporation
BNC Bancorp
First Merchants Corporation
BancFirst Corporation
S&T Bancorp, Inc.
Ameris Bancorp
Eagle Bancorp, Inc.
First Financial Bankshares, Inc.
First Commonwealth Financial Corporation
OFG Bancorp
Brookline Bancorp, Inc.
ServisFirst Bancshares, Inc.
HomeStreet, Inc.
Tompkins Financial Corporation
Flushing Financial Corporation
Independent Bank Group, Inc.
Southside Bancshares, Inc.
The Compensation Committee balances performance goals with the Company’s strategic growth plans as well as with opportunities to reinvest revenues into infrastructure improvement to sustain long-term growth. Capital management decisions also balance return on equity with capital maintenance to support safety and soundness, as well as to provide resources for growth. Within this framework, the Company’s goal is to improve earnings and profitability over the long term, leading to improved performance relative to peers. This should translate into higher relative total shareholder return and equity returns exceeding our cost of capital. Once the Compensation Committee establishes targets, it sets threshold and stretch goals within this same framework, while considering minimum acceptable performance and avoiding incentivizing excess risk taking for compensation above target.
For 2017, the Compensation Committee granted awards that were, on average, 5% above target, which was down from 23% in the prior year. The individual grants reflect the individual experience and responsibility for key strategic decisions and actions impacting franchise value. All NEOs were awarded 2017 grants

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
above target except for Mr. Moses (at target) and Mr. Bacigalupo (below target). This is the first year of participation for Mr. Moses and the award for Mr. Bacigalupo reflects the reorganization and change in responsibilities previously discussed. The grants above target for Messrs. Daly, Marotta and Gray reflect the competitive conditions and expected contributions from these positions in executing on the strategic plan, including the Greater Boston expansion.
The grants awarded in January 2017 are summarized below and reported in our “Grants of Plan-Based Awards” table herein. The number of shares granted was determined by taking the total value and dividing by the January 30, 2017 closing stock price of  $35.55. The actual number of performance shares that vest will be determined at the end of the three-year period depending upon Company performance against the three-year goals.
2017 Long-Term Awards Granted
	Target % of Salary	Total Value	Time-Based Shares Value	Performance Shares Value	Grant % of Salary
Daly	75%	$588,033	$293,999	$294,034	84%
Moses	50%	$175,013	$87,489	$87,524	50%
Marotta	50%	$325,034	$162,499	$162,535	65%
Gray	50%	$250,023	$124,994	$125,029	59%
Bacigalupo	50%	$120,017	$60,008	$60,008	59%
2015 to 2017 Long-Term Incentive Plan Award Payout
The 2017 year concludes the performance grant made under the 2015 Long Term Incentive Plan which was established in January 2015 and rewards performance results over the three year period, 2015 to 2017. The final number of shares earned pursuant to those awards are based on the Company’s actual results for the three-year period, excluding the impact of the deferred tax asset writedown in December 2017, and approved by the Compensation Committee in March 2018. As shown below, based on the average core return on equity and cumulative core earnings per share results for the three-year period, the performance shares earned equated to 109.11% of the target award established in January 2015.
	Long Term Incentive Plan 2015 — 2017 Performance and Payout
	Threshold	Target	Stretch	2015 — 2017 Result
Core EPS 50%(1)	$5.67	$6.30	$6.93	$6.58
Average Core ROE(1) 50%	7.24%	7.67%	8.31%	7.66%
Payout	50%	100%	150%	109.11%
Source: S&P Global Market Intelligence and company data.
(1)
For a summary of certain non-GAAP performance measures, please see Appendix A.

The framework for establishing specific goals for the 2015 long-term incentive grant was similar to previous years. The goals for the long-term incentive granted in January 2015 were based on the Company’s business situation and plan at the end of 2014. The goals motivated improved performance based on absolute and relative considerations.
•
The core EPS target anticipated core EPS growth averaging 7-8% per year from the 2014 base period.

•
The core ROE target anticipated that the comparative annual core ROE would improve at a double-digit rate by the final year compared to the 2014 base period, which was expected to improve the Company’s relative profitability.

•
During each of the three years during this period, management met or exceeded the aggregate annual performance targets, which contributed to overall three-year performance

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
Actual performance modestly exceeded targeted performance on the Core EPS measure and was slightly below target on the Core ROE measure, and results for both measures were impacted by share issuances during the three year period. Each component was weighted at 109.11% and the eligible NEOs each earned 112% of their individual grants made in 2015.
The actual shares which were vested under the 2015 three-year performance incentive were as follows:
2015 Performance Shares Vesting
Participants	Grant Date	Share Grant(1)	Cliff Vesting — 3-year results
Daly	1/30/2015	13,655	14,899
Marotta	1/30/2015	6,025	6,573
Gray	1/30/2015	5,021	5,478
Bacigalupo	1/30/2015	4,519	4,930
(1)
Fractional shares are rounded to next whole share.

Benefits and Perquisites
Our benefits program is designed to be competitive and cost-effective. All employees are provided core benefits including medical, retirement, life insurance, paid time off and leaves of absence. The Company provides select senior executives with perquisites and other benefits that the Compensation Committee believes are reasonable and consistent with its overall compensation philosophy. The Compensation Committee reviews the NEO’s total benefits package on a regular basis to determine the competitiveness and appropriateness of providing executive benefits.
Two of our NEOs participate in a supplemental retirement arrangement. These arrangements were put in place at the time the executives were appointed to their current positions and were seen as a key element of our executive total compensation program. We do not currently offer our other NEOs or any other executive a supplemental retirement arrangement or other non-qualified deferred compensation program. For additional information regarding the supplemental retirement arrangements, please see the sections headed “Executive Compensation — Pension Benefit” and “Executive Compensation — Non-qualified Deferred Compensation.”
Named Executive Officers are also eligible for modest perquisites such as automobile allowance, financial planning and membership fees. The Company also maintains a long term care insurance plan to supplement the Company’s disability and life insurance plans, and NEO participation in the plan is currently limited to three NEOs including Messrs. Daly, Gray and Marotta, and their spouses.
Potential Post Termination or Change in Control Benefits
An important consideration in our ability to attract and retain key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our analysis of strategic opportunities. Accordingly, we believe that it is in the best interest of the Company and its shareholders to provide our NEOs with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than cause. The Company has entered into an employment agreement with Mr. Daly and change in control agreements with the other NEOs. The Company does not have any employment agreements with any other NEO or employee. These arrangements are designed to ensure that the NEOs devote their full energy and attention to the best long term interests of the shareholders.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
Beginning in 2009, the Company determined that it would no longer enter into an employment or change in control agreement that provides for a tax indemnification payment in the event that the payment under the agreement results in additional tax liability under Section 280G of the Internal Revenue Code (a “Tax Indemnification Payment”). Consequently, the change in control agreements entered into with Mr. Marotta (in 2016), Mr. Bacigalupo (in 2013), and Mr. Moses (2016) do not provide for a Tax Indemnification Payment. However, before the Company changed its policy with respect to Tax Indemnification Payments in 2009, the Company entered into an employment agreement with Mr. Daly and a change in control agreement with Mr. Gray, which provide for a potential Tax Indemnification Payment. For additional details, please see section titled “Potential Payments Upon Termination of Employment or a Change-In-Control” of this proxy statement.
Additional Compensation Information
Compensation Best Practices
Our compensation programs, practices and policies are designed to support our philosophy to reward NEOs commensurate with performance achieved and the value delivered to our shareholders. We also balance our programs to ensure sound risk management practices. Below is a summary of key features of our compensation and governance practices:
Program Features	Risk Mitigation	Pay for Performance

✓
Balanced portfolio of performance measures with short and long-term perspectives that reinforce our business strategy

✓
Goal setting aligned with annual and multi-year financial targets

✓
50% of equity/long-term incentives vest based on future performance

✓
Annual and long-term incentive plans have targets and caps for individual payouts

✓
Executive perquisites are nominal and reasonable

✓
Double trigger provision for payments in the event of a change in control

✓
All CIC agreements post 2009 do not allow for tax gross ups

✓
Compensation consultant is independent and does not provide any other services to the company

✓
Comprehensive risk mitigation in plan design and annual review of compensation plans, policies and practices

✓
Significant stock ownership guidelines for directors and executives; compliance with guidelines reviewed annually

✓
Executives and directors discouraged from pledging company securities

✓
All employees and directors are prohibited from engaging in hedging, monetization, derivative and similar transactions with company securities

✓
Clawback policy for recoupment of any performance-based incentive payouts for a restatement of earnings or for misconduct

✓
Approximately 57% of CEO’s current target annual direct compensation and 47% of other NEOs’ target annual direct compensation is variable based on performance, including stock price performance

✓
Annual incentives are not guaranteed

✓
Compensation peer groups evaluated periodically to align with investor expectations and changes in market practice or our business model

✓
No payment of dividends on restricted stock until vested

✓
NEO compensation components are decided through goal-based cash incentive and equity-based compensation that align our executives’ interests with shareholder’s interests

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
Risk Assessment and Related Considerations
As in prior years, for 2017, a committee comprised of the President, Chief Risk Officer, Chief Financial Officer and Senior Executive Vice President of Human Resources of Berkshire Bank performed an annual risk assessment of the Company’s incentive compensation plans (the short-term and long-term incentive plans) for all employee levels within the Company. The objective of the review was to determine if the incentive compensation plans, at all employee levels, encouraged behaviors that exposed the Company to unacceptable levels of risk in relation to its business model and strategic plan. The review evaluated the balance of compensation elements between cash, performance shares, restricted stock grants, fixed versus variable compensation, and long-term versus short-term compensation. The review considered the level of potential cash incentive compensation as compared to base salary, the focus of individual and corporate goals, as well as the weighting and balance of goals, and internal controls in place to mitigate possible high risk taking. Based upon the risk assessment review, the Compensation Committee concluded that the incentive compensation plans do not motivate improper risk taking, and are not reasonably likely to have a material adverse effect on the Company.
During 2017 the Compensation Committee continued to reinforce our risk-based approach to total compensation in various ways, such as incenting on overall profitability, retaining the risk-based performance measure Asset Quality in our annual incentive plan and providing a risk adjustment feature that allows the Compensation Committee to reduce incentive awards in light of any risk concerns. An annual review of compensation plans is conducted to support sound risk management practices. Additionally, management maintains a clawback policy, as approved by the Compensation Committee, under which the Company may recover payments of incentive compensation attributable to incorrectly reported earnings.
The Compensation Committee remains committed to continuing to review and improve compensation plans and ensure they represent sound risk management practices.
Role of the Compensation Committee, Management and Compensation Consultant
Role of the Compensation Committee. During 2017, the Compensation Committee consisted of four members of the Board, all of whom are independent. The Chairperson of the Compensation Committee regularly reports on material committee actions at Board meetings.
The Compensation Committee ensures that the total compensation paid to the senior executives is fair, reasonable and performance-based while aligning with shareholder interests. The Compensation Committee is responsible for establishing, implementing and continually monitoring all elements of compensation for the Company’s CEO and NEOs. Elements of compensation are reviewed individually and in the aggregate, including base salary, annual cash incentives, long-term incentives/equity awards, total direct compensation, and benefits and perquisites. Additionally, the Compensation Committee annually reviews its charter, philosophy and executive compensation practices, as well as industry compensation trends and best practices.
The Compensation Committee has the sole authority and resources to obtain advice and assistance from internal or external legal, human resource, accounting, compensation or other advisors or consultants as it deems desirable or appropriate. The Compensation Committee has direct access to and meets periodically with the compensation consultant independently of management.
The Compensation Committee’s major duties and responsibilities are as follows:
•
Review and benchmarking of overall compensation, benefit and perquisites

•
Review all compensation components for CEO and each NEO

•
Evaluate CEO and other NEOs’ individual performance

•
Ensure executive overall pay is aligned with corporate performance results

•
Review, evaluate and modify as needed, executive compensation plans

•
Ensure executives are not encouraged or rewarded for taking excessive risk

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
•
Approve annual cash incentive payments, annual equity grants, and vesting of performance shares for the CEO and other NEOs in accordance with the terms of the Executive Short-Term and Executive Long-Term Incentive Plans

•
Provide oversight to ensure compliance with all regulations related to executive compensation

•
Approve the annual Compensation Discussion and Analysis

Role of Management. Although the Compensation Committee makes independent determinations on all matters related to compensation of the NEOs, certain members of management may be requested to attend or provide input to the Compensation Committee. Input may be sought from the CEO, President, Senior Executive Vice President of Human Resources, Chief Financial Officer, or others to ensure the Committee has the information and perspective it needs to carry out its duties.
In particular, the Compensation Committee seeks input from the Chief Executive Officer on matters relating to strategic objectives, Company performance goals and annual business plan. In addition, the CEO provides the Compensation Committee summaries of senior executive officer performance and recommendations relating to their compensation. The CEO is not present when the Compensation Committee discusses his performance and compensation.
The Senior Executive Vice President of Human Resources assists the Compensation Committee on matters of design, administration and operation of the Company’s compensation programs. The Senior Executive Vice President of Human Resources may be requested, on the Compensation Committee’s behalf, to provide proposals or work with their independent compensation consultant to develop proposals for the Committee’s consideration. The Senior Executive Vice President of Human Resources reports to the Compensation Committee directly on such matters. The Compensation Committee also receives updates from the Company’s Chief Risk Officer, Chief Financial Officer and Investor Relations Officer throughout the year as appropriate.
Although the senior executives may provide insight, suggestions or recommendations regarding senior executive compensation, they are not present during the Compensation Committee’s deliberations or vote. Only Compensation Committee members vote on decisions regarding NEO compensation. The Compensation Committee regularly meets in executive session without management present.
Role of the Compensation Consultant. The Compensation Committee has the authority to retain a compensation consultant to advise on executive compensation matters, as well as access to outside legal counsel and other experts as needed. For 2017, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian” or “the Consultant”) to serve as independent advisor to the Compensation Committee. During 2017, Meridian presented an annual education session to the Compensation Committee, conducted executive and board benchmarking analyses, assisted with the development of the peer group and the proxy, and responded to other ad hoc requests of the Compensation Committee.
The Consultant reported directly to the Compensation Committee and carried out its responsibilities to the Compensation Committee in coordination with the Company’s Human Resources Department, as requested by the Compensation Committee. The Committee Chair has regular contact with the Consultant outside of meetings as appropriate. The Compensation Committee has reviewed Meridian’s services and determined that Meridian is independent with respect to SEC standards, as well as Company policy, and provides no other services to the company other than compensation consulting.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
Other Compensation and Governance Policies and Practices
Stock Ownership and Holding Guidelines. The Board of Directors believes that it is in the best interest of the Company and its shareholders to align the financial interests of Company’s senior executives, executives and directors with those of shareholders. The Company maintains Stock Ownership Guidelines for its SEC-reporting senior executives and directors and all other executives, which requires the following minimum investment in Company common stock:
Directors	Four times (4x) the annual cash retainer
Chief Executive Officer	Four and a half times (4.5x) the annual base salary
President and COO	Three and a half times (3.5) the annual base salary
Senior Executives	Two and a half times (2.5x) the annual base salary
Executives	One and a half times (1.5x) the annual base salary
Shares that satisfy the stock ownership guidelines include Company stock owned outright and restricted stock whether or not vested. Stock options are not included in calculating ownership until they are converted into actual shares owned.
Newly hired senior executives, executives, directors and current employees of the Company that first become a senior executive, executive, or director are expected to satisfy the stock ownership guidelines within five years, or such other term approved by the Committee, of the date such individual first becomes a senior executive, executive or director. In order to expedite this, a minimum of 50% of shares (net of taxes) will be required to be held upon each vesting until ownership guidelines are met.
Senior executives, executives and directors that maintain sufficient stock holdings, but due to an increase in base salary, annual cash retainer, selling Company stock to cover tax withholding or for a reason approved by the Compensation Committee, no longer meet the stock ownership guidelines, shall have 18 months to acquire additional Company stock and during this term such individuals will be deemed to satisfy the ownership guidelines.
Stock ownership for senior executives, executives and directors is reviewed annually as part of the annual senior executive performance evaluation process and as part of the Board review. Share holdings are evaluated based on the average stock price for the three-year period prior to the Board’s review. These guidelines will allow for extenuating circumstances and discretion in the evaluation process and the Compensation Committee reserves the right to make exceptions as appropriate. The Compensation Committee shall be responsible for the periodic review of the policy. Any changes to the policy will require the approval of the Board of Directors.
The Compensation Committee monitors ownership annually. Our Chief Executive Officer, other NEOs and directors comply with the Company’s stock ownership policy within the approved grace period to satisfy the stock ownership and holding guidelines, other than Director Moffatt, who is in the process of increasing her stock ownership to comply with the Company’s stock ownership policy.
Clawback Policy. As a condition to receiving incentive compensation from the Company and Berkshire Bank, each executive officer has signed an agreement whereby the executive officer agrees to reimburse the Company or Berkshire Bank an amount up to the entire incentive award made to such executive officer on the basis of having met or exceeded specific targets for performance periods if   (1) the Company or Berkshire Bank is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws as a result of Financial Misconduct (as determined by the members of the Board of Directors who are considered “independent” for purposes of the listing standards of the NYSE), or as may be required by applicable laws, regulations, NYSE listing standards or as further required under the Company’s policies, as adopted from time to time, or (2) the Company’s Board of Directors determines that the executive officer committed Personal Misconduct (as defined below). For purposes of this policy, (i) the term “incentive awards” means awards under the Company’s long term and short term incentive compensation plans, the amount of which is determined in whole or in part upon specific performance targets relating to the financial results of the

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
Company; (ii) the term executive officer means the CEO and executives who are eligible to receive incentive awards; and (iii) the term Personal Misconduct means fraud, commission of a felony, material violation of any written agreement with or policies of the Company or Berkshire Bank, or any other material breach of fiduciary duty injurious to the Company or Berkshire Bank.
Anti-Hedging and Pledging Restriction Policy. The Company discourages the practices of hedging and/or pledging of Company common stock by officers and directors, and has policies relating to such practices. Pursuant to the Company’s insider trading policy and stock ownership guidelines, officers and directors of the Company are prohibited from engaging in any hedging transactions (which include short sale transactions, purchases of Company common stock on margin, and buying or selling any puts, calls or other options that have the effect of reducing the economic exposure to the shares of common stock). In addition, officers and directors are discouraged from pledging company securities as collateral for margin purchases or a loan. However, exceptions to this pledging limitation may be granted, if good cause is shown.
Tax Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1.0 million per year for each executive officer listed in the summary compensation table, with the exception of the executive listed as a result of serving as the principal financial officer. Compensation that is “qualified performance-based compensation” under the Internal Revenue Code’s definition is exempt from this limit.
The Tax Cuts and Jobs Act (the “Act”), enacted on December 22, 2017, significantly modified Section 162(m) of the Internal Revenue Code. The Act eliminated the “qualified performance-based compensation” exception to the deductibility limitation under Section 162(m) for tax years commencing after December 31, 2017. The Act provides “grandfathered” treatment for qualified performance-based compensation in excess of  $1.0 million that meets the requirements of Section 162(m), is payable pursuant a written binding contract in effect as of November 2, 2017, and is not modified in any material respect. In addition, the Act expands the definition of  “covered employee” to include the principal financial officer as well as any employee who has been designated a covered employee for any fiscal year beginning after December 31, 2016.
Our short-term cash incentive payments and restricted stock grants subject to performance vesting awarded during the year ended December 31, 2017 (and in prior years) are expected to continue to qualify as performance-based compensation that is exempt from the deductibility limitation under Section 162(m). A number of requirements must be met for particular compensation to qualify for tax deductibility, so there can be no assurance that the incentive compensation awarded will be fully deductible in all circumstances.
The Compensation Committee will consider the impact of the Act on the design of the Company’s executive compensation programs going forward. However, in structuring compensation programs and making compensation decisions, the Compensation Committee considers a variety of factors, including the Company’s tax position, the materiality of the payments and tax deductions involved, and the objectives of the executive compensation programs and our compensation philosophy. After considering these factors, the Compensation Committee may decide to authorize payments, all or part of which would be nondeductible for federal tax purposes.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Compensation Discussion and Analysis
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors of Berkshire Hills Bancorp, Inc.
John B. Davies, Chair
Cornelius D. Mahoney
William J. Ryan
D. Jeffrey Templeton

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Executive Compensation
Summary Compensation Tables
The following table provides the total compensation earned by or paid to, for the fiscal years ended December 31, 2017, 2016 and 2015, respectively, the Named Executive Officers.
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael P. Daly, Chief Executive Officer	2017	700,000	—	588,033	—	724,500	1,421,329	115,989	3,549,851
	2016	700,000	—	650,024	—	460,000	622,627	76,119	2,508,770
	2015	667,692	—	680,019	—	600,000	257,902	82,513	2,288,126
James M. Moses, Senior Executive Vice President and Chief Financial Officer	2017	350,000	—	175,013	—	241,500	—	22,059	788,572
	2016	148,077	100,000	—	—	65,500	—	7,167	320,744
Richard M. Marotta, President	2017	500,000	—	325,034	—	400,000	—	206,370	1,431,404
	2016	500,000	—	325,026	—	275,000	—	169,161	1,269,187
	2015	442,308	—	300,020	—	300,000	—	72,678	1,115,006
Sean A. Gray, Chief Operating Officer	2017	425,000	—	250,023	—	300,000	—	79,375	1,054,398
	2016	425,000	—	250,020	—	225,000	—	67,305	967,325
	2015	402,884	—	250,021	—	260,000	—	73,096	986,001
George F. Bacigalupo, Senior Executive Vice President, Commercial Banking	2017	350,000	—	120,017	—	120,000	—	43,755	633,772
	2016	350,000	—	175,014	—	120,000	—	58,028	703,042
	2015	337,500	—	725,038	—	200,000	—	44,874	1,307,412
(1)
The principal positions listed above represent the titles of each of the Named Executive Officers at Berkshire Bank, the wholly owned subsidiary of Berkshire Hills Bancorp, Inc. The principal position of each of the Named Executive Officers at Berkshire Hills Bancorp, Inc. is as follows: Mr. Daly is President and Chief Executive Officer, Mr. Moses is Senior Executive Vice President and Chief Financial Officer, Mr. Gray is Senior Executive Vice President, Mr. Marotta is Senior Executive Vice President, and Mr. Bacigalupo is Executive Vice President.

(2)
Represents an award under the Company’s performance-based, long-term incentive compensation program. In accordance with the stock based accounting rules under FASB ASC Topic 718, the reported amount represents the full grant date value of each award. Since all awards vest after the year in which they are granted, none of the Named Executive Officers recognized any income from the awards in the year they were made. Amounts shown are the aggregate grant date fair value of restricted stock awards, with the grant date fair value based on the closing price of our common stock on the applicable grant date. For those restricted stock awards that are subject to performance conditions, the grant date fair values are based on the outcome of such conditions at target level. Total values for stock awards reported in this table may not match other tables due to rounding. See Note 19 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2017. For each year shown in the above table, the amounts in the Stock Awards column are determined by multiplying the number of restricted stock awards granted on a particular date by the Company’s stock price on the same grant date, and a breakdown for each individual is as follows:

		Number of Restricted Stock Awards Granted
Grant Date	Stock Price	Michael P. Daly	James M. Moses	Richard M. Marotta	Sean A. Gray	George F. Bacigalupo
January 30, 2017	$35.55	16,541	4,923	9,143	7,033	3,376
January 29, 2016	$27.78	23,399	—	11,700	9,000	6,300
January 30, 2015	$24.90	27,310	—	12,049	10,041	9,037
October 01, 2015	$27.54	—	—	—	—	18,156

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Executive Compensation
(3)
Reflects the actuarial change in pension value from December 31 of the prior year to December 31 of the reported year under a supplemental executive retirement plan. The NEO has not received any compensation under the plan. The NEO will be generally entitled to the full benefit if he separates from service on or after attaining age 62. If he separates from service prior to age 62, he will generally receive a reduced benefit. See “Executive Compensation — Pension Benefits” for additional information concerning the plan.

(4)
Details of the amounts reported in the “All Other Compensation” column for 2017 are provided in the following table:

Name	401(k) Employer Contribution	Dividends on Restricted Stock	Automobile	Financial Planning	Membership Fees	Long Term Care Premiums and Imputed Income on Life Insurance	Long-Term Disability*	Other**	Total
M. Daly	10,800	38,174	3,386	15,000	1,680	14,104	12,170	20,675	115,989
J. Moses	—	—	12,000	—	7,305	—	2,754	—	22,059
R. Marotta	10,800	24,137	12,000	2,013	—	27,743	4,030	125,647	206,370
S. Gray	10,800	21,729	12,000	—	5,500	26,762	2,584	—	79,375
G. Bacigalupo	10,231	11,612	12,000	475	5,000	—	4,437	—	43,755
*
Mr. Daly’s Long-Term Disability represents $2,628 for long-term disability insurance, $5,439 for supplemental disability insurance, and $4,103 as a tax gross-up payment on these amounts.

**
The Company credited Mr. Marotta’s Supplemental Executive Retirement Agreement account balance with $100,000 pursuant to the terms of the agreement, and this column also includes reimbursed relocation expenses associated with the Company’s headquarters relocation to Boston, Massachusetts.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Executive Compensation
Grants of Plan-Based Awards
The following table provides information concerning the award opportunities granted to the Company’s NEOs in 2017, and the amounts, if any, that may be paid in future years.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael P. Daly	1/30/2017	210,000	420,000	840,000	—	—	—	—	—
	1/30/2017	—	—	—	—	—	—	8,270	293,999(3)
	1/30/2017	—	—	—	4,136	8,271	12,407	—	294,034(4)
James M. Moses	1/30/2017	70,000	140,000	280,000	—	—	—	—	—
	1/30/2017	—	—	—	—	—	—	2,461	87,489(3)
	1/30/2017	—	—	—	1,231	2,462	3,693	—	87,524(4)
Richard M. Marotta	1/30/2017	112,500	225,000	450,000	—	—	—	—	—
	1/30/2017	—	—	—	—	—	—	4,571	162,499(3)
	1/30/2017	—	—	—	2,286	4,572	6,858	—	162,535(3)
Sean A. Gray	1/30/2017	85,000	170,000	340,000	—	—	—	—	—
	1/30/2017	—	—	—	—	—	—	3,516	124,994(3)
	1/30/2017	—	—	—	1,759	3,517	5,276	—	125,029(4)
George F. Bacigalupo	1/30/2017	70,000	140,000	280,000	—	—	—	—	—
	1/30/2017	—	—	—	—	—	—	1,688	60,008(3)
	1/30/2017	—	—	—	844	1,688	2,532	—	60,008(4)
(1)
Amount represents awards granted for future payment to the Named Executive Officers under the Short-Term Incentive Plan (STI). Company performance below threshold and/or individual performance may result in no award payable to the Named Executive Officer. Please see the section titled “Compensation Discussion and Analysis — Short Term Incentive Compensation” for a discussion of the STI.

(2)
Amount shown reflects the number of restricted stock awards, subject to performance-based vesting, that may be earned under the Long-Term Incentive Plan (LTI). Performance below threshold may result in no award payable to the Named Executive Officer. Please see the section titled “Compensation Discussion and Analysis — Long-term/Incentive Plan” for a discussion of the LTI.

(3)
Amount represents the grant date fair value of restricted stock awards subject to time-based vesting and granted for future payment to the Named Executive Officers under the LTI.

(4)
Amount represents the grant date fair value of restricted stock awards subject to performance-based vesting and grated under the LTI for future payment to the Named Executive Officer based on Company performance at the target level. The amount shown has been computed in accordance with the stock based accounting rules under FASB ASC Topic 718. The Company did not grant any stock options to NEOs.

Employment and Change in Control Agreements
The Company and the Bank entered into an employment agreement with Mr. Daly in 2008, with a term of three years. The three-year term extends daily unless the Board of Directors or Mr. Daly gives the other party written notice of non-renewal. The employment agreement provides for a base salary which is reviewed at least annually. Mr. Daly’s base salary in 2017 was $700,000. In addition to the base salary, the employment agreement provides for, among other things, participation in stock and employee benefit plans and fringe benefits applicable to executive personnel. See “Potential Payments Upon Termination or Change in Control” for a discussion of the benefits and payments Mr. Daly may receive upon termination of his employment.
The Company and the Bank entered into change in control agreements with Messrs. Moses, Marotta, Gray and Bacigalupo. Each change in control agreement has a term of three years and is renewable annually for an additional year at the sole discretion of the Boards of Directors of the Company and the Bank. See “Potential Payments Upon Termination or Change in Control” for a discussion of the benefits and payments under these agreements.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Executive Compensation
Outstanding Equity Awards at December 31, 2017
The following table provides information concerning unvested stock awards for each Named Executive Officer as of December 31, 2017. The NEOs do not hold any stock options.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Michael P. Daly	—	—	—	—	54,246(1)	1,985,404
James M. Moses	—	—	—	—	4,923(2)	180,182
Richard M. Marotta	—	—	—	—	26,926(3)	985,492
Sean A. Gray	—	—	—	—	21,227(4)	776,908
George F. Bacigalupo	—	—	—	—	29,175(5)	1,067,805
(1)
This number represents restricted stock awards subject to time-based and performance-based vesting requirements. The shares of restricted stock subject to time-based vesting become vested at the annual rate of 33.3% of the total original grant amount, with 11,208 shares vesting on January 30, 2018, 6,656 shares vesting on January 30, 2019, and 2,756 shares vesting on January 30, 2020. The shares of performance-based restricted stock vest upon the achievement of performance goals, as measured over a three-year period, and the satisfaction of a three-year service requirement, with, assuming performance conditions are satisfied at the target level, 13,655 shares vesting on the date of the first Compensation Committee meeting following January 30, 2018, 11,700 shares vesting on the date of the first Compensation Committee meeting following January 30, 2019 and 8,271 shares vesting on the date of the first Compensation Committee meeting following January 30, 2020.

(2)
This number represents restricted stock awards subject to time-based and performance-based vesting requirements. The shares of restricted stock subject to time-based vesting become vested at the annual rate of 33.3% of the total original grant amount, with 820 shares vesting on January 30, 2018, 820 shares vesting on January 30, 2019, and 821 shares vesting on January 30, 2020. The shares of performance-based restricted stock vest upon the achievement of performance goals, as measured over a three-year period, and the satisfaction of a three-year service requirement, with 2,462 shares vesting on the date of the first Compensation Committee meeting following January 30, 2020, assuming performance conditions are satisfied at the target level

(3)
This number represents restricted stock awards subject to time-based and performance-based vesting requirements. The shares of restricted stock subject to time-based vesting become vested at the annual rate of 33.3% of the total original grant amount, with 5,482 shares vesting on January 30, 2018, 3,474 shares vesting on January 30, 2019, and 1,523 shares vesting on January 30, 2020. The shares of performance-based restricted stock vest upon the achievement of performance goals, as measured over a three-year period, and the satisfaction of a three-year service requirement, with 6,025 shares vesting on the date of the first Compensation Committee meeting following January 30, 2018, 5,850 shares vesting on the date of the first Compensation Committee meeting following January 30, 2019 and 4,572 shares vesting on the date of the first Compensation Committee meeting following January 30, 2020, assuming performance conditions are satisfied at the target level.

(4)
This number represents restricted stock awards subject to time-based and performance-based vesting requirements. The shares of restricted stock subject to time-based vesting become vested at the annual rate of 33.3% of the total original grant amount, with 4,345 shares vesting on January 30, 2018, 2,672 shares vesting on January 30, 2019, and 1,172 shares vesting on January 30, 2020. The shares of performance-based restricted stock vest upon the achievement of performance goals, as measured over a three-year period, and the satisfaction of a three-year service requirement, with 5,021 shares vesting on the date of the first Compensation Committee meeting following January 30, 2018, 4,500 shares vesting on the date of the first Compensation Committee meeting following January 30, 2019 and 3,517 shares vesting on the date of the first Compensation Committee meeting following January 30, 2020, assuming performance conditions are satisfied at the target level.

(5)
This number represents restricted stock awards subject to time-based and performance-based vesting requirements. The shares of stock granted on October 1, 2015 vest over a five-year period, with 1,816 shares to vest October 1, 2018, 1,815 shares vesting on October 1, 2019 and 10,893 shares vesting on October 1, 2020. The shares of stock granted on January 30, 2015, January 30, 2016 and January 30, 2017 vest evenly over a three-year period, with 3,119 shares to vest on January 30, 2018, 1,613 shares vesting on January 30, 2019, and 562 shares vesting on January 30, 2020. The shares of performance-based restricted stock vest upon the achievement of performance goals, as measured over a three-year period, and the satisfaction of a three-year service requirement, with 4,519 shares vesting on the date of the first Compensation Committee meeting following January 30, 2018, and 3,150 shares vesting on the date of the first Compensation Committee meeting following January 30, 2019, and 1,688 shares vesting on the date of the first Compensation Committee meeting following January 30, 2020, assuming performance conditions are satisfied at the target level.

(6)
Computed using the fair market value of the shares based on the Company’s closing stock price of  $36.60 on December 29, 2017.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Executive Compensation
Option Exercises and Stock Vesting
The following table provides information concerning the vesting of restricted stock awards for each Named Executive Officer, on an aggregate basis, during 2017. The NEOs do not hold any stock options.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael P. Daly	—	—	20,656	733,415
James M. Moses	—	—	—	—
Richard M. Marotta	—	—	12,456	442,428
Sean A. Gray	—	—	11,004	390,809
George F. Bacigalupo	—	—	6,186	225,724
(1)
Represents the aggregate value realized in 2017 upon the vesting of restricted stock awarded in prior years under the Company’s long-term incentive plan and based on the value of the Company’s stock on the applicable vesting dates for each award. The value realized by the NEO upon vesting is also the amount reported as 2017 taxable income.

Pension Benefits
The following table provides the present value of accumulated benefits payable to Mr. Daly and includes the number of years of service credited to him under the Supplemental Executive Retirement Plan.
Name	Plan Name	Number of Years Credit Service	Present Value of Accumulated Benefit ($)
Michael P. Daly	Supplemental Executive Retirement Plan	32	4,787,471(1)
(1)
The present value of accumulated benefit assumes (i) normal retirement (age 62), (ii) the election of a lump sum payment, (iii) a 2.85% discount rate, and (iv) the 1994 Group Annuity Mortality Reserve Table for post-retirement mortality.

The Bank maintains a supplemental retirement arrangement with Mr. Daly which provides for an annual retirement benefit following separation from service (other than for cause) on or after attaining age 62. The normal retirement benefit equals 46.6% of Mr. Daly’s average total salary and bonus paid during any three consecutive completed calendar years preceding termination of employment that produces the highest annual benefit. This amount may be paid annually, or, at Mr. Daly’s election, the present value of the annual payments may be paid in a lump sum. If Mr. Daly separates from service on or after age 55 for reasons other than death, disability or following a change in control, he would receive an early retirement benefit based on the annual retirement benefit described above, reduced by 5% for each year by which his age at termination is less than age 62.
Non-qualified Deferred Compensation
The following table provides information for the nonqualified deferred compensation plan in which Richard M. Marotta participated in 2017.
Name	Plan Name	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in 2017 ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Richard M. Marotta	Supplemental Executive Retirement Agreement	$100,000	—	$200,000
(1)
Contributions included in the “Registrant Contributions in Last Fiscal Year” column are included as compensation for the Named Executive Officer in the Summary Compensation Table.

(2)
Amounts included in the “Aggregate Balance at Last Fiscal Year End” have been reported as compensation for the Named Executive Officer in the Summary Compensation Table.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Executive Compensation
In 2016, Berkshire Bank entered into a supplemental executive retirement agreement with Mr. Marotta. Under the terms of the agreement, Mr. Marotta is entitled to the value of the vested account balance upon his termination of employment or death. Berkshire Bank credited the account balance with $100,000 as of July, 1, 2016, and July 1, 2017, and Berkshire Bank will make an additional contribution of  $100,000 on each subsequent July 1st through July 1, 2025, provided that Mr. Marotta is employed with the Berkshire Bank on the date of such contribution. Berkshire Bank will make a final contribution as of July 1, 2025 for a total potential contribution of  $1.0 million. The account balance is subject to a four-year vesting schedule, with 25% of the account balance vesting on each July 1st, commencing on July 1, 2017, subject to full vesting in the event of death, disability or a termination of employment within two years following a change in control. Upon a termination of employment or death, the account balance will be paid in a lump sum payment to Mr. Marotta or his beneficiary, as applicable. See “Potential Payments Upon Termination or Change in Control” for a discussion of the payments under this agreement.
Potential Payments Upon Termination or Change-in-Control
The following tables show estimated payments that would be made to the NEOs upon specified events, assuming such events occurred on December 31, 2017, pursuant to each executive’s employment or change in control agreement, equity awards, and other benefit plans or arrangements under the various circumstances presented. The amounts shown do not include the executive’s vested account balance in the Bank’s 401(k) Plan, non-qualified deferred compensation plans and the value of continued long-term care insurance, if applicable. The amounts shown relating to unvested restricted stock awards are based on the fair market value of the Company’s common stock on December 31, 2017, which was $36.60. The actual amounts to be paid out can only be determined at the time of such executive’s separation from service with the Company.
The following table provides the estimated amount of compensation payable to Mr. Daly for each of the termination events listed below.
	Termination For Cause ($)(2)	Termination Without Cause or for Good Reason ($)(3)	Payments Due Upon Change in Control With Termination of Employment ($)(4)	Disability ($)(5)	Death ($)(6)
Cash severance	—	4,386,810	4,508,062	—	350,000
In-kind benefits	—	37,728	273,657	48,528	5,826
Restricted stock vesting	—	1,985,404	1,985,404	1,985,404	1,985,404
SERP	—	—	2,831,711	2,831,711	2,831,711
Tax indemnity(1)	—	—	3,056,546	—	—
(1)
Beginning in 2009, the Company determined that it would no longer enter into employment or change in control agreements that provide for a gross-up for any taxes as a result of   “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (“Code”). As discussed in more detail in the Compensation Discussion & Analysis, Mr. Daly’s employment agreement was entered into before the Company adopted this position.

(2)
If Mr. Daly is terminated for cause (as defined under his employment agreement), he will receive his base salary, through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.

(3)
If the Company or the Bank chooses to terminate Mr. Daly’s employment for reasons other than for cause, or if he resigns from the Company or the Bank under specified circumstances that would constitute constructive termination, Mr. Daly (or, upon his death, his beneficiary) would be entitled to receive an amount equal to the remaining base salary and incentive compensation payments, including amounts related to stock-based compensation, due for the remaining term of the employment agreement and the contributions that would have been made on his behalf to any employee benefit plans of the Company and the Bank during the remaining term of the employment agreement. The Company and the Bank would also continue and/or pay for life, medical, health, dental and disability coverage for Mr. Daly and his covered dependents until the earliest of his death, employment with another employer or the end of the remaining term of the employment agreement, with Mr. Daly responsible for the employee share of premiums. Upon termination of Mr. Daly’s employment under these circumstances, Mr. Daly must adhere to a one-year non-competition, as well as a non-disclosure restriction.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Executive Compensation
Under Mr. Daly’s supplemental retirement arrangement with the Bank, if Mr. Daly separates from service for good reason or if the Bank terminates Mr. Daly for a reason other than cause, he will receive his vested benefit at the time of separation from service in a lump sum. The agreement provides that benefit payments will commence not later than sixty days following the date of separation from service; provided, however, that if Mr. Daly is a “specified employee” (as defined in Section 409A of the Code), the benefit will not commence until six months after his separation from service. The above table does not include amounts that are vested as of December 31, 2017 since the present value of the vested benefit as of December 31, 2017 is set forth in the table presented above under “— Pension Benefits.”
(4)
Under Mr. Daly’s employment agreement, if voluntary termination (upon circumstances discussed in the agreement) or involuntary termination follows a change in control of the Company or the Bank, Mr. Daly (or, upon his death, his beneficiary) would be entitled to a severance payment equal to the greater of: (1) the payments and benefits due for the remaining term of the agreement; or (2) three times the average of his annual compensation (as described in the agreement) for the five preceding taxable years. In addition, for a period of 36 months following a change in control, Mr. Daly (and his dependents (if any)) would be entitled to continued life, non-taxable medical and disability coverage substantially identical to the coverage received before the change in control. Mr. Daly’s change in control benefits also include the use of any club membership or automobile or other perquisite that was in place at the time of the change in control through the remaining term of the agreement and will be entitled to purchase the perquisite at the end of the term. Mr. Daly’s employment agreement also provides that upon his termination of employment following a change in control, Mr. Daly will be entitled to the employer contributions he would have received under the 401(k) plan had he continued his employment for the remaining term of his agreement. Mr. Daly would also be entitled to receive a tax indemnification payment from the Company if payments under the employment agreement trigger liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments.” Under applicable law, the excise tax is triggered by change in control-related payments that equal or exceed a “base” amount that is three times the executive’s average taxable income over the five years preceding the change in control (“280G Limit”). The excise tax equals 20% of the amount of the payment in excess of the executive’s base amount.

Under Mr. Daly’s supplemental retirement arrangement with the Bank, if Mr. Daly separates from service following a change in control, he will receive the normal retirement benefit, regardless of his age at the time of separation from service. Upon termination in connection with a change in control, Mr. Daly will receive the payment in a lump sum. The agreement provides that benefit payments will commence not later than ten days following the change in control; provided, however, that if Mr. Daly is a “specified employee” (as defined in Section 409A of the Code), the benefit will not commence until six months after his separation from service. The above table does not include amounts that are vested as of December 31, 2017 since the present value of the vested benefit as of December 31, 2017 is set forth in the table presented above under “— Pension Benefits.”
(5)
If Mr. Daly becomes disabled and begins to receive benefits under the long-term disability insurance policy maintained by the Bank, Mr. Daly will also receive continued medical and life insurance coverage for two years following his termination of employment. Commencing in 2008, Berkshire Bank assisted Mr. Daly in purchasing a supplemental disability policy owned by Mr. Daly. In the event of his disability, Mr. Daly will receive compensation under the long-term disability policy maintained by the Bank and the supplemental policy owned by Mr. Daly. Under his supplemental retirement arrangement with the Bank, if Mr. Daly separates from service due to disability, he will receive the normal retirement benefit, regardless of his age at the time of separation from service. Mr. Daly has elected to receive his normal or early retirement benefit in the form of an actuarially equivalent lump sum payment. The agreement provides that benefit payments will commence not later than 60 days following Mr. Daly’s separation from service. The above table does not include amounts that are vested as of December 31, 2017 since the present value of the vested benefit as of December 31, 2017 is set forth in the table presented above under “— Pension Benefits.”

Upon termination due to disability, outstanding stock options granted pursuant to our equity incentive plans automatically vest and remain exercisable until the earlier of one year from the date of termination due to disability or the expiration date of the stock options. Restricted stock awards also vest in full upon termination due to disability.
To supplement the Bank’s disability programs, the Bank implemented a long-term care insurance plan (“LTC Plan”) in 2015. Mr. Daly and his spouse participate in the LTC Plan. Mr. Daly and his spouse are fully vested in the LTC Plan. Once vested, an executive and his spouse are generally eligible for long-term care benefits during their lifetime, at no cost to the covered individual, and with the Bank paying the cost of such coverage.
(6)
Under his employment agreement, in the event of Mr. Daly’s death, his estate is entitled to receive his base salary for an additional six months. Additionally, his dependents’ medical coverage will be paid for six months.

Under his supplemental retirement arrangement with the Bank, if Mr. Daly dies while employed by the Bank, his estate will receive the normal retirement benefit, regardless of his age at the time of death. Mr. Daly has elected to receive his normal or early retirement benefit in the form of an actuarially equivalent lump sum payment. The agreement provides that benefit payments will commence not later than 60 days following Mr. Daly’s separation from service. The above table does not include amounts that are vested as of December 31, 2017 since the present value of the vested benefit as of December 31, 2017 is set forth in the table presented above under “— Pension Benefits.”
Upon termination due to death, outstanding stock options granted pursuant to our equity plans automatically vest and remain exercisable until the earlier of one year from the date of death or the expiration date of the stock options. The Named Executive Officers do not hold any stock options. Restricted stock awards also vest in full upon death.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Executive Compensation
The following table provides the estimated amount of compensation payable to Messrs. Moses, Marotta, Gray and Bacigalupo upon their termination of employment in connection with a change in control.
	James M. Moses(1)	Richard M. Marotta(1)(7)	Sean A. Gray(2)(7)	George F. Bacigalupo(1)
Cash severance	$1,470,000	$2,362,500	$2,466,318	$1,530,000
In-kind benefits	$46,944	$46,944	$64,368	$47,988
Restricted stock vesting(3)	180,182	$985,492	$776,908	$1,067,805
SERP(4)	—	$1,000,000	—	—
Tax Indemnity(5)	—	—	$1,199,815	—
280G Cut-Back(6)	$(123,154)	—	—	$(456,524)
(1)
The change in control agreements entered into with Messrs. Moses, Marotta and Bacigalupo provide that upon an involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) in connection with or following a change in control of the Company or the Bank, the executive would be entitled to a cash severance payment equal to three times base salary and cash incentive, plus the annual cash incentive pro-rated through the date of termination, and life insurance and non-taxable medical and dental coverage substantially identical to the coverage maintained for the executive prior to termination of employment for 36 months following termination of employment, with the executive paying his or her share of the premiums. Severance payments will be reduced to avoid liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments” only if such reduction will result in the executive receiving a greater total payment as measured on an after-tax basis.

(2)
Mr. Gray’s change in control agreement provides that upon an involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) following a change in control of the Company or the Bank, the executive would be entitled to a cash severance payment equal to three times his average annual compensation for the five years preceding the change in control, and life insurance and non-taxable medical, dental and disability coverage substantially identical to the coverage maintained for the executive prior to his termination of employment for 36 months following his termination of employment. Mr. Gray would also be entitled to receive a tax indemnification payment if payments under the change in control agreement trigger liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments.”

(3)
In the event of a change in control of the Company or the Bank, outstanding stock options and restricted stock awards granted pursuant to our equity plans automatically vest.

(4)
In June 2016, Mr. Marotta and the Bank entered into a supplemental executive retirement plan agreement. The agreement provides that upon an involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreement) in connection with or following a change in control of the Company or the Bank, death or disability, the executive would become entitled to a payment in the amount of  $1 million. The executive’s benefit is subject to a four year vesting schedule, with twenty-five percent (25%) of the account vesting each year, commencing on July 1, 2017. Consequently, the executive’s account is twenty-five percent (25%) vested as of December 31, 2017.

(5)
Beginning in 2009, the Company determined that it would no longer enter into change in control agreements that provide for a gross-up for any taxes as a result of   “excess parachute payments” under Section 280G of the Code. Mr. Gray’s change in control agreement was entered into before the Company adopted this position.

(6)
Pursuant to the terms of Messrs. Moses, Marotta and Bacigalupo’s change in control agreements, the executive’s cash severance will be reduced to the limitation under Section 280G of the Code only if this will result in the executive receiving a greater total payment measured on an after-tax basis. For Mr. Marotta, the amount shown was not reduced to the limitation under Section 280G of the Code since Mr. Marotta would receive a greater total payment after paying a 20% tax penalty under Sections 280G and 4999 of the Code, in the estimated amount of   $598,577 and applicable federal and state income taxes as compared to the cash severance the executive would receive, as measured on an after-tax basis, if the amount was reduced to the limitation under Section 280G of the Code. Messrs. Moses and Bacigalupo’s payments were reduced to the limitation under Section 280G of the Code since this resulted in a greater total payment as measured on an after-tax basis.

(7)
To supplement the Bank’s disability programs, the Bank implemented an LTC Plan in 2015. Messrs. Gray and Marotta participate in the LTC Plan. Messrs. Gray and Marotta will become vested upon the earliest of  (i) the executive attaining age 62 with ten years of service; (ii) the executive attaining age 55 with 20 years of service; (iii) a change in control; (iv) or disability. Once vested, an individual and his spouse are generally eligible for long-term care benefits during their lifetime, at no cost to the covered individual, and with the Bank paying the cost of such coverage. The above table does not reflect the value of such continued coverage.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Executive Compensation
CEO Pay Ratio
In accordance with the applicable provisions of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of all employees of the Company and the annual total compensation of our CEO.
For 2017, our median annual total compensation for all employees other than our CEO was $54,599. The annual total compensation for our CEO for the same period was $3,549,851. The ratio of our CEO’s compensation to the median employee’s compensation was 65 to 1.
We identified our median employee using our entire workforce as of December 31, 2017. We included all employees, whether employed on a full-time, part-time or seasonal basis. In October 2017, we completed our acquisition of Commerce Bank & Trust Company (“Commerce”), and we annualized the compensation of the former Commerce employees that became our employees. We included all employees, whether employed on a full-time, part-time or seasonal basis. No full-time equivalent adjustments were made for part-time employees.
We determined the annual total compensation for our median employee based on total cash compensation, which included base pay, commissions and bonuses. With regard to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included in this Proxy Statement.
SEC rules for identifying the median employee allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

BERKSHIRE HILLS BANCORP, INC. | 2018 Proxy Statement

Proposal 6:
Ratification of the Appointment of the
Independent Registered Public Accounting Firm
The Board of Directors recommends ratification of the Audit Committee’s appointment of Crowe Horwath LLP as our independent registered public accounting firm for fiscal year 2018.
Background. The Company’s independent registered public accounting firm (“Accounting Firm”) for the year ended December 31, 2017 was Crowe Horwath LLP (“Crowe”). The Audit Committee has appointed Crowe as the independent registered public accounting firm for the year ending December 31, 2018, subject to ratification by the shareholders at the annual meeting. A representative of Crowe is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should they desire to do so.
Shareholder ratification of the appointment of Crowe is not required by the Company’s bylaws or otherwise. However, the Board of Directors is submitting the appointment of the Accounting Firm to the shareholders for ratification as a matter of good corporate practice. If the ratification of the appointment of the firm is not approved by a majority of the votes cast by shareholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2018 FISCAL YEAR.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 6: Ratification of the Appointment of the Independent Registered Public
Accounting Firm  • Audit Committee Pre-Approval Policies and Procedures
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee is responsible for selecting and managing compensation of the accounting firm and overseeing its work. The Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the Accounting Firm. This process is intended to ensure that the accounting firm does not provide any non-audit services that are prohibited by law or regulation. Requests for services by the Accounting Firm must be specific as to the particular services to be provided for compliance with the auditor services policy. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the years ended December 31, 2017 and 2016, respectively, all services were approved, in advance, by the Audit Committee in compliance with these procedures.
In 2017, the Audit Committee, with management’s assistance, conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. As a result of this process, on August 3rd, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm. The dismissal of PwC was approved by the Audit Committee and became effective on August 9, 2017, immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2017.
PwC’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2016 and December 31, 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the two fiscal years ended December 31, 2016 and the subsequent interim period through August 9, 2017, there were (i) no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
On August 3, 2017, the Audit Committee selected Crowe as the Company’s independent registered public accounting firm, effective August 10, 2017. During the two fiscal years ended December 31, 2016 and the subsequent interim period preceding the selection of Crowe, the Company did not consult with Crowe regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements, and Crowe did not provide any written report or oral advice that Crowe concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue; or (3) any matter that was either the subject of a disagreement with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or the subject of a reportable event.
Audit Fees
The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2017 and 2016, respectively, by Crowe and PwC. Due to the change in the auditor engagement, the fees in 2017 include fees from both firms, as noted.
Fees	2017	2016
Audit Fees(1)	$981,350	$954,163
Audit-Related Fees(2)	$374,900	$688,174
Tax Fees(3)	$368,925	$196,974
All Other Fees	—	—
(1)
Includes fees for audit of the financial statements and internal control over financial reporting, as well as quarterly reviews. In 2017, includes $786,650 for Crowe and $194,700 for PwC.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 6: Ratification of the Appointment of the Independent Registered Public
Accounting Firm  • Audit Committee Report
(2)
Fees in 2017 relate to purchase accounting related to Commerce Bancshares Corp., HUD and 401(k) plan audits, system conversion reviews, and review of the Forms S-4 and amended registration statements relating to the public common stock offering and the Commerce Bancshares Corp. acquisition. In 2017, fees include $200,000 for Crowe and $174,900 for PwC. Fees in 2016 relate to purchase accounting surrounding the First Choice Bank/First Choice Loan Services Inc., 44 Business Capital, LLC, and Ronald N. Lazzaro, P.C. acquisitions, HUD and 401(k) plan audits, system conversion reviews, and review of the Form S-4 and amended registration statements relating to the First Choice Bank acquisition.

(3)
Fees in 2017 and 2016 consist of tax return and estimated payment preparation services, as well as an analysis on changes in federal income tax rules and potential tax refunds. In 2017, fees include $343,900 for Crowe and $25,025 for PwC.

Audit Committee Report
The Company’s management is responsible for the Company’s internal controls and financial reporting process, and for preparing the Company’s consolidated financial statements (“financial statements”). The Company’s independent registered public accounting firm performs an independent audit of the financial statements and issues an opinion on the fair presentation of those financial statements in conformity with generally accepted accounting principles. The Accounting Firm also issues an opinion on the Company’s internal control over financial reporting based on criteria issued by the Committee on Sponsoring Organizations of the Treadway Commission. The Audit Committee meets with the Accounting Firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.
In this context, the Audit Committee reviewed and discussed the financial statements with management. Management has represented that these statements were prepared in accordance with generally accepted accounting principles and provided its Report on Internal Control over Financial Reporting, as well as the certifications of the CEO and CFO.
The Audit Committee has reviewed and discussed the financial statements with the Accounting Firm, and has discussed matters required to be discussed under the applicable standards of Public Company Accounting Oversight Board, including Auditing Standard No. 1301, Communications with Audit Committees. These matters include the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee also discussed with the Accounting Firm the overall scope and plans for its audit.
The Audit Committee has received and discussed the written disclosures and the letter from the Accounting Firm as required by the Public Company Accounting Oversight Board regarding the Accounting Firm’s communications with the Committee concerning the Accounting Firm’s independence. The Audit Committee considered, among other factors, the non-audit services provided by the Accounting Firm, in concluding that the firm is independent.
In performing all of these functions, the Audit Committee acts only in an oversight capacity. It relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the Accounting Firm that, in its report, expresses an opinion on the fairness and conformity of the financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s processes do not assure that the Company’s financial statements are presented fairly in accordance with generally accepted accounting principles, that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards or that the Accounting Firm is “independent.”

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Proposal 6: Ratification of the Appointment of the Independent Registered Public
Accounting Firm  • Audit Committee Report
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to shareholder ratification, the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
Audit Committee of the Board of Directors of Berkshire Hills Bancorp, Inc.
Paul T. Bossidy, Chair
David M. Brunelle
J. Williar Dunlaevy
Richard J. Murphy
Patrick J. Sheehan

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Additional Information
Stock Ownership
Five-Percent Shareholders
The following table provides information as of March 22, 2018, with respect to persons known by the Company to be the beneficial owners of 5% or more of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which they have, directly or indirectly, sole or shared voting or investing power. Percentages are based on 45,360,369 shares outstanding at March 22, 2018.
Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding
David G. Massad, Sr. 14 Jefferson Road Westborough, Massachusetts 01581	4,357,344(1)	9.6%
Dimensional Fund Advisors LP Palisades West Building One 6300 Bee Cave Road Austin, Texas 78746	3,393,345(2)	7.5%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	3,117,324(3)	6.9%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	2,697,100(4)	5.9%
(1)
Based on information contained in a Schedule 13D filed with the U.S. Securities and Exchange Commission on October 23, 2017.

(2)
Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 9, 2018.

(3)
Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 12, 2018.

(4)
Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on January 29, 2018.

Stock Ownership of Directors and Executive Officers
The following table provides information about the shares of Company common stock that are owned by each director or nominee for director of the Company, by NEOs and the aggregate number of shares owned by all directors, nominees for director and Named Executive Officers as a group as of March 22, 2018. A person may be considered to own any shares of common stock over which they have, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown and none of the shares has been pledged. The number of shares and options exercisable within 60 days owned by all directors, nominees for director and Named Executive Officers as a group totaled 1.6% of our outstanding common stock as of March 22, 2018. Each director, nominee for director, and Named Executive Officer owned less than 1.0% of our outstanding common stock as of that date. Percentages are based on 45,360,369 shares outstanding at March 22, 2018. The address of each individual is 60 State Street, Boston, Massachusetts 01209.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Additional Information • Stock Ownership of Directors and Executive Officers
Name	Number of Shares Owned (Excluding Options)(1)	Options Exercisable Within 60 Days	Total
Directors
Paul T. Bossidy	10,886	—	10,886
David M. Brunelle	993	—	993
Robert M. Curley	17,597	—	17,597
Michael P. Daly	161,984(2)(3)	—	161,984
John B. Davies	29,253(4)	—	29,253
J. Williar Dunlaevy	77,198(5)	—	77,198
Cornelius D. Mahoney	18,512	—	18,512
Pamela A. Massad	78,141	—	78,141
Laurie Norton Moffatt	6,689	—	6,689
Richard J. Murphy	13,891	—	13,891
William J. Ryan	18,362	—	18,362
Patrick J. Sheehan	104,835(6)	—	104,835
D. Jeffrey Templeton	25,428	—	25,428
Named Executive Officers Who Are Not Directors
James M. Moses	4,875	—	4,875
Richard M. Marotta	46,603	—	46,603
Sean A. Gray	52,743	—	52,743
George F. Bacigalupo	38,248	—	38,248
All Named Executive Officers and Directors, and Nominees for Director as a Group (17 persons)	706,238	—	706,238
(1)
This column includes the following shares held in trust for such directors and Named Executive Officers:

Name	Shares of Granted but Unvested Restricted Stock Held In Trust	Shares Held In Trust in the Berkshire Bank 401(k) Plan
Paul T. Bossidy	2,007	—
David M. Brunelle	930	—
Robert M. Curley	2,007	—
Michael P. Daly	19,040	34,708
John B. Davies	2,007	—
J. Williar Dunlaevy	2,007	—
Cornelius D. Mahoney	2,007	—
Pamela A. Massad	930	—
Laurie Norton Moffatt	2,007	—
Richard J. Murphy	2,007	—
William J. Ryan	2,007	—
Patrick J. Sheehan	2,007	—
D. Jeffrey Templeton	2,007	—
James M. Moses	4,297	—
Richard M. Marotta	9,977	621
Sean A. Gray	7,828	1,945
George F. Bacigalupo	17,761	389
(2)
Mr. Daly currently has pledged 21,740 shares of his ownership in Company common stock (based on the Company’s closing stock price on March 21, 2018) and has received an exception from the Corporate Governance/Nominating Committee with respect to this transaction.

(3)
Includes 1,025 shares held jointly with Mr. Daly’s mother.

(4)
Includes 11,275 shares held in Mr. Davies’ individual retirement account.

(5)
Includes 5,226 shares held in Mr. Dunlaevy’s individual retirement account.

(6)
Includes 91,412 shares held by a Living Trust, 7,360 shares held by a Family Trust, 2,308 shares held by Mr. Sheehan’s children and 130 shares held by Mr. Sheehan’s ex-spouse, which he controls.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Additional Information • Who Can Vote at the Meeting
Information About Voting
Who Can Vote at the Meeting
You are entitled to vote the shares of Berkshire’s common stock that you owned as of the close of business on March 22, 2018. As of the close of business on March 22, 2018, a total of 45,360,369 shares of Company common stock was outstanding. Each share of common stock has one vote.
The Company’s Certificate of Incorporation provides that a record owner of the Company’s common stock who beneficially owns, either directly or indirectly, in excess of 10% of the Company’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit. To our knowledge, there are no such record owners as March 22, 2018.
Ownership of Shares; Attending the Meeting
You may own shares of Berkshire Hills in one of the following ways:
•
Directly in your name as the shareholder of record;

•
Indirectly through a broker, bank or other holder of record in “street name”; or

•
Indirectly in the Berkshire Hills Bancorp, Inc. Stock Fund of our 401(k) Plan, or through the trust that holds restricted stock awards issued to directors and employees under our equity plans.

If your shares are registered directly in your name, you are the holder of record of these shares. As the holder of record, you have the right to give your proxy directly to us, either through voting by mail, the Internet, or telephone, or to vote in person at the meeting. If you wish to vote at the meeting, you will need to bring proof of identity.
If you hold your shares indirectly in street name, your broker, bank or other nominee is the holder of record and you are the beneficial owner of the shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote by filling out a voting instruction form. Your broker, bank or other nominee may allow you to provide voting instructions by telephone or by the Internet in addition to by mail. Please see the form provided by your broker, bank or other nominee.
If you hold your shares indirectly in street name and wish to attend the meeting, you will need to bring proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Berkshire’s common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or nominee who is the record holder of your shares. You will also need to bring proof of identity to vote at the meeting.
Quorum and Vote Required
Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.
At this year’s annual meeting, shareholders will elect certain directors as proposed. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. However, if a director is elected by a plurality but less than a majority of the votes cast for such director, such director must submit their resignation to the Board of Directors, which resignation may then be accepted or rejected by the Board following a review by the Corporate Governance/Nominating Committee.
In voting on the proposal to amend the Certificate of Incorporation to increase the authorized common stock from 50 million shares to 100 million shares, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the proposal, the affirmative vote of a majority of the outstanding common stock entitled to be cast at the annual meeting is required.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Additional Information • Quorum and Vote Required
In voting on the proposal to amend the Certificate of Incorporation to increase the authorized preferred stock from 1 million shares to 2 million shares, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the proposal, the affirmative vote of a majority of the outstanding shares of common stock entitled to be cast at the annual meeting is required.
In voting on the proposal to approve the Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan, you may vote in favor of the proposal, against the proposal or abstain from voting. To approve the proposal, the affirmative vote of a majority of the votes cast at the annual meeting is required.
In voting on the non-binding proposal to give advisory approval of our executive compensation, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the proposal, the affirmative vote of a majority of the votes cast at the annual meeting is required. While this vote is required by law, it will neither be binding on us or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on us or the Board of Directors.
In voting on the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Crowe as our independent registered public accounting firm for fiscal year 2018, the affirmative vote of a majority of the votes cast at the annual meeting is required.
Routine and Non-Routine Proposals. Applicable rules determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. The NYSE allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. The NYSE currently considers the ratification of our independent auditors (Proposal 6) as a routine matter. Your broker, therefore, may vote your shares in its discretion on this routine matter if you do not instruct your broker how to vote on it. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. The NYSE does not consider the amendment of a company’s organizing documents, the election of directors or compensation matters to be routine (Proposals 1, 2, 3, 4 and 5). Therefore, brokers holding shares for their customers will not have the ability to cast votes with respect to the election of directors, amendments to the Certificate of Incorporation, approval of the 2018 Equity Incentive Plan and the Company’s executive compensation, unless they have received instructions from their customers. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these non-routine matters is counted.
How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. A broker non-vote occurs when a broker returns a proxy to the Company and the proxy reflects a vote on routine Company proposals but does not reflect a vote on non-routine Company proposals. Broker non-votes will be counted to determine the existence of a quorum.
In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.
With respect to the proposals to amend the Certificate of Incorporation, broker non-votes and abstentions will be equivalent to a vote against the proposal.
In counting votes on the proposals to approve of the 2018 Equity Incentive Plan, to give advisory approval of our executive compensation and to ratify the selection of the independent registered public accounting firm, we will not count abstentions or broker non-votes as votes cast on these proposals. Therefore, abstentions and broker non-votes will have no impact on the outcome of these proposals.
Solicitation of Proxies. The Company will bear the entire cost of soliciting proxies from you. In addition, we will request that banks, brokers and other holders of record send notice of the annual meeting to the beneficial owners of Berkshire Hills Bancorp, Inc. common stock and secure their voting instructions, if necessary.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Additional Information • How to Vote
How to Vote
We are making our proxy materials available to our shareholders on the Internet. You may read, print and download our 2017 Annual Report to Shareholders and our proxy statement at www.proxyvote.com or through the Investor Relations tab of our website at ir.berkshirebank.com. On April 6, 2018, we began mailing a notice to shareholders containing instructions on how to access our proxy materials and vote online. On an ongoing basis, shareholders may request to receive proxy materials in printed form by mail or electronically by email. Requests for printed copies of materials must be received by May 7, 2018.
You may vote your shares by Internet, by telephone, by regular mail or in person at the annual meeting. Each of these voting options is described in the notice or in the proxy materials. You should vote using the Internet or telephone voting options — or request, complete and return a paper proxy card — in order to ensure that your vote is counted at the annual meeting, or at any adjournment of the annual meeting, regardless of whether you plan to attend. If you return an executed proxy card without marking your instructions, your executed proxy card will be voted “FOR” the election of each of the director nominees named in this proxy statement under Proposal 1, “FOR” each of the amendments to the Certificate of Incorporation, “FOR” the 2018 Equity Incentive Plan, “FOR” the advisory, non-binding resolution to approve our executive compensation as described in this proxy statement, and “FOR” the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for fiscal year 2018.
To access your proxy materials and vote online, please visit www.proxyvote.com and follow the on-screen instructions. The notice previously provided to you contains the necessary codes required to access materials and vote online or by telephone. If you wish to vote by telephone, please call 1-800-690-6903using a touch-tone phone and follow the prompted instructions. You may also vote by mail by requesting a paper proxy card using the instructions provided in the notice. Finally, you may vote in person at the annual meeting.
If you hold your shares indirectly in street name, your broker, bank or other nominee is the holder of record and you are the beneficial owner of the shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote by filling out a voting instruction form. Your broker, bank or other nominee may allow you to provide voting instructions by telephone or by the Internet in addition to by mail. Please see the form provided by your broker, bank or other nominee.
If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named as proxies will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided such new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.
You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy. You may advise the Company’s Corporate Secretary of your revocation in writing to Berkshire Hills Bancorp, Inc. at 24 North Street, P.O. Box 1308, Pittsfield, Massachusetts 01202-1308, in care of Wm. Gordon Prescott, Corporate Secretary.
Holders of Non-Vested Restricted Stock Awards. If you have been granted a restricted stock award under the 2011 Equity Incentive Plan, or 2013 Equity Incentive Plan (collectively referred to as the “Equity Plan”), you have received a notice containing instructions on how to access these proxy materials and how to vote your unvested shares of Berkshire’s common stock subject to the restricted stock award under the Equity Plan. The notice also provides instructions on how you can request a paper copy of these proxy materials and a proxy card. Under the terms of the Equity Plan, a participant is entitled to direct the trustee how to vote the unvested shares of restricted Berkshire’s common stock awarded to him or her. The trustee will vote

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Additional Information • Section 16(a) Beneficial Ownership Reporting Compliance
the shares of Berkshire’s common stock held in the Equity Plan Trust in accordance with instructions it receives from you and other stock award recipients. The trustee will vote all shares for which it does not receive timely instructions from stock award recipients in the same proportion for which the trustee received voting instructions. Your voting instructions must be received by May 10, 2018.
Participants in the Berkshire Bank 401(k) Plan. If you invest in Berkshire ‘s common stock through the Berkshire Hills Bancorp Stock Fund in our 401(k) Plan, you have received a notice containing instructions on how to access these proxy materials and how to vote all shares you may vote under the 401(k) plan. The notice also provides instructions on how you can request a paper copy of these proxy materials and a proxy card. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares in the Berkshire Hills Bancorp, Inc. Stock Fund credited to their account. The trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which the trustee received voting instructions. Your voting instructions must be received by May 10, 2018.
Other Information Relating to Directors and Executive Officers
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.
Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2017.
Transactions with Related Persons
The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore generally prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors of the Bank at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.
Pursuant to the Company’s Audit Committee Charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. For the 2018 fiscal year, the Company was not engaged in any transactions with related persons of a type or in such amount that was required to be disclosed pursuant to applicable Securities and Exchange Commission rules and regulations, except as described in the next paragraph.
The Company has an executive relocation policy for the benefit of eligible executives who transfer locations, at our request, to a location that is more than fifty (50) miles from their current principal place of employment. Pursuant to the terms of the policy, and in connection with the relocation of the Company’s headquarters from Pittsfield, Massachusetts to Boston, Massachusetts, the Compensation Committee

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Additional Information • Procedures Governing Related Persons Transactions
approved the Company’s purchase of the CEO’s principal residence at fair market value. As provided in the policy, the fair market value of the principal residence was determined by averaging the appraised value of the property as determined by two independent appraisers. The Company purchased the CEO’s residence for $1,065,000 in 2017.
Also, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and their related interests, exceeds $500,000 and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Company’s General Counsel. Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.
Procedures Governing Related Persons Transactions
We maintain Procedures Governing Related Person Transactions, which are a written set of procedures for the review and approval of transactions involving related persons. Under these procedures, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than 5% of any outstanding class of the voting securities of the Company or immediate family members or certain affiliated entities of any of the foregoing persons.
Transactions covered by the procedures consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:
•
the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;

•
the Company is, will, or may be expected to be a participant; and

•
any related person has or will have a direct or indirect material interest.

The procedures exclude certain transactions, including:
•
any compensation paid to an executive officer of the Company if such compensation is disclosed according to the proxy rules of the Securities and Exchange Commission or the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•
any compensation paid to a director of the Company if such compensation is disclosed according to the proxy rules of the Securities and Exchange Commission;

•
any transaction with a related person involving the extension of credit provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties. However, loans on nonaccrual status or that are past due, restructured or potential problem loans are not considered excluded transactions;

•
any transaction with a related person in which the amounts due from the related person are for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments and for other transactions in the ordinary course of business;

•
any transaction with a related person in which the rates or charges involved are determined by competitive bids;

•
any transaction with a related person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services;

•
any transaction with a related person involving the rendering of services as a common or contract carrier or public utility, at rates or charges fixed in conformity with law or governmental authority; and

•
any transaction in which the interest of the related person arises solely from the ownership of a class of equity securities and all holders of that class of equity services received the same benefit on a pro rata basis.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Additional Information • Procedures Governing Related Persons Transactions
Related person transactions will be reviewed by the Audit Committee. In connection with its review, the Audit Committee will consider all relevant factors, including:
•
whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•
the size of the transaction and the amount of consideration payable to the related person;

•
the nature of the interest of the related person;

•
whether the transaction may involve a conflict of interest as defined in the Company’s Code of Business Conduct; and

•
whether the transaction involves the provision of goods and services to the Company that are available and from unaffiliated third parties.

For each periodic review of related persons transactions, the Audit Committee will determine if the transactions were fair, reasonable, and within Company policy and will recommend to the disinterested members of the Board of Directors that they should be ratified and approved or make such other recommendation to the Board of Directors as the Audit Committee deems appropriate. If any transaction recommended for ratification and approval by the Audit Committee is not ratified and approved by the Board of Directors, the Secretary of the Audit Committee will provide a report to the Audit Committee setting forth information about the Board’s actions.
Submission of Business Proposals and Shareholder Nominations
The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s 2019 annual meeting no later than December 7, 2018. If next year’s annual meeting is held on a date more than 30 calendar days from May 17, 2019, a shareholder proposal must be received by a reasonable time before the Company begins distribute its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.
The Company’s bylaws provide that, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the annual meeting. However, if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given to shareholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to shareholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained through the Investor Relations tab of our website at ir.berkshirebank.com.
Shareholder Communications
The Company encourages shareholder communications to the Board of Directors and/or individual directors. All communications from shareholders and other interested parties should be addressed to Berkshire Hills Bancorp, Inc., 24 North Street, P.O. Box 1308, Pittsfield, Massachusetts 01202-1308. Communications to the Board of Directors should be in the care of Wm. Gordon Prescott, Corporate Secretary. Communications to individual directors should be sent to such directors at the Company’s address. Shareholders who wish to communicate with a committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to William J. Ryan, the Chairman of the Board of Directors of the Company. The Corporate Governance/Nominating Committee determines, in its discretion, whether any communication sent to the full Board should be brought before the full Board.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Additional Information • Procedures Governing Related Persons Transactions
Miscellaneous
The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending notice of the annual meeting to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities. D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies for the 2018 Annual Meeting of Shareholders at a fee of approximately $11,000 plus associated costs and expenses.
The Company’s Annual Report to Shareholders is available at www.proxyvote.com and also through the Investor Relations tab of our website at ir.berkshirebank.com. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.
You and others who share your address may receive only one notice of the annual meeting at your address. This practice, known as “householding,” is designed to reduce our printing and postage costs.
This consolidated method of delivery will continue unless one or more of the shareholders listed at the same address notifies us that they would like to receive individual copies of proxy materials. Shareholders who participate in householding will continue to receive separate proxy cards or notices that include each shareholder’s unique control number for voting the shares held in each account. Registered shareholders who wish to discontinue householding and receive separate copies of proxy materials may notify Broadridge by calling 1-866-540-7095, or send a written request to our Corporate Secretary at the address of our principal office. Beneficial shareholders may request information about householding from your bank, broker or other holder of record.
Whether or not you plan to attend the annual meeting, please vote through the Internet, by telephone, or by requesting a paper proxy card.
Other Matters
The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the proxy statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Appendix A
Summary and Reconciliation of Certain Non-GAAP Financial Measures
This appendix contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). Non-GAAP performance measures are referred to as “adjusted” in the Company’s Annual Report on Form 10-K, and are identified either as “core” or “adjusted” in this document. These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition of the Company. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information, which is included in the Company’s Form 10-K. A reconciliation of non-GAAP financial measures to GAAP measures is provided below, as well as definitions for certain non-GAAP financial measures referenced in the proxy statement. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP adjusted earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP core earnings information set forth is not necessarily comparable to non-GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company’s GAAP financial information.
Terms referenced in the Company’s proxy statement that include non-GAAP financial measures
Core earnings (also referred to as core net income) is defined as GAAP net income less net non-core charges. Net non-core charges are the after-tax amount of revenues and expenses which are deemed by the Company as not related to normalized operations. These include net gains on sales of securities, net gains on the sale of business operations, losses recorded for hedge terminations, merger costs, restructuring costs, and designated dispute settlement costs. In 2017, these adjustments also included the writedown of the deferred tax assets due to the change in federal tax laws, and $3.4 million in investments in employees and communities which were made as a result of the tax law changes. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. Non-GAAP adjustments are presented net of an adjustment for income tax expense.
Core return on equity is defined as core net income as a percentage of total average shareholders’ equity.
Core return on assets is defined as core net income as a percentage of total average assets.
Core EPS is defined as core net income as a percentage of average diluted shares outstanding during the period.
Efficiency ratio is a non-GAAP measurement defined as adjusted non-interest expense as a percentage of adjusted total revenue, excluding also amortization of intangibles and reflecting tax credit adjustments.
The Company views measures related to core earnings as important to understanding its operating trends, particularly due to the impact of accounting standards related to merger and acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company’s performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry.
Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, and professional fees, and systems conversion costs. Restructuring costs primarily consist of the Company’s continued effort to create efficiencies in operations through calculated adjustments to the branch banking footprint. Expense adjustments include variable rate compensation related to non-operating items.
A-1
BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Appendix A
The following table summarizes the reconciliation of non-GAAP items recorded for the time periods indicated:
	At or For the Years Ended
(Dollars in thousands)	December 31, 2017	December 31, 2016	December 31, 2015
GAAP Net income	$55,247	$58,670	$49,518
Non-GAAP measures
Adj: Net gain on sale of securities and operations	(12,894)	(534)	(2,110)
Adj: Loss on termination of hedges	6,629	—	—
Adj: Acquisition related expenses	24,876	13,501	13,157
Adj: Restructuring and other expenses	6,682	2,260	4,454
Adj: Deferred tax writedown and related expense	21,545	—	—
Adj: Income taxes	(11,277)	(5,455)	(5,409)
Net non-operating charges	35,561	9,772	10,092
Core net income (non-GAAP)	$90,808	$68,442	$59,610
(dollars in millions, except share related data)
Total average assets – GAAP	$9,815	$7,958	$7,249
Total average shareholders’ equity – GAAP	1,244	911	805
Average diluted shares outstanding – GAAP (thousands)	39,695	31,167	28,564
Earnings per share, diluted	$1.39	$1.88	$1.73
Plus: Net adjustments per share, diluted	0.90	0.32	0.36
Core earnings per share, diluted	2.29	2.20	2.09
Performance Ratios
GAAP return on assets	0.56%	0.74%	0.68%
Core return on assets	0.93	0.86	0.82
GAAP return on equity	4.45	6.44	6.15
Core return on equity	7.31	7.51	7.40
Efficiency ratio	59.97	58.27	60.88
Supplementary Data (dollars in thousands)
Intangible amortization	3,493	2,927	3,563
Fully taxable equivalent income adjustment	11,227	8,098	6,354
A-2
BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Appendix B
Amendments to the Certificate of Incorporation to Increase the Authorized Common Stock from 50 Million to 100 Million Shares and Increase the Authorized Preferred Stock from 1 Million to 2 Million Shares
Proposed amendments to Article FOURTH, Section A of the Certificate of Incorporation to increase our authorized common stock from 50 million to 100 million shares and increase our authorized preferred stock from 1 million to 2 million shares are set forth below, with additions indicated in bold and underline and deletions indicated in strikethrough:
A.
The total number of shares of all classes of stock which the Corporation shall have authority to issue is ~~Fifty-one million (51,000,000)~~ One hundred and two million (102,000,000) consisting of:

1.
~~One million (1,000,000)~~ Two million (2,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock”); and

2.
~~Fifty million (50,000,000)~~ One hundred million (100,000,000) shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”).

B-1
BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Appendix C
Amendment to the Certificate of Incorporation to Increase the Authorized Common Stock from 50 Million to 100 Million Shares
Proposed amendment to Article FOURTH, Section A of the Certificate of Incorporation to increase our authorized common stock from 50 million to 100 million shares is set forth below, with additions indicated in bold and underline and deletions indicated in strikethrough:
A.
The total number of shares of all classes of stock which the Corporation shall have authority to issue is ~~Fifty-one million (51,000,000)~~ One hundred and one million (101,000,000) consisting of:

1.
One million (1,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock”); and

2.
~~Fifty million (50,000,000)~~ One hundred million (100,000,000) shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”).

C-1
BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Appendix D
Amendment to the Certificate of Incorporation to Increase the Authorized Preferred Stock from 1 Million to 2 Million Shares
Proposed amendment to Article FOURTH, Section A of the Certificate of Incorporation to increase our authorized preferred stock from 1 million to 2 million shares is set forth below, with additions indicated in bold and underline and deletions indicated in strikethrough:
B.
The total number of shares of all classes of stock which the Corporation shall have authority to issue is ~~Fifty-one million (51,000,000)~~ Fifty-two million (52,000,000) consisting of:

1.
~~One million (1,000,000)~~ Two million (2,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock”); and

2.
Fifty million (50,000,000) shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”).

D-1
BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Appendix E
BERKSHIRE HILLS BANCORP, INC.
2018 EQUITY INCENTIVE PLAN
ARTICLE 1 — GENERAL
Section 1.1   Purpose, Effective Date and Term.   The purpose of the Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Berkshire Hills Bancorp, Inc. (the “Company”), and its Subsidiaries, including Berkshire Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s shareholders through the ownership of additional common stock of the Company. The “Effective Date” of the Plan shall be the date the Plan satisfies the applicable shareholder approval requirements. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date.
Section 1.2   Administration.   The Plan shall be administered by the Compensation Committee of the Board (the “Committee”), in accordance with Section 5.1.
Section 1.3   Participation.   Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan. The grant of Awards shall be limited to Employees and Directors of the Company or any Subsidiary.
Section 1.4   Definitions.   Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.
ARTICLE 2 — AWARDS
Section 2.1   General.   Any Award under the Plan may be granted singularly or in combination with another Award (or Awards). Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to the Award and as evidenced in the Award Agreement. Subject to the provisions of Section 2.7, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include:
(a) Stock Options.   A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted (i) after the day immediately prior to the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board, whichever is earlier; or (ii) to a non-Employee. Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Appendix E
(b) Restricted Stock Awards. A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.
(c) Restricted Stock Units.   A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Company’s Stock multiplied by the number of Restricted Stock Units being settled.
(d) Performance Awards.   A Performance Award means an Award under Section 2.5 that is granted and will vest upon the achievement of one or more specified performance measures set forth in Section 2.5.
Section 2.2   Stock Options.
(a) Grant of Stock Options.   Each Stock Option shall be evidenced by an Award Agreement that shall specify (i) the number of Stock Options covered by the Award; (ii) the date of grant of the Stock Option; (iii) the vesting period or conditions to vesting; and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service, as the Committee may, in its discretion, prescribe.
(b) Terms and Conditions.   A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Shareholder). The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Shareholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of, or service provider to, an acquired entity. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, any required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.
(c) Prohibition of Cash Buy-Outs of Underwater Stock Options.   Under no circumstances will any underwater Stock Options which were granted under the Plan be bought back by the Company without shareholder approval.
Section 2.3   Restricted Stock Awards.
(a) Grant of Restricted Stock.   Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period; and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service, as the Committee may, in its discretion, prescribe. All Restricted Stock Awards shall be in the

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

Appendix E
form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either (x) registered in the name of the Participant and held by or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:
The Stock evidenced hereby is subject to the terms of an Award Agreement with Berkshire Hills Bancorp, Inc. dated [Date], made pursuant to the terms of the Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan, copies of which are on file at the executive offices of Berkshire Hills Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.
(b) Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:
(i) Dividends. Any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award shall be delayed and distributed to the Participant at the time that the Restricted Stock vests. The Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock vests. Similarly, no dividends shall be paid with respect to any Restricted Stock Awards subject to performance-based vesting conditions unless and until the Participant vests in the Restricted Stock Award. Upon the vesting of a performance-based Restricted Stock Award under Section 2.5, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived.
(ii) Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock and the voting rights shall be exercised by the Participant in his or her discretion.
(iii) Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.
(iv) The Committee may condition the vesting of Restricted Stock Awards upon the continued Service of the Participant and the conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable performance measures) need not be the same with respect to each recipient.

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Appendix E
Section 2.4   Restricted Stock Units.
(a) Grant of Restricted Stock Unit Awards.   Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall specify (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Units; (iii) the restriction period (or vesting period) or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services, as the Committee may, in its discretion, prescribe. Restricted Stock Unit Awards shall be paid in shares of Stock, or in the sole discretion of the Committee determined at the time of settlement, in cash or a combination of cash and shares of Stock.
(b) Terms and Conditions.   Each Restricted Stock Unit Award shall be subject to the following terms and conditions:
(i) A Restricted Stock Unit shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. The Committee shall impose any conditions and/or restrictions on any Restricted Stock Unit granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures set forth in Section 2.5(a) restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.
(ii) The Committee may condition the vesting of Restricted Stock Units upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has determined that the performance goals have been satisfied.
(iii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
(iv) A Participant shall have no voting rights with respect to any Restricted Stock Units. No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be paid on Restricted Stock Units. In such case, the Dividend Equivalent Right shall be paid at the same time as the shares subject to such Restricted Stock Unit are distributed to the Participant.
Section 2.5   Performance Awards.   The vesting of any Restricted Stock Award, Restricted Stock Unit or Stock Option may be subject to the achievement of one or more objective performance measures, in the sole discretion of the Committee.
(a) Performance Measures.   Performance measures may be based on any one or more of the following performance measurements or such other measurements in the sole discretion of the Committee:
(1)
basic earnings per share;

(2)
basic cash earnings per share;

(3)
diluted earnings per share;

(4)
core earnings per share;

(5)
diluted cash earnings per share;

(6)
net income or core net income;

(7)
cash earnings or dividend generation;

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Appendix E
(8)
net interest income;

(9)
non-interest income;

(10)
general and administrative expense to average assets ratio;

(11)
cash general and administrative expense to average assets ratio;

(12)
efficiency ratio;

(13)
cash efficiency ratio;

(14)
return on average assets or return on assets;

(15)
return on tangible average assets or return on tangible assets;

(16)
core return on average assets;

(17)
cash return on average assets;

(18)
return on average shareholders’ equity (total, common or preferred);

(19)
cash return on average shareholders’ equity;

(20)
core return on shareholders’ equity;

(21)
return on average tangible shareholders’ equity;

(22)
cash return on average tangible shareholders’ equity;

(23)
core earnings;

(24)
operating income;

(25)
operating efficiency;

(26)
core operating efficiency ratio;

(27)
net interest margin (which may be with purchased loan accretion and FTE adjustments);

(28)
growth in assets, loans (including home equity lines of credit), or deposits;

(29)
loan production volume;

(30)
non-performing loans, non-accruing loans to total loans, non-accruing and delinquent loans to total loans, all loans to total loans;

(31)
cash flow;

(32)
capital preservation (core or risk-based);

(33)
interest rate risk exposure-net portfolio value;

(34)
interest rate risk-sensitivity;

(35)
liquidity parameters, loans to deposits, excess borrowing capacity;

(36)
strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business/product expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;

(37)
stock price (including, but not limited to, growth measures and total shareholder return);

(38)
operating expense as a percentage of average assets;

(39)
core deposits as a percentage of total deposits;

(40)
net charge-off percentage;

(41)
average percentage past due;

(42)
classified assets to total assets;

(43)
compliance/audit exam findings;

(44)
capital ratio, total capital to risk-weighted assets, common equity tier 1 to risk weighted assets, tier 1 capital to risk weighted assets, tier 1 capital to assets;

(45)
management achievement of strategic plan goals;

(46)
system knowledge & utilization of core applications;

(47)
customer service survey;

(48)
expense management;

(49)
asset quality;

(50)
book value per share;

(51)
tangible book value per share;

(52)
non-performing loans to loans;

(53)
non-performing assets to assets;

(54)
net-charge off to average loans;

(55)
fee income to net interest and fee income;

(56)
fee income to revenue;

(57)
total revenue;

(58)
yield to cost by product;

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Appendix E
(59)
yield to cost by asset/liability class;

(60)
net interest spread;

(61)
cost of funds;

(62)
dividend payout ratio; or

(63)
any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the Award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing or determining any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) expenses incurred in connection with a merger, branch acquisition or similar transaction. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.
(b) Adjustments.   Pursuant to this Section 2.5, in certain circumstances the Committee may adjust performance measures. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.
(c) Treatment on Retirement.   Notwithstanding anything to the contrary herein, in the sole discretion of the Committee exercised at the time of grant of a Performance Award under this Section 2.5, in the event of Retirement of a Participant during the performance period, the Award Agreement may provide for the vesting of all or a portion of such Performance Award, so long as the vesting is not accelerated but shall occur at the end of the performance period, and will be prorated, based on the period of the Participant’s active employment and the level of achievement of the performance measures during the period of the Participant’s active employment.
Section 2.6   Vesting of Awards. The Committee shall specify the vesting schedule or conditions of each Award. At least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award. Unless the Committee specifies a different vesting schedule at the time of grant, Awards under the Plan (other than Performance Awards granted under Section 2.5) shall be granted with a vesting rate not exceeding thirty-three and one-third percent (33 1∕3%) per year, with the first installment vesting no earlier than the one year anniversary of the date of grant. If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee

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Appendix E
and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee or set forth in the Award Agreement, in the event of the Participant’s death, Disability, Retirement or Involuntary Termination following a Change in Control).
Section 2.7   Deferred Compensation.   If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.
Section 2.8   Prohibition Against Option Repricing.   Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s shareholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.
Section 2.9   Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:
(a) Upon a Participant’s Termination of Service for any reason other than due to Disability, death, Retirement or termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options may be exercised only for a period of three (3) months following termination and any Restricted Stock Award and Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.
(b) In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.
(c) Upon Termination of Service for reason of Disability or death, all Stock Options shall be exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, and all Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service. Stock Options may be exercised for a period of one year following Termination of Service due to death, Disability, Retirement or the remaining unexpired term of the Stock Option, if less; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three months of Termination of Service. In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one year following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement and any Stock Option, Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

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(d) Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.
(e) Notwithstanding the provisions of this Section 2.9, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards and Restricted Stock Units is as set forth in Article 4.
ARTICLE 3 — SHARES SUBJECT TO PLAN
Section 3.1   Available Shares.   The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.
Section 3.2   Share Limitations.
(a) Share Reserve.   Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to (i) 1,000,000 shares of Stock, plus (ii) the number of shares of Stock which have been reserved but not issued under the Company’s 2013 Equity Incentive Plan, which is estimated to be approximately 300,000, plus (iii) any shares of Stock returned to the Company’s 2013 Equity Incentive Plan after the effective date of this Plan as a result of expiration, cancellation, or forfeiture of awards issued under such plan, and shall be subject to adjustment as provided herein. As of the Effective Date of this Plan, no further grants will be made under the 2013 Equity Incentive Plan. Subject to the limitations set forth in this Section 3.2, Awards under the Plan may be made in any combination of shares of Restricted Stock Awards, Restricted Stock Units or Stock Options and all Awards may be granted as either Restricted Stock Awards, Restricted Stock Units or Stock Options, in the discretion of the Committee, and all Stock Options may be granted as Incentive Stock Options. The aggregate number of shares available for grant under the Plan and the number of shares of Stock subject to outstanding Awards shall be subject to adjustment as provided herein and in Section 3.4.
(b) Computation of Shares Available. For purposes of this Section 3.2, the number of shares of Stock available for the grant of additional Stock Options, Restricted Stock Awards or Restricted Stock Units shall be reduced by the number of shares of Stock previously granted, subject to the following: to the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the exercise price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of shares of Stock issued rather than by the net number of shares of Stock issued.
Section 3.3   Individual Share Limitations.
(a) Stock Options — Employees.   The maximum number of shares of Stock, in the aggregate, that may be covered by a Stock Option granted to any one Employee pursuant to Section 3.2 during any calendar year shall be one hundred and fifty thousand (150,000) shares.
(b) Restricted Stock Awards, Restricted Stock Units and Performance Awards — Employees. The maximum number of shares of Stock, in the aggregate, that may be subject to Restricted Stock Awards, Restricted Stock Units or Performance Awards granted during any calendar year to any one Employee under the Plan shall be a number equal to the quotient of  (i) $2,000,000 divided by (ii) the Fair Market Value of a share of Stock on the date of grant.

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Appendix E
(c) Stock Options, Restricted Stock Awards and Restricted Stock Units — Non-Employee Directors. The maximum number of shares of Stock, in the aggregate, that may be subject to Stock Options, Restricted Stock Awards or Restricted Stock Units granted to any one individual non-Employee Director during any calendar year shall be a number equal to the quotient of  (i) $100,000 divided by (ii) the Fair Market Value of a share of Stock for a grant of Restricted Stock Awards or Restricted Stock Units on the date of grant or, for Stock Options, the fair value on the date of grant as determined under applicable accounting standards.
(d) The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.
Section 3.4   Corporate Transactions.
(a) General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of  (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant; (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted Stock Awards and Restricted Stock Units; and (iii) the Exercise Price of Stock Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.
(b) Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceed the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder.

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Section 3.5   Delivery of Shares.   Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
(a) Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.
(b) Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.
ARTICLE 4 — CHANGE IN CONTROL
Section 4.1   Consequence of a Change in Control.   Subject to the provisions of Section 2.6 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan and set forth in the terms of any Award Agreement or as set forth in an employment, change in control or severance agreement entered into by and between the Company and/or the Bank and an Employee:
(a) At the time of an Involuntary Termination at or following a Change in Control, all Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following the Participant’s Involuntary Termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following such Involuntary Termination. To the extent not specified herein or in the Award Agreement, the Committee shall have the discretion to determine the treatment of outstanding unvested Awards, provided, however, that any such Awards will be deemed earned and shall vest if not assumed by a successor entity.
(b) At the time of an Involuntary Termination at or following Change in Control, all Awards of Restricted Stock described in Section 2.1(b) and Restricted Stock Units described in Section 2.1(c) shall become fully earned and vested immediately. Notwithstanding the above, any Awards, the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.
(c) In the event of a Change in Control, Performance Awards shall vest pro-rata based on the portion of the Plan Year occurring and at the actual level of the performance measures that have been achieved; however, if the performance measurements are not reasonably determinable as of the date of a Change in Control, Performance Awards will vest pro-rata at “target.”
Section 4.2   Definition of Change in Control. For purposes of this Agreement, the term “Change in Control” shall mean the consummation by the Company or the Bank, in a single transaction or series of related transactions, of any of the following:
(a) an event of a nature that would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act;
(b) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding Voting Securities, provided that, notwithstanding the foregoing and for all purposes of this Plan: (a) the term “Person” shall not include (1) the Company or any of its Subsidiaries, (2) an employee benefit plan of the Company or any of its Subsidiaries (including the Plan), and any trustee or other fiduciary holding securities under any such plan (but only with respect to securities held under any such plan), or (3) a corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership

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Appendix E
of Stock of the Company; (b) no Person shall be deemed the beneficial owner of any securities acquired by such Person in an Excluded Transaction; and (c) no Director or officer of the Company or any direct or indirect Subsidiary of the Company (or any affiliate of any such Director or officer) shall, by reason of any or all of such Directors or officers acting in their capacities as such, be deemed to beneficially own any securities beneficially owned by any other such Director or officer (or any affiliate thereof); or
(c) during any year, the Incumbent Directors cease to constitute a majority of the Whole Board; provided, however, that each Director who is first elected by the Board (or first nominated by the Board for election by the shareholders) by a vote of at least two-thirds (2∕3) of the Incumbent Directors shall be deemed to have also been an Incumbent Director at the beginning of such year; or
(d) a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other corporations or entities is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is an Excluded Transaction, or the shareholders of the Company approve a plan of complete liquidation of the Company, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company or any bank Subsidiary of the Company is consummated.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of a change in number of shares of Stock or Voting Securities then outstanding which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur. In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.
ARTICLE 5 — COMMITTEE
Section 5.1   Administration.   The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board (or if necessary to maintain compliance with the applicable list of standards, those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee. To the extent permitted by applicable law, the Board or Committee may also appoint a committee, composed of one or more senior executive officers of the Company, that may authorize Awards to Employees (who are not subject to Section 16 of the Exchange Act) within parameters specified by the Board or Committee and consistent with any limitations imposed by applicable law, the Committee or the Board.

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Section 5.2   Powers of Committee.   The administration of the Plan by the Committee shall be subject to the following:
(a) The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18 hereof), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards, to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A.
(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(c) The Committee will have the authority to define terms not otherwise defined herein.
(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.
(f) The Committee will have the authority to (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC (the “Blackout Period”); and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that such extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.
Section 5.3   Delegation by Committee.   Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board the authority to grant Awards under the Plan; or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (c) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.
Section 5.4   Information to be Furnished to Committee.   As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

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Section 5.5   Committee Action.   The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.
ARTICLE 6 — AMENDMENT AND TERMINATION
Section 6.1   General.   The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (i) materially increase the benefits accruing to Participants under the Plan; (ii) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4; or (iii) materially modify the requirements for participation in the Plan, unless the amendment under (i), (ii) or (iii) above is approved by the Company’s shareholders.
Section 6.2   Amendment to Conform to Law and Accounting Changes.   Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.6 to any Award granted under the Plan without further consideration or action.
ARTICLE 7 — GENERAL TERMS
Section 7.1   No Implied Rights.
(a) No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
(b) No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment or service, and selection as a Participant will not give any Participant the right to be retained in the employ of, or provided services to, the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

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(c) No Rights as a Shareholder.   Except as otherwise provided in the Plan or in the Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
Section 7.2   Transferability.   Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust; or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this subparagraph (iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.
Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant. A Restricted Stock Unit is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s Beneficiary.
Section 7.3   Designation of Beneficiaries.   A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.
Section 7.4   Non-Exclusivity.   Neither the adoption of this Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units or Stock Options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
Section 7.5   Award Agreement.   Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.
Section 7.6   Form and Time of Elections/Notification Under Code Section 83(b).   Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).
Section 7.7   Evidence.   Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.
Section 7.8   Tax Withholding.   Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount

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required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy an amount up to a Participant’s highest marginal tax rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor required for federal, state and local tax withholding by (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of  (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the tax withholding in an amount up to a Participant’s highest marginal rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to tax withholding requirements.
Section 7.9   Action by Company or Subsidiary.   Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.
Section 7.10   Successors.   All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.
Section 7.11   Indemnification.   To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.
Section 7.12   No Fractional Shares.   Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.
Section 7.13   Governing Law.   The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and

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state courts located nearest to the Company’s home office within the Commonwealth of Massachusetts, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
Section 7.14   Benefits Under Other Plans.   Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).
Section 7.15   Validity.   If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.
Section 7.16   Notice.   Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:
(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;
(b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or
(c) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.
In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.
Section 7.17   Forfeiture Events.   The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.
Section 7.18   Automatic Exercise.   In the sole discretion of the Committee exercised in accordance with Section 5.2(a) above, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the exercise price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the exercise price and any applicable minimum tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the exercise price and any applicable minimum tax withholding.

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Section 7.19   Regulatory Requirements.   The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.
Section 7.20   Clawback Policy.   If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.
In addition, Awards granted hereunder are subject to any clawback policy adopted by the Board from time to time.
ARTICLE 8 — DEFINED TERMS; CONSTRUCTION
Section 8.1   In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:
(a) “10% Shareholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.
(b) “Award” means any Stock Option, Restricted Stock, Restricted Stock Unit, Performance Award or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.
(c) “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan. The document is referred to as an agreement, regardless of whether a Participant’s signature is required.
(d) “Board” means the Board of Directors of the Company.
(e) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank’s Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of the Bank or the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.
(f) “Change in Control” has the meaning ascribed to it in Section 4.2.
(g) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
(h) [Reserved].
(i) “Director” means (i) a member of the board of directors of the Company or a Subsidiary; or (ii) a member of an advisory board to the board of directors of the Company or Subsidiary.
(j) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of  “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the

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Bank’s long-term disability plan, or in the absence of a long-term disability plan, in accordance with Code Section 409A. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.
(k) “Disinterested Board Member” means a member of the Board who (i) is not a current Employee of the Company or a Subsidiary; (ii) is not a former employee of the Company or a Subsidiary who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or a Subsidiary; (iv) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.
(l) “Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of Stock, as specified in the Award Agreement.
(m) “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.
(n) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.
(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(p) “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.
(q) “Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) if the Stock is not listed on a securities exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Code Section 409A.
(r) A termination of employment by an Employee shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:
(i) a material diminution in the Participant’s base compensation;
(ii) a material diminution in the Participant’s authority, duties or responsibilities;
(iii) a change in the geographic location at which the Participant must perform his duties that is more than twenty-five (25) miles from the location of the Participant’s principal workplace on the date of this Agreement; or

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(iv) in the event a Participant is a party to an employment, change in control or similar agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.
(s) “Immediate Family Member” means with respect to any Participant (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.
(t) “Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee Participant for Good Reason.
(u) “ISO” has the meaning ascribed to it in Section 2.1(a).
(v) “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee; or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.
(w) “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.
(x) “Performance Award” has the meaning ascribed to it in Sections 2.1(d) and 2.5.
(y) “Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.
(z) “Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.
(aa) “Restriction Period” has the meaning set forth in Section 2.4(b)(iii).
(bb) “Retirement” means retirement from employment with the Company or a Subsidiary in accordance with the then current retirement policies of the Company or Subsidiary, as applicable. “Retirement” with respect to a non-employee Director means the termination of service from the Board(s) of Directors of the Company and any Subsidiary following written notice to such Board(s) of Directors of the non-employee Directors intention to retire. Notwithstanding the foregoing, unless the Committee specifies otherwise at the time of an Award, an Employee who continues to serve on the Board following retirement as a Director or a Director who continues to serve as an advisory board member or director emeritus shall not be deemed to have terminated due to Retirement until both Service as an Employee and Director, or in the latter case, as a Director and advisory board member or director emeritus has terminated.
(cc) “SEC” means the United States Securities and Exchange Commission.
(dd) “Securities Act” means the Securities Act of 1933, as amended from time to time.
(ee) “Service” means service as an Employee or non-Employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.
(ff) “Stock” means the common stock of the Company, $0.01 par value per share.

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(gg) “Stock Option” has the meaning ascribed to it in Section 2.1(a) and 2.2.
(hh) “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.
(ii) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director) of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:
(i) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.
(ii) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).
(iii) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.
(iv) Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of  “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Company or Subsidiary and the Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.
(v) With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

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(jj) “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.
Section 8.2   In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:
(a) actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;
(b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;
(c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;
(d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
(e) “indications of time of day mean Eastern Time;
(f) “including” means “including, but not limited to”;
(g) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;
(h) all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;
(i) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;
(j) any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
(k) all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

BERKSHIRE HILLS BANCORP, INC. | 2018 PROXY STATEMENT

BERKSHIRE HILLS BANCORP, INC.C/O BROADRIDGEP.O. BOX 1342BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. Eastern Time on May 16, 2018 for shares held directlyand by 11:59 P.M. Eastern Time on May 10, 2018 for shares held in a Plan. Haveyour proxy card in hand when you access the website and follow the instructions toobtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxy cardsand annual reports electronically via e-mail or the Internet. To sign up for electronicdelivery, please follow the instructions above to vote using the Internet and,when prompted, indicate that you agree to receive or access proxy materialselectronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M.Eastern Time on May 16, 2018 for shares held directly and by 11:59 P.M. Eastern Timeon May 10, 2018 for shares held in a Plan. Have your proxy card in hand when youcall and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:E42813-P02100KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BERKSHIRE HILLS BANCORP, INC. To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR all the Director nominees listed in proposal 1 andFOR each of the other proposals listed. 1. To elect as directors the nominees named in theProxy Statement each to serve a one-year term oruntil their successors are duly elected and qualified. ForAllWithholdAllFor AllExcept Nominees:01) Paul T. Bossidy02) David M. Brunelle03) Robert M. Curley04) Michael P. Daly05) Cornelius D. Mahoney06) Pamela A. Massad07) Richard J. Murphy08) William J. Ryan09) D. Jeffrey Templeton For Against Abstain 2. To approve the proposed amendment to Berkshire's Certificate of Incorporation to Increase the Company's Authorized Common Stock from 50 Millionto 100 Million Shares. 3. To approve the proposed amendment to Berkshire's Certificate of Incorporation to Increase the Company's Authorized Preferred Stock from 1 Millionto 2 Million Shares. 4. To approve the Berkshire Hills Bancorp, Inc. 2018 Equity Incentive Plan.5. To consider a non-binding proposal to give advisory approval of Berkshire's executive compensation as described in the Proxy Statement. 6. To ratify the appointment of Crowe Horwath LLP as Berkshire's Independent Registered Public Accounting firm for fiscal year 2018. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:Notice of Annual Meeting, Proxy Statement, Form 10-K and Summary Annual Report are availableat www.proxyvote.com.E42814-P02100 BERKSHIRE HILLS BANCORP, INC.Annual Meeting of ShareholdersMay 17, 2018 10:00 a.m., local timeThis proxy is solicited by the Board of Directors The undersigned hereby appoints the official proxy committee of Berkshire Hills Bancorp, Inc. (the "Company"), consisting ofJ. Williar Dunlaevy, Laurie Norton Moffatt and Patrick J. Sheehan or any of them, with full powers of substitution in each, toact as proxy for the undersigned, and to vote all shares of common stock of the Company that the undersigned is entitled tovote only at the Annual Meeting of Shareholders to be held at the Berkshire Plaza Hotel, located at One West Street, Pittsfield,Massachusetts 01201 at 10:00 a.m., local time, on Thursday, May 17, 2018 and at any and all adjournments thereof, with allthe powers the undersigned would possess if personally present at such meeting as follows: This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated,will be voted "FOR" all the nominees for Directors listed in proposal 1 and "FOR" each of the other proposals listed. If any otherbusiness is presented at the Annual Meeting, including whether or not to adjourn this meeting, this proxy will be voted by theproxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the AnnualMeeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respectto the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) mattersincident to the conduct of the meeting. The undersigned acknowledges receipt from Berkshire Hills Bancorp, Inc. prior to the execution of this proxy of a Notice of theAnnual Meeting, Annual Report including audited financial statements and a Proxy Statement dated April 6, 2018.Continued and to be signed on reverse side